Exhibit 10.1

Execution Copy

FIFTH AMENDED AND RESTATED MASTER REPURCHASE AND SECURITIES CONTRACT

among

STARWOOD PROPERTY MORTGAGE SUB 2, L.L.C.,
a Delaware limited liability company

and

STARWOOD PROPERTY MORTGAGE SUB-2-A, L.L.C.,
a Delaware limited liability company,

as Sellers

and

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association,

as Buyer

Dated as of
September 16, 2016

TABLE OF CONTENTS

		Page

ARTICLE 1

APPLICABILITY

Section 1.01	Applicability	1

ARTICLE 2

DEFINITIONS AND INTERPRETATION

Section 2.01	Rules of Interpretation	37

ARTICLE 3

THE TRANSACTIONS

Section 3.01	Procedures	38
Section 3.02	Transfer of Purchased Assets; Servicing Rights	41
Section 3.03	Maximum Amount	41
Section 3.04	Early Repurchases; Mandatory Repurchases; Partial Prepayments	42
Section 3.05	Repurchase	42
Section 3.06	Payment of Price Differential and Fees	43
Section 3.07	Extension of the Maturity Date	44
Section 3.08	Payment, Transfer and Custody	45
Section 3.09	Repurchase Obligations Absolute	46
Section 3.10	Future Funding Transaction	46
Section 3.11	Additional Purchase Advance Transactions	48
Section 3.12	Increase Option	49

ARTICLE 4

MARGIN MAINTENANCE

Section 4.01	Margin Deficit	49

ARTICLE 5

APPLICATION OF INCOME

Section 5.01	Waterfall Account; Servicing Agreement Accounts	50

i

Section 12.07	Payment and Survival of Obligations	80

ARTICLE 13

INDEMNITY AND EXPENSES

Section 13.01	Indemnity	80
Section 13.02	Expenses	82

ARTICLE 14

INTENT

Section 14.01	Safe Harbor Treatment	82
Section 14.02	Liquidation	83
Section 14.03	Qualified Financial Contract	83
Section 14.04	Netting Contract	83
Section 14.05	Master Netting Agreement	83

ARTICLE 15

DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

ARTICLE 16

NO RELIANCE

ARTICLE 17

SERVICING

Section 17.01	Servicing Rights	85
Section 17.02	Accounts Related to Purchased Assets	85
Section 17.03	Servicing Reports	85
Section 17.04	Servicing Agreement Accounts	85

ARTICLE 18

MISCELLANEOUS

Section 18.01	Governing Law	85
Section 18.02	Submission to Jurisdiction; Service of Process	86
Section 18.03	IMPORTANT WAIVERS	86
Section 18.04	Integration	88
Section 18.05	Single Agreement	88

v

THIS FIFTH AMENDED AND RESTATED MASTER REPURCHASE AND SECURITIES CONTRACT, dated as of September 16, 2016 (this “Agreement”), is made by and among STARWOOD PROPERTY MORTGAGE SUB-2, L.L.C. (“Seller 2”), a Delaware limited liability company, and STARWOOD PROPERTY MORTGAGE SUB-2-A, L.L.C., a Delaware limited liability company (“Seller 2-A”, and together with Seller 2, individually and collectively as the context may require, “Seller”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”).

WHEREAS, Seller 2, Seller 2-A and Buyer entered into that certain Fourth Amended and Restated Master Repurchase and Securities Contract, dated as of August 3, 2015 (the “Fourth Amended and Restated Master Repurchase Agreement”).

WHEREAS, Seller 2, Seller 2-A and Buyer desire to amend and restate the Fourth Amended and Restated Master Repurchase Agreement upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, Seller 2, Seller 2-A and Buyer (each a “Party”) hereby agree that the Fourth Amended and Restated Master Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

ARTICLE 1

APPLICABILITY

Section 1.01          Applicability.  Subject to the terms and conditions of the Repurchase Documents, from time to time during the Funding Period and at the request of Seller, the Parties may enter into transactions in which Seller agrees to sell, transfer and assign to Buyer certain Assets and all related rights in, and interests related to, such Assets on a servicing released basis, against the transfer of funds by Buyer representing the Purchase Price for such Assets, with a simultaneous agreement by Buyer to transfer such Assets to Seller for subsequent repurchase on the related Repurchase Date, which date shall not be later than the Maturity Date applicable to such Purchased Asset, against the transfer of funds by Seller representing the Repurchase Price for such Assets.

ARTICLE 2

DEFINITIONS AND INTERPRETATION

“Accelerated Repurchase Date”:  Defined in Section 10.02.

“Account Control Agreement”:  A deposit account control agreement in favor of Buyer with respect to any bank account related to a Purchased Asset, substantially in the form attached as Exhibit G-1 hereto.

“Actual Knowledge”:  With respect to any Person, the actual knowledge of such Person without further inquiry or investigation; provided, that for the avoidance of doubt, with respect to Seller, Guarantor, Manager and the Intermediate Starwood Entities, such actual knowledge shall include the knowledge of all such Persons collectively and each of their respective employees, officers, directors and agents (and with respect to agents, solely to those agents who worked on the acquisition of the Assets or this Transaction) of any of them.

“Additional Purchase Advance”:  Defined in Section 3.11(a).

“Additional Purchase Advance Available Amount”: With respect to any proposed Additional Purchase Advance Transaction with respect to any Purchased Asset, the excess, if any, of (a) the Maximum Advance Purchase Price for such Purchased Asset as of the date of such proposed Additional Purchase Advance Transaction minus (b) the outstanding Purchase Price of such Purchased Asset as of such date.

“Additional Purchase Advance Transaction”:  Defined in Section 3.11(a).

“Affiliate”:  With respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person.

“Affiliated Hedge Counterparty”:  Buyer, or an Affiliate of Buyer, in its capacity as a party to any Interest Rate Protection Agreement with a Seller Party.

“Alternative Rate”:  A per annum rate based on an index approximating the behavior of LIBOR, as determined by Buyer.

“Anti-Terrorism Laws”:  Any Requirements of Law relating to money laundering or terrorism, including Executive Order 13224 signed into law on September 23, 2001, the regulations promulgated by the Office of Foreign Assets Control of the Treasury Department, and the PATRIOT Act.

“Applicable Percentage”:  For each Purchased Asset as of any date, the applicable percentage determined by Buyer for such Purchased Asset on the related Purchase Date and set forth in the Confirmation for such Purchased Asset, which shall be no higher than the Maximum Applicable Percentage.

“Appraisal”:  An appraisal of the related Mortgaged Property conducted by an Independent Appraiser in accordance with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, and, in addition, certified by such Independent Appraiser as having been prepared in accordance with the requirements of the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, addressed to (either directly or pursuant to a reliance letter in favor of Buyer or reliance language in such Appraisal running to the benefit of Buyer as a successor and/or assign) and reasonably satisfactory to Buyer.

“Approved Representation Exception”:  Any Representation Exception furnished by Seller to Buyer and approved by Buyer prior to the related Purchase Date including any Representation Exception attached to the Confirmation for any Purchased Asset.

“Asset”:  Any Whole Loan, Senior Interest or Subordinate Interest, the Mortgaged Property for which is included in the categories for Types of Mortgaged Property.

“Assignment and Acceptance”:  Defined in Section 18.08(c).

“Bailee”: With respect to any Transaction involving a Wet Mortgage Asset, (i) a national title insurance company or Sidley Austin LLP, or (ii) any other entity approved by Buyer, which may be a title company, escrow company or attorney in accordance with local law and practice in the appropriate jurisdiction of the related Wet Mortgage Asset.

“Bailee Agreement”:  As defined in the Custodial Agreement.

“Bankruptcy Code”:  Title 11 of the United States Code.

“Blank Assignment Documents”:  Defined in Section 6.02(j).

“Book Value”:  For each Purchased Asset, as of any date, an amount, as certified by Seller in the related Transaction Request and Confirmation, equal to the lesser of (a) the outstanding principal amount or par value thereof as of such date (after giving effect to any additional advances to the Underlying Obligor made by Seller pursuant to the Purchased Asset Documents on or prior to such date), and (b) the price that Seller initially paid or advanced in respect thereof plus any additional amounts advanced by Seller that were funded in connection with Seller’s future funding obligations under the related Purchased Asset Documents minus Principal Payments received by Seller and as further reduced by losses realized and write-downs taken by Seller, together with all other reductions in the unpaid balance due in connection with the related Whole Loan (including, with respect to any Senior Interest that is a participation, any reduction in the principal balance of the related Whole Loan that is allocable to such Senior Interest pursuant to the Senior Interest Documents).

“Business Day”:  Any day other than (a) a Saturday or a Sunday, (b) a day on which banks in the States of New York, Minnesota or North Carolina are authorized or obligated by law or executive order to be closed, (c) any day on which the New York Stock Exchange, the Federal Reserve Bank of New York or the Custodian is authorized or obligated by law or executive order to be closed, or (d) if the term “Business Day” is used in connection with the determination of LIBOR, a day on which dealings in Dollar deposits are not carried on in the London interbank market.

“Buyer”:  Wells Fargo Bank, National Association, in its capacity as Buyer under this Agreement and the other Repurchase Documents, together with its successors and permitted assigns.

“Buyer’s Margin Percentage”:  For any Purchased Asset as of any date, the percentage equivalent of the quotient obtained by dividing (a) one (1) by (b) the Applicable Percentage used to calculate the Purchase Price on the related Purchase Date.

“Capital Lease Obligations”:  With respect to any Person, the amount of all obligations of such Person to pay rent or other amounts under a lease of property to the extent and in the amount that such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Capital Stock”:  Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests (certificated or uncertificated) in any limited liability company, and any and all partnership or other equivalent interests in any partnership or limited partnership, and any and all warrants or options to purchase any of the foregoing.

“Cash Liquidity”:  With respect to Guarantor on any date, the amount of cash and cash equivalents (other than restricted cash) held by Guarantor and its direct or indirect Subsidiaries as of such date.

“Change of Control”:  The occurrence of any of the following events: (a) prior to an internalization of management by Guarantor, if Manager or its Affiliate is no longer the manager of Guarantor; (b) after such time as Guarantor is internally managed, any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a percentage of the total voting power of all classes of Capital Stock of Guarantor entitled to vote generally in the election of directors, of 20% or more; (c) prior to an internalization of management by Guarantor, any change in Control of Manager and/or Starwood Capital Group Global, L.P. from the Person or Persons who are directly or indirectly Controlling such entities on the date hereof; or (d) each of either Guarantor or the Intermediate Starwood Entities shall cease to own and control, of record and beneficially, directly or indirectly 100% of the outstanding Capital Stock of Seller.  Notwithstanding the foregoing, Buyer shall not be deemed to approve or to have approved any internalization of management by Guarantor as a result of this definition or any other provision herein, other than to the extent actually approved pursuant to Section 8.16 or Section 10.01(g).

“Class”:  With respect to an Asset, such Asset’s classification as one of the following: Whole Loan, Senior Interest, Junior Interest, Mezzanine Loan or Mezzanine Participation Interest.

“Closing Certificate”:  A true and correct certificate in the form of Exhibit D, executed by a Responsible Officer of Seller.

“Closing Date”:  September 16, 2016.

“CMBS”:  Shall mean mortgage pass-through certificates or other securities issued pursuant to a securitization of commercial real estate loans.

“CMBS Pricing Margin”:  Defined in Schedule 2 to the Fee and Pricing Letter, which definition is incorporated herein by reference.

“CMBS Pricing Margin Table”:  Shall mean the table set forth under “CMBS Pricing Margin” on Schedule 2 to the Fee and Pricing Letter.

“CMBS Purchased Asset Maturity Date”:  For all CMBS Purchased Assets, the earliest of (a) September 15, 2017, or, if such date is extended pursuant to Section 3.07(b), September 15, 2018, (b) any Accelerated Repurchase Date, and (c) such earlier date upon which the Maturity Date occurs in accordance with the Repurchase Documents or Requirements of Law.

“CMBS Purchased Assets”:  Each Purchased Asset which is either a Whole Loan or a Senior Interest that accrues interest at a fixed rate and which is designated by Buyer and Seller as a CMBS Purchased Asset on the related Confirmation and that are, in each case, directly or indirectly secured by Liens on underlying Mortgaged Properties that, as of the Purchase Date therefor, (a) satisfy the LTV Test applicable to CMBS Purchased Assets and (b) generate a Debt Yield that is equal to or greater than the Debt Yield Purchase Threshold applicable to CMBS Purchased Assets.

“Code”:  The Internal Revenue Code of 1986, as amended.

“Collection Account”: Any collection, escrow, reserve, collateral or lock-box accounts pledged to Seller with respect to any Purchased Asset.

“Compliance Certificate”:  A true and correct certificate in the form of Exhibit E, executed by a Responsible Officer of Seller.

“Confirmation”:  For any Purchased Asset, a purchase confirmation in the form of Exhibit B, duly completed, executed and delivered by Seller and Buyer in accordance with Section 3.01, as same may be updated, amended, modified and/or restated from time to time in connection with any Additional Purchase Advance Transaction or Future Funding Transaction with respect to such Purchased Asset or otherwise.

“Connection Income Taxes”:  Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contingent Liabilities”:  With respect to any Person as of any date of determination, all of the following as of such date: (a) liabilities and obligations (including any Guarantee Obligations) of such Person in respect of “off-balance sheet arrangements” (as defined in the Off-Balance Sheet Rules defined below in this definition), and (b) obligations, including Guarantee Obligations, whether or not required to be disclosed in the footnotes to such Person’s financial statements, guaranteeing in whole or in part any Non-Recourse Indebtedness, lease, dividend or other obligation, excluding, however, (i) contractual indemnities (including any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets), and (ii) guarantees of non-monetary obligations that have not yet been called on or quantified, of such Person or any other Person.  The amount of any Contingent Liabilities described in the preceding clause (b) shall be deemed to be (i) with respect to a guarantee of interest or interest and principal, or operating income guarantee, the sum of all payments required to be made thereunder (which, in the case of an operating income guarantee, shall be deemed to be equal to the debt service for the note secured thereby), through (x) in the case of an interest or interest and principal guarantee, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (y) in the case of an operating income guarantee, the date through which such guarantee will remain in effect, and (ii) with respect to all guarantees not covered by the preceding clause (i), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and in the footnotes to the most recent financial statements of such Person.  “Off-Balance Sheet Rules” means the Disclosure in Management’s Discussion and Analysis About Off-Balance Sheet Arrangements and Aggregate Contractual Obligations, Securities Act Release Nos. 33-8182; 34-47264; FR-67 International Series Release No. 1266 File No. S7-42-02, 68 Fed. Reg. 5982 (Feb. 5, 2003) (codified at 17 CFR Parts 228, 229 and 249).

“Contractual Obligation”:  With respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, deed to secure debt, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property or assets are bound or are subject.

“Control”:  With respect to any Person, the direct or indirect possession of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling,” “Controlled” and “under common Control” have correlative meanings.

“Controlled Account Agreement”:  The Second Amended and Restated Controlled Account Agreements with respect to the Waterfall Account and the Servicing Agreement Account, respectively, each dated as of January 27, 2014, each among Seller, Buyer and Deposit Account Bank, and as each may subsequently be amended, modified and/or restated from time to time.

“Convertible Debt Securities”: Means the Existing Convertible Debt Securities and any other debt securities of Guarantor, the terms of which provide for conversion into Capital Stock, cash by reference to such Capital Stock, or a combination thereof.

“Core Plus Pricing Margin”:  Defined in Schedule 2 to the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Core Plus Purchased Assets”:  All Purchased Assets that as of the Purchase Date therefor, consist either of eligible Whole Loans or eligible Senior Interests that are, in each case, directly or indirectly secured by Liens on underlying Mortgaged Properties that, as of the Purchase Date therefor, satisfy the LTV Test applicable to Core Plus Purchased Assets of the applicable Type but do not satisfy clause (b) of the definition of “Core Purchased Assets”, and as indicated as such on the related Confirmation; provided that, in no event shall a Hotel Asset be a Core Plus Purchased Asset.

“Core Pricing Margin”:  Defined in Schedule 2 to the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Core Purchased Assets”:  All Purchased Assets that as of the Purchase Date therefor, consist either of eligible Whole Loans or eligible Senior Interests that are, in each case,

directly or indirectly secured by Liens on underlying Mortgaged Properties that, as of the Purchase Date therefor, (a) satisfy the LTV Test applicable to Core Purchased Assets of the applicable Type, and (b) generate a Debt Yield that is equal to or greater than the Debt Yield Purchase Threshold applicable to Core Purchased Assets of the applicable type, and as indicated as such on the related Confirmation.

“Credit Event”:  Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Current Mark-to-Market Value”:  For any Purchased Asset as of any date, the market value for such Purchased Asset as of such date (after giving effect to any additional advances to the Underlying Obligor made by Seller pursuant to the Purchased Asset Documents on or prior to such date) as determined by Buyer by (a) reference to Buyer’s assessment of the market value of the Mortgaged Property, and (b) taking into account such other criteria (other than current interest rates and spreads) as and to the extent that Buyer deems appropriate, including, as appropriate, market conditions, credit quality, liquidity of position, subordination and delinquency status and aging which market value, in each case, may be determined to be zero.  The Current Mark-to-Market Value of each Purchased Asset as of the related Purchase Date will be set forth in the Confirmation executed in connection with the related Transaction, and the Current Mark-to-Market Value of any Purchased Asset other than any CMBS Purchased Asset will not be adjusted by Buyer after the related Purchase Date unless a Credit Event shall occur with respect to the related Purchased Asset, provided that (a) the Current Mark-to-Market Value of (i) any CMBS Purchased Asset and (ii) any Hedge Required Asset may be, in each case, adjusted by Buyer at any time due to changes in interest rates and spreads (unless with respect to Hedge Required Assets only, Seller has complied with the requirements set forth in Section 8.11), and (b) there shall be no restrictions on Buyer’s ability to recalculate, solely for internal purposes, the Current Mark-to-Market Value of any Purchased Asset at any time.

“Custodial Agreement”:  The Amended and Restated Custodial Agreement, dated as of February 28, 2011, among Buyer, Seller and Custodian, as such agreement has been or may hereafter be amended, modified and/or restated from time to time.

“Custodian”:  Wells Fargo Bank, National Association, solely in its capacity as Custodian or any successor permitted by the Custodial Agreement.

“Debt Yield”:  With respect to any Purchased Asset(s) and for any relevant calendar quarter, the percentage equivalent of the quotient obtained by dividing (i) the product of (A) the underwritten net cash flow for such period from the related Mortgaged Property or Mortgaged Properties securing the Purchased Asset(s), as determined by Buyer in its sole and absolute discretion, multiplied by (B) a fraction, (1) the numerator of which shall be 360, and (2) the denominator of which shall be the number of days in the relevant Test Period, by (ii) the then-current Purchase Price of such Purchased Asset(s) on the last day of such calendar quarter.

“Debt Yield Purchase Threshold”:  Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Debt Yield Test”:  Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Default”:  Any event which, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Default Rate”:  As of any date, the Pricing Rate in effect on such date plus 400 basis points (4.00%), determined after any Repurchase Date on the basis of periods corresponding to Pricing Periods.

“Defaulted Asset”:  Any Asset, Purchased Asset (or, if the Purchased Asset is a Senior Interest or a Subordinate Interest, the related Whole Loan or the related Mezzanine Loan), as applicable, (a) that is thirty (30) or more days (or, in the case of payments due at maturity, one (1) day) delinquent in the payment of principal, interest, fees, distributions or any other amounts payable under the related Purchased Asset Documents, (b) for which there is a non—monetary default under the related Purchased Asset Documents, beyond any applicable notice or cure period, (c) as to whose Underlying Obligor (and, in the case of a Mezzanine Loan or Mezzanine Participation Interest, the Underlying Obligor with respect to the related Whole Loan), an Insolvency Event has occurred, or (d) for which Seller or Servicer has received notice of the foreclosure or proposed foreclosure of any Lien on the related Mortgaged Property; provided that with respect to any Junior Interest, Senior Interest or Mezzanine Participation Interest, in addition to the foregoing such Junior Interest, Senior Interest or Mezzanine Participation Interest will also be considered a Defaulted Asset to the extent that the underlying Whole Loan or underlying Mezzanine Loan would be considered a Defaulted Asset as described in this definition.

“Deposit Account Bank”:  Wells Fargo Bank, National Association, or any other bank requested by Seller and approved by Buyer.

“Derivatives Contract”:  Any rate swap transaction, basis swap, credit derivative transaction, forward rate transaction, commodity swap, commodity option, forward commodity contract, equity or equity index swap or option, bond or bond price or bond index swap or option or forward bond or forward bond price or forward bond index transaction, interest rate option, forward foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot contract, or any other similar transaction or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, including any obligations or liabilities thereunder.

“Derivatives Termination Value”:  With respect to any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in the preceding clause (a), the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based on one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include Buyer).

“Dollars” and “$”:  Lawful money of the United States of America.

“Early Repurchase Date”:  Defined in Section 3.04.

“EBITDA”:  With respect to any Person and for any Test Period, an amount equal to the sum of (a) Net Income (or loss) of such Person (prior to any impact from minority interests or joint venture net income and before deduction of any dividends on preferred stock of such Person), plus the following (but only to the extent actually included in determination of such Net Income (or loss)):  (i) depreciation and amortization expense, (ii) Interest Expense, (iii) income tax expense, and (iv) extraordinary or non-recurring gains and losses, plus (b) such Person’s proportionate share of Net Income of the joint venture investments and unconsolidated Affiliates of such Person, all with respect to such Test Period, plus (c) amounts deducted in accordance with GAAP in respect of other non-cash expenses in determining such Net Income for such Person.

“Eligible Asset”:  An Asset:

(a)                                 with respect to which no Representation Breach exists;

(b)                                 that is not a Defaulted Asset;

(c)                                  with respect to which there are no future funding obligations on the part of Seller, Buyer or any other Person (except to the extent such Asset has been approved as a Future Funding Asset by Buyer pursuant to Section 3.10);

(d)                                 whose Mortgaged Property is located in the United States, whose Underlying Obligors (and, in the case of a Mezzanine Loan or Mezzanine Participation Interest, the Underlying Obligors with respect to the related Whole Loan) are domiciled in the United States, and all obligations thereunder and under the underlying Purchased Asset Documents are denominated and payable in Dollars;

(e)                                  whose Underlying Obligors (and, in the case of a Mezzanine Loan or Mezzanine Participation Interest, the Underlying Obligors with respect to the related Whole Loan) are not Sanctioned Entities; and

(f)                                   that is secured by a perfected, first priority security interest in a commercial or multi-family property (or, in the case of a Mezzanine Loan or a Mezzanine Participation Interest, secured by first priority pledges of all of the Equity Interests of Persons that directly or indirectly own a commercial or multi-family property); provided, that notwithstanding the failure of an Asset or Purchased Asset to conform to the requirements of this definition, Buyer may, subject to such terms, conditions and requirements and Applicable Percentage adjustments as Buyer may require, designate in writing any such non-conforming Asset or Purchased Asset as an Eligible Asset, which designation (1) may include a temporary or permanent asset specific waiver of one or more Eligible Asset requirements, and (2) shall not be deemed a waiver of the requirement that all other Assets and Purchased Assets must be Eligible Assets (including any Assets that are similar or identical to the Asset or Purchased Asset subject to the waiver).

“Eligible Assignee”:  Any of the following Persons designated by Buyer for purposes of Section 18.08(c):  (a) a bank, financial institution, pension fund, insurance company or similar Person, an Affiliate of any of the foregoing, and an Affiliate of Buyer, and (b) any other Person to which Seller has consented; provided, that such consent of Seller shall not be unreasonably withheld, delayed or conditioned, and shall not be required at any time when an Event of Default exists.

“Eligible Institution”:  A depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least “A-1+” by S&P, “P-1” by Moody’s and “F-1+” by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s).

“Environmental Laws”:  Any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or hazardous materials, including CERCLA, RCRA, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Oil Pollution Act of 1990, the Emergency Planning and the Community Right-to-Know Act of 1986, the Hazardous Material Transportation Act, the Occupational Safety and Health Act, and any state and local or foreign counterparts or equivalents.

“Equity Interests”:  With respect to any Person, (a) any share, interest, participation and other equivalent (however denominated) of Capital Stock of (or other ownership, equity or profit interests in) such Person, (b) any warrant, option or other right for the purchase or other acquisition from such Person of any of the foregoing, (c) any security convertible into or exchangeable for any of the foregoing, and (d) any other ownership or profit interest in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized but unissued on any date.

“ERISA”:  The Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.  Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate”:  Any trade or business (whether or not incorporated) that is a member of Seller’s or Guarantor’s controlled group or under common control with Seller or Guarantor, within the meaning of Section 414 of the Code.

“Event of Default”:  Defined in Section 10.01.

“Exchange Act”:  The Securities Exchange Act of 1934, as amended.

“Excluded Taxes”:  Any of the following Taxes imposed on or with respect to Buyer or required to be withheld or deducted from a payment to Buyer:  (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Buyer being organized under the laws of, or having its principal office or the office from which it books the Transactions located in, the jurisdiction imposing such Taxes (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Buyer with respect to an interest in the Repurchase Obligations pursuant to a law in effect on the date on which Buyer (i) acquires such interest in the Repurchase Obligations or (ii) changes the office from which it books the Transactions, except in each case to the extent that, pursuant to Section 12.06, amounts with respect to such Taxes were payable either to Buyer’s assignor immediately before Buyer became a party hereto or to Buyer immediately before it changed the office from which it books the Transactions, (c) Taxes attributable to Buyer’s failure to comply with Section 12.06(e) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Convertible Debt Securities”: Means debt securities of Guarantor existing as of April 19, 2013 and issued pursuant to the First Supplemental Indenture.

“Exit Fee”:  Defined in the Fee and Pricing Letter (as amended hereby), which definition is incorporated herein by reference.

“Extended Term Maturity Date”:  Defined in Section 3.07(d).

“Extended Term Purchased Assets”:  Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Extension Conditions”:  Defined in Section 3.07(a).

“Extension Fee”:  Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Extension Option”:  Defined in Section 3.07(a).

“Extension Terms”:  Defined in Section 3.07(a).

“FATCA”:  Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FDIA”:  Defined in Section 14.03.

“FDICIA”:  Defined in Section 14.04.

“Fee and Pricing Letter”:  The Fourth Amended and Restated Fee and Pricing Letter, dated as of the Closing Date, by and between Buyer and Seller, as such letter may subsequently be amended, modified and/or restated or replaced from time to time.

“First Extended Maturity Date”:  Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“First Extension Term”:  Defined in Section 3.07(a).

“First Supplemental Indenture”:  Means that certain First Supplemental Indenture, dated as of February 15, 2013, to the Senior Debt Indenture, dated as of February 15, 2013, by and among Guarantor, as issuer, and The Bank of New York Mellon, as trustee.

“Fitch”:  Fitch, Inc. or, if Fitch, Inc. is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.

“Fixed Charge Coverage Ratio”:  With respect to any Person and for any Test Period at any time, the EBITDA for such period, divided by the Fixed Charges for the same period.

“Fixed Charges”:  With respect to any Person and for any Test Period at any time, the amount of interest paid in cash with respect to Indebtedness as shown on such Person’s consolidated statement of cash flow in accordance with GAAP as offset by the amount of receipts pursuant to net receive interest rate swap agreements of such Person and its consolidated Subsidiaries during the applicable period.

“Flex Pricing Margin”:  Defined in Schedule 2 to the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Flex Purchased Assets”:  (a) All Purchased Assets that as of the Purchase Date therefor, consist of eligible Junior Interests, eligible Mezzanine Loans, and eligible Mezzanine Participation Interests that are directly or indirectly secured by Liens on underlying Mortgaged Properties that, as of the Purchase Date therefor (i) satisfy the LTV Test for Flex Purchased Assets of the applicable Type, and (ii) generate a Debt Yield that is equal to or greater than the Debt Yield Purchase Threshold applicable to Flex Purchased Assets that are Subordinate Interests and (b) all Purchased Assets that as of the Purchase Date therefor, consist of eligible Whole Loans or eligible Senior Interests that otherwise meet all of the criteria to qualify as eligible Whole Loans or eligible Senior Interests, except that they are directly or indirectly secured by Liens on underlying Mortgaged Properties that, as of the Purchase Date therefor, generate a Debt Yield lower than the Debt Yield Purchase Threshold applicable to Core Purchased Assets of the applicable Type but equal to or greater than the Debt Yield Purchase Threshold applicable to Flex Purchased Assets that are Whole Loans or Senior Interests of the applicable Type.

“Foreign Buyer”:  A Buyer that is not a U.S. Person.

“Fourth Amended and Restated Master Repurchase Agreement”:  The meaning specified in the recitals to this Agreement.

“Funding Period”:  Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Future Funding Amount”:  With respect to any Purchased Asset for which a Future Funding Transaction has been requested by Seller and approved by Buyer pursuant to Section 3.10, the product of (a) the amount that Seller is funding or has funded to the Underlying Obligor as a post-closing advance on or prior to the related Future Funding Date as required by the Underlying Loan Documents relating to such Purchased Asset (other than any such post-closing advance which was the subject of a prior Future Funding Transaction funded by Buyer prior to such Future Funding Date) and (b) the Applicable Percentage for such Purchased Asset, provided, in no event shall the aggregate amount so requested by Seller exceed the maximum amount of future funding set forth on the related Confirmation for such Purchased Asset.

“Future Funding Asset”:  Any Purchased Asset which has been approved by Buyer as a Future Funding Asset as set forth in the Confirmation for such Purchased Asset.

“Future Funding Confirmation”:  Defined in Section 3.10(a).

“Future Funding Date”:  With respect to any Purchased Asset for which a Future Funding Transaction has been requested by Seller and approved by Buyer, the date on which Buyer funds a Future Funding Amount with respect to such Purchased Asset pursuant to Section 3.10.

“Future Funding Request Package”:  With respect to any Future Funding Transaction, the following, to the extent applicable and available, unless any such items were previously delivered to Buyer and have not been modified since the date of each such delivery:  (a) the related request for advance, executed by the related Underlying Obligor; (b) any officer’s certificate or affidavit executed by the related Underlying Obligor and delivered to Seller pursuant to the Purchased Asset Documents; (c) any title policy endorsement or updated title search required to be delivered as a condition to such advance pursuant to the Purchased Asset Documents; (d) copies of any new tenant leases or lease amendments entered into by the related Underlying Obligor as a condition to such advance pursuant to the Purchased Asset Documents; (e) any updated financial statements, operating statements and/or rent rolls with respect to the related Underlying Obligor; and (f) copies of any additional documentation required to be delivered by the Underlying Obligor in connection with the related Purchased Asset Documents, or as otherwise reasonably requested by Buyer, in each case, to the extent in Seller’s or any Affiliate of Seller’s possession.

“Future Funding Transaction”:  Any Transaction approved by Buyer pursuant to Section 3.10.

“GAAP”:  Generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“Governing Documents”:  With respect to any Person, its articles or certificate of incorporation or formation, by-laws, partnership, limited liability company, memorandum and articles of association, operating or trust agreement and/or other organizational, charter or governing documents.

“Governmental Authority”:  Any (a) nation or government, (b) state or local or other political subdivision thereof, (c) central bank or similar monetary or regulatory authority,

(d) Person, agency, authority, instrumentality, court, regulatory body, central bank or other body or entity exercising executive, legislative, judicial, taxing, quasi-judicial, quasi-legislative, regulatory or administrative functions or powers of or pertaining to government, (e) court or arbitrator having jurisdiction over such Person, its Affiliates or its assets or properties, (f) stock exchange on which shares of stock of such Person are listed or admitted for trading, (g) accounting board or authority that is responsible for the establishment or interpretation of national or international accounting principles, in each case, whether foreign or domestic, and (h) supra-national body such as the European Union or the European Central Bank.

“Ground Lease”:  A ground lease containing the following terms and conditions: (a) a remaining term (exclusive of any unexercised extension options) of thirty (30) years or more from the Purchase Date of the related Asset, (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor or with such consent given, (c) the obligation of the lessor to give the holder of any mortgage lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so, (d) reasonable transferability of the lessee’s interest under such lease, including ability to sublease, and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.

“Guarantee Agreement”: An Amended and Restated Guarantee Agreement, substantially in the form of Exhibit H, made by Guarantor in favor of Buyer.

“Guarantee Default”:  Defined in Section 8.13.

“Guarantee Obligation”:  With respect to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of the obligations for which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, Contractual Obligation, Derivatives Contract or other obligations or Indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation, or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation); and provided, further, that in the absence of any such stated amount or stated liability, the amount of such

Guarantee Obligation shall be such guaranteeing person’s maximum anticipated liability in respect thereof as reasonably determined by such Person in good faith.

“Guarantor”:  Starwood Property Trust, Inc., a Maryland corporation.

“Hedge Counterparty”:  Either (a) an Affiliated Hedge Counterparty, or (b) any other counterparty approved by Buyer to any Interest Rate Protection Agreement with a Seller Party that satisfies the requirements of Section 8.11.

“Hedge Required Asset”:  (a) A Purchased Asset other than a CMBS Purchased Asset that has a fixed rate of interest or (b) any Purchased Asset that has a floating rate of interest based on a rate other than the one-month London Interbank Offered Rate and, in each case, is designated as a Hedge Required Asset by Buyer on or prior to the Purchase Date for such Purchased Asset.

“Hotel Assets”:  All Purchased Assets that are directly or indirectly secured by hotels.

“Income”:  With respect to any Purchased Asset, all of the following (in each case with respect to the entire par amount of the Asset represented by such Purchased Asset and not just with respect to the portion of the par amount represented by the Purchase Price advanced against such Asset) without duplication:  (a) all Principal Payments, (b) all Interest Payments, (c) all other income, distributions, receipts, payments, collections, prepayments, recoveries, proceeds (including insurance and condemnation proceeds) and other payments or amounts of any kind paid, received, collected, recovered or distributed on, in connection with or in respect of such Purchased Asset, including Principal Payments, Interest Payments, principal and interest payments, prepayment fees, extension fees, exit fees, defeasance fees, transfer fees, make whole fees, late charges, late fees and all other fees or charges of any kind or nature, premiums, yield maintenance charges, penalties, default interest, dividends, gains, receipts, allocations, rents, interests, profits, payments in kind, returns or repayment of contributions, net sale, foreclosure, liquidation, securitization or other disposition proceeds, insurance payments, settlements and proceeds, and (d) all payments received from Hedge Counterparties pursuant to Interest Rate Protection Agreements related to such Purchased Asset; provided, that any amounts that under the applicable Purchased Asset Documents are required to be deposited into and held in escrow or reserve to be used for a specific purpose, such as taxes and insurance, shall not be included in the term “Income” unless and until (i) an event of default exists under such Purchased Asset Documents, (ii) the holder of the related Purchased Asset has exercised or is entitled to exercise rights and remedies with respect to such amounts, (iii) such amounts are no longer required to be held for such purpose under such Purchased Asset Documents, or (iv) such amounts may be applied to all or a portion of the outstanding indebtedness under such Purchased Asset Documents, and provided, further, that “Income” from Junior Interests, Senior Interests and Mezzanine Participation Interests shall include, without limitation, Seller’s share of all amounts payable in respect of each such Junior Interest, Senior Interest and Mezzanine Participation Interest and the underlying Whole Loan or the underlying Mezzanine Loan pursuant to the Junior Interest Documents, Senior Interest Documents and Mezzanine Participation Documents.

“Increase Option”:  Defined in Section 3.12(a).

“Increase Option Amount”:  Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Increase Option Conditions”:  Defined in Section 3.12(b).

“Indebtedness”:  With respect to any Person and any date, all of the following with respect to such Person as of such date:  (a) obligations in respect of money borrowed (including principal, interest, assumption fees, prepayment fees, yield maintenance charges, penalties, exit fees, contingent interest and other monetary obligations whether choate or inchoate and whether by loan, the issuance and sale of debt securities or the sale of property or assets to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets, or otherwise), (b) obligations, whether or not for money borrowed (i) represented by notes payable, letters of credit or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered, or (iv) in connection with the issuance of Preferred Equity or trust preferred securities, (c) Capital Lease Obligations, (d) reimbursement obligations under any letters of credit or acceptances (whether or not the same have been presented for payment), (e) Off-Balance Sheet Obligations, (f) obligations to purchase, redeem, retire, defease or otherwise make any payment in respect of any mandatory redeemable stock issued by such Person or any other Person (inclusive of forward equity contracts), valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (g) as applicable, all obligations of such Person (but not the obligations of others) in respect of any keep well arrangements, credit enhancements, or any obligation senior to any Purchased Asset, unfunded interest reserve amount under any Purchased Asset or any other obligation of such Person with respect to such Purchased Asset that is senior to any Purchased Asset, purchase obligation, repurchase obligation, sale/buy-back agreement, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than mandatory redeemable stock)), (h) net obligations under any Derivatives Contract not entered into as a hedge against existing indebtedness, in an amount equal to the Derivatives Termination Value thereof, (i) all Non-Recourse Indebtedness, recourse indebtedness and all indebtedness of other Persons that such Person has guaranteed or is otherwise recourse to such Person, (j) all indebtedness of another Person secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than, except with respect to any Purchased Asset, any Permitted Liens) on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment obligation; provided, that if such Person has not assumed or become liable for the payment of such indebtedness, then for the purposes of this definition the amount of such indebtedness shall not exceed the market value of the property subject to such Lien, (k) all Contingent Liabilities, (l) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person or obligations of such Person to pay the deferred purchase or acquisition price of property or assets, including contracts for the deferred purchase price of property or assets that include the procurement of services, (m) indebtedness of general partnerships of which such Person is liable as a general partner (whether secondarily or contingently liable or otherwise), and (n) obligations to fund capital commitments under any Governing Document, subscription agreement or otherwise.

“Indemnified Amounts”:  Defined in Section 13.01(a).

“Indemnified Person” and “Indemnified Persons”:  Defined in Section 13.01(a).

“Indemnified Taxes”:  (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Seller under any Repurchase Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Independent Appraiser”:  An independent professional real estate appraiser who is a member in good standing of the American Appraisal Institute, and, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years’ experience in the subject property Type.

“Independent Director” or “Independent Manager”:  An individual who has prior experience as an independent director, independent manager or independent member with at least three (3) years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, or Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors or Independent Managers, independent members, another nationally recognized company reasonably approved by Buyer, in each case that is not an Affiliate of Seller and that provides professional independent directors, independent managers and/or other corporate services in the ordinary course of its business, and which individual is duly appointed as a member of the board of directors or board of managers of such corporation or limited liability company and is not, has never been, and will not while serving as Independent Director or Independent Manager be, any of the following:

(a)           a member, partner, equity holder, manager, director, officer or employee of Seller, any Pledgor, any of their respective equity holders or Affiliates (other than (i) as an Independent Director or Independent Manager or “special member” of Seller or Pledgor and (ii) as an Independent Director or Independent Manager or “special member” of an Affiliate of Seller or Pledgor or any of their respective single-purpose entity equity holder that is not in the direct chain of ownership of Seller or Pledgor and that is required by a creditor to be a single purpose bankruptcy remote entity, provided, however, that such Independent Director or Independent Manager is employed by a company that routinely provides professional Independent Directors or Independent Managers);

(b)           a creditor, supplier or service provider (including provider of professional services) to Seller or any of their respective equity holders or Affiliates (other than through a nationally-recognized company that routinely provides professional independent directors, independent managers and/or other corporate services to Seller, any single-purpose entity equity holder, or any of their respective equity holders or Affiliates in the ordinary course of business);

(c)           a family member of any such member, partner, equity holder, manager, director, officer, employee, creditor, supplier or service provider; or

(d)           a Person who controls (whether directly, indirectly or otherwise) any of the individuals described in the preceding clauses (a), (b) or (c).

An individual who otherwise satisfies the preceding definition other than clause (a) by reason of being the Independent Director or Independent Manager of a Special Purpose Entity affiliated with Seller or Pledgor shall not be disqualified from serving as an Independent Director or Independent Manager of Seller or Pledgor if the fees that such individual earns from serving as Independent Director or Independent Manager of Affiliates of Seller in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.

“Initial Maturity Date”:  September 15, 2018.

“Insolvency Action”:  With respect to any Person, the taking by such Person of any action resulting in an Insolvency Event, other than solely under clause (g) of the definition thereof.

“Insolvency Event”:  With respect to any Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises with respect to such Person or any substantial part of its assets or property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of thirty (30) days, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, (c) the consent by such Person to the entry of an order for relief in an involuntary case under any Insolvency Law, (d) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, (e) the making by such Person of any general assignment for the benefit of creditors, (f) the admission in a legal proceeding of the inability of such Person to pay its debts generally as they become due, (g) the failure by such Person generally to pay its debts as they become due, or (h) the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws”:  The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments and similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding”:  Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.

“Interest Expense”:  With respect to any Person and for any period, the amount of total interest expense incurred by such Person, including capitalized or accruing interest (but excluding interest funded under a construction loan), all with respect to such period.

“Interest Payments”:  With respect to any Purchased Asset and any period, all payments of interest, income, receipts, dividends, and any other collections and distributions received from time to time in connection with any such Purchased Asset.

“Interest Rate Protection Agreement”:  With respect to any or all Purchased Assets, any futures contract, options related contract, short sale of United States Treasury securities or any interest rate swap, cap, floor or collar agreement, total return swap or any other similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations either generally or under specific contingencies in form and substance reasonably acceptable to Buyer, in each case with a Hedge Counterparty and that is acceptable to Buyer.  It is acknowledged and agreed that Interest Rate Protection Agreements relating to Purchased Assets may cover Other Hedged Assets.  For the avoidance of doubt, any Interest Rate Protection Agreement with respect to a Purchased Asset shall be included in the definitions of “Purchased Asset” and “Repurchase Document” but any payments or proceeds of an Interest Rate Protection Agreement that relates to Other Hedged Assets shall not be included in the definitions of “Purchased Asset” and “Repurchase Document”.

“Intermediate Starwood Entities”:  Individually or collectively, Pledgor and SPT Real Estate Sub I, LLC, a Delaware limited liability company.

“Internal Control Event”:  Material weakness in, or fraud that involves management or other employees who have a significant role in, the internal controls of Seller, Manager, any Intermediate Starwood Entity or Guarantor over financial reporting, in each case as described in the Securities Laws.

“Investment”: With respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, whether by means of (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, guaranty or credit enhancement of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person.  Any binding commitment or option to make an Investment in any other Person shall constitute an Investment.  Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in this Agreement, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Company Act”:  The Investment Company Act of 1940, as amended, restated or modified from time to time, including all rules and regulations promulgated thereunder.

“Irrevocable Redirection Notice”:  A notice in form reasonably acceptable to Buyer, sent by Seller in respect of each Purchased Asset (or by Seller’s Affiliate or a Transferor in connection with the origination of any such Purchased Asset) or by Servicer on Seller’s behalf directing the remittance of Income with respect to a Purchased Asset to one of the Servicing Agreement Accounts (or other applicable account under the related Purchased Asset Documents)

and/or the Waterfall Account, as applicable, and, to the extent required by either Buyer or Seller, executed by the applicable Underlying Obligor, Servicer or other Person with respect to such Purchased Asset.

“IRS”:  The United States Internal Revenue Service.

“Junior Interest”: (a) A junior participation interest in a performing commercial real estate loan, or (b) a “B-note” in an “A/B structure” (or a more subordinate note in an “A/B/C”, “A/B/C/D” or similar structure) in a performing commercial real estate loan, each as determined by Buyer; provided, however, that notwithstanding anything to the contrary contained herein, any junior participation interest or “B-note” (or more subordinate note) as to which each of the related senior participation interests or senior notes, as applicable, are Purchased Assets hereunder shall not be “Junior Interests” for any purposes under this Agreement, the Fee and Pricing Letter or any of the other Repurchase Documents (and instead such junior interest(s) and senior interest(s) shall be collectively treated as a Whole Loan for all purposes hereunder and thereunder).

“Junior Interest Documents”:  Shall mean, for any Junior Interest, the Junior Interest Note together with any co-lender agreements, participation agreements and/or other intercreditor agreements or other documents governing or otherwise relating to such Junior Interest, and the Mortgage Loan Documents for the related Whole Loan, including, without limitation, those documents which are required to be delivered to Custodian under the Custodial Agreement (which documents so required to be delivered to Custodian shall only be required to include, for the avoidance of doubt, copies of the Mortgage Loan Documents for the related Whole Loan).

“Junior Interest Note”:  (a) If the Junior Interest is evidenced by a promissory note, the related original Mortgage Note or (b) if the Junior Interest is a participation, the related original participation certificate.

“Knowledge”:  With respect to any Person, means collectively (i) the Actual Knowledge of such Person, (ii) notice of any fact, event, condition or circumstance that would cause a reasonably prudent Person to conduct an inquiry that would give such Person Actual Knowledge, whether or not such Person actually undertook such an inquiry, and (iii) all knowledge that is imputed to a Person under any statute, rule, regulation, ordinance, or official decree or order.

“Leverage Covenant”:  The financial covenant set forth in Section 15(b) of the Guarantee Agreement.

“LIBOR”:  The rate of interest per annum determined by Buyer on the basis of the rate for deposits in Dollars for delivery on the first (1st) day of each Pricing Period, for a period approximately equal to such Pricing Period, as reported on Reuters Screen LIBOR01 Page (or any successor page) at approximately 11:00 a.m., London time, on the Pricing Rate Reset Date (or if not so reported, then as determined by Buyer from another recognized source or interbank quotation; provided that, Buyer shall not use a method of determination that is different from that used by Buyer for all of its other similarly-situated sellers under repurchase transactions).  Each calculation by Buyer of LIBOR shall be conclusive and binding for all purposes, absent manifest error.  If the calculation of LIBOR results in a LIBOR rate of less than zero (0), LIBOR shall be deemed to be zero (0) for all purposes of this Agreement.

“Lien”:  Any mortgage, statutory or other lien, pledge, charge, right, claim, adverse claim, attachment, levy, hypothecation, assignment, deposit arrangement, security interest, UCC financing statement or encumbrance of any kind on or otherwise relating to any Person’s assets or properties in favor of any other Person or any preference, priority or other security agreement or preferential arrangement of any kind.

“Liquidity”:  With respect to Guarantor on any date, the total of Cash Liquidity and Near Cash Liquidity of Guarantor and its direct or indirect Subsidiaries as of such date.

“LTV Test”:  Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“LTV Ratio”:  Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Manager”:  SPT Management, LLC, a Delaware limited liability company.

“Margin Call”:  Defined in Section 4.01.

“Margin Deficit”:  Defined in Section 4.01.

“Market Value”:  Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Material Adverse Effect”:  Any event, development or circumstance that has a material adverse effect on or material adverse change in or to (a) the property, assets, business, operations, financial condition, credit quality or prospects of Seller, any Intermediate Starwood Entity or Guarantor, (b) the ability of Seller to pay and perform the Repurchase Obligations, (c) the validity, legality, binding effect or enforceability of any Repurchase Document, Purchased Asset Document, Purchased Asset or security interest granted hereunder or thereunder, (d) the rights and remedies of Buyer or any Indemnified Person under any Repurchase Document, Purchased Asset Document or Purchased Asset, or (e) the perfection or priority of any Lien granted under any Repurchase Document or Purchased Asset Document.

“Material Default”:  The occurrence of any of the events described in clauses (a), (f), (g), (j), (l), (q) and (s) of Section 10.01 which, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

“Material Modification”:  Any material extension, amendment, waiver, termination, rescission, cancellation, release or other modification to the terms of, or any collateral, guaranty or indemnity for, or the exercise of any material right or remedy of a holder (including all lending, corporate and voting rights, remedies, consents, approvals and waivers) of, any Purchased Asset, or Purchased Asset Document.

“Materials of Environmental Concern”:  Any hazardous, toxic or harmful substances, materials, wastes, pollutants or contaminants defined as such in or regulated under any Environmental Law.

“Maturity Date”:  Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Maximum Advance Purchase Price” shall mean, with respect to a Purchased Asset with respect to which an Additional Purchase Advance Transaction is requested in accordance with the terms of this Agreement, an amount (expressed in dollars) equal to the product obtained by multiplying (i) the lesser of (A) the Market Value of such Purchased Asset as of the Purchase Date for such Purchased Asset and (B) if a Credit Event shall have occurred and be continuing with respect to such Purchased Asset, the Market Value of such Purchased Asset as determined by Buyer in Buyer’s sole discretion as of the proposed date of such requested Additional Purchase Advance Transaction by (ii) the Maximum Applicable Percentage for such Purchased Asset as set forth in the related Confirmation.

“Maximum Amount”:  (a) (i) As of the Closing Date and prior to the Initial Maturity Date (unless the Increase Option is exercised), $1,800,000,000 and (ii) if the Increase Option is exercised pursuant to Section 3.12, then from the date of exercise of the Increase Option and prior to the Initial Maturity Date, the amount as approved by Buyer in connection with the exercise of the Increase Option; (b) if the Initial Maturity Date is extended to the First Extended Maturity Date, then, at all times during the First Extension Term, an amount equal to the sum of (x) $1,800,000,000, plus (y) if the Increase Option is exercised pursuant to Section 3.12, the amount as approved by Buyer in connection with the exercise of the Increase Option; (c) if the First Extended Maturity Date is extended to the Second Extended Maturity Date, then, at all times during the Second Extension Term, an amount equal to the sum of (x) $1,800,000,000, plus (y) if the Increase Option is exercised pursuant to Section 3.12, the amount as approved by Buyer in connection with the exercise of the Increase Option; and (d) if the Second Extended Maturity Date is extended to the Third Extended Maturity Date, then, at all times during the Third Extension Term, an amount equal to the sum of (x) the aggregate Repurchase Price for all Purchased Assets outstanding on the Second Extended Maturity Date, as such amount declines as Purchased Assets are repurchased and Margin Deficits are satisfied, plus (y) with respect to any Purchased Asset subject to a Future Funding Transaction, any unfunded Future Funding Amounts available under Future Funding Transactions entered into in accordance with Section 3.10; it being understood that, during the Third Extension Term, Buyer and Seller may enter into Future Funding Transactions in accordance with Section 3.10 and Section 3.11; provided, however, in no event shall the Maximum Amount under this clause (d) exceed the Maximum Amount otherwise set forth in clause (c) of this definition.

“Maximum Applicable Percentage”: Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Mezzanine Loan”:  A performing mezzanine loan secured by pledges of 100% of the Equity Interests of the Mortgagor or an Affiliate of the Mortgagor under the related Whole Loan.

“Mezzanine Loan Documents”:  With respect to any Purchased Asset that is a Mezzanine Loan, the Mezzanine Note, those documents executed in connection with, evidencing or governing such Mezzanine Loan and the Mortgage Loan Documents for the related Whole Loan including, without limitation, those documents which are required to be delivered to Custodian under the Custodial Agreement (which documents so required to be delivered to Custodian shall only be required to include, for the avoidance of doubt, copies of the Mortgage Loan Documents for the related Whole Loan).

“Mezzanine Note”:  The original executed promissory note or other tangible evidence of the Mezzanine Loan indebtedness.

“Mezzanine Participation Certificate”:  The original executed participation certificate (if any) that evidences a Mezzanine Participation Interest.

“Mezzanine Participation Documents”:  Shall mean, for any Mezzanine Participation Interest, the Mezzanine Participation Certificate, if any, together with any participation agreements and/or other intercreditor agreements or other documents governing or otherwise relating to such Mezzanine Participation Interest, and the Mezzanine Loan Documents for the related Mezzanine Loan, including, without limitation, those documents which are required to be delivered to Custodian under the Custodial Agreement (which documents so required to be delivered to Custodian shall only be required to include, for the avoidance of doubt, copies of the Mezzanine Loan Documents for the related Mezzanine Loan).

“Mezzanine Participation Interest”:  A senior or junior participation interest in a performing Mezzanine Loan.

“Moody’s”:  Moody’s Investors Service, Inc., or, if Moody’s Investors Service, Inc. is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.

“Mortgage”:  Any mortgage, deed of trust, assignment of rents, security agreement and fixture filing, or other instruments creating and evidencing a lien on real property and other property and rights incidental thereto.

“Mortgage Asset File”:  The meaning specified in the Custodial Agreement.

“Mortgage Loan Documents”:  With respect to any Whole Loan, those documents executed in connection with and/or evidencing or governing such Whole Loan, including, without limitation, those that are required to be delivered to Custodian under the Custodial Agreement.

“Mortgage Note”:  The original executed promissory note or other evidence of the indebtedness of a Mortgagor with respect to a commercial mortgage loan.

“Mortgaged Property”:  (I) In the case of a Whole Loan, a Senior Interest or a Junior Interest, the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral directly or indirectly securing repayment of the debt evidenced by (a) a Mortgage Note (in the case of a Whole Loan), and (b) the Mortgage Note of the Whole Loan to which such Senior Interest or Junior Interest relates (in the case of a Senior Interest or a Junior Interest), and (II) in the case of a Mezzanine Loan or a Mezzanine Participation Interest, the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral owned by the Person (or Affiliate of such Person) the equity of which is pledged as collateral for such Mezzanine Loan or, in the case of a Mezzanine Participation Interest, the related Mezzanine Loan.

“Mortgagor”:  The obligor on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder.

“Multiemployer Plan”:  A Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Multifamily Assets”:  Purchased Assets with respect to which the Mortgaged Property consists of real property with five or more residential rental units (including mixed use multi-family/office and multi-family retail) as to which the majority of the underwritten revenue is from residential rental units.

“Near Cash Liquidity”: Shall mean, with respect to Guarantor on any date, the sum of (i) the market value of Near Cash Securities held by Guarantor or its direct or indirect Subsidiaries as of such date and (ii) the amount of Undrawn Borrowing Capacity of Guarantor and its direct or indirect Subsidiaries under repurchase and credit facilities to which they are a party as of such date.  Market value of Near Cash Securities shall be determined on a monthly basis by at least one independent third party financial institution reasonably acceptable to Buyer.

“Near Cash Securities”:  Shall mean (i) CMBS having, at all times, a maturity or weighted average life of twelve (12) months or less, as determined by the applicable servicer, (ii) RMBS having a duration of twelve (12) months or less as determined by Tilden Park Capital Management (and, at Buyer’s request, the assumptions used in such determination shall be provided to Buyer for Buyer’s review), in each case, having a rating of Baa3 or BBB (or the equivalent) or higher by at least one Rating Agency (it being acknowledged that such securities may also have a lower rating from one or more Rating Agencies) or (iii) other public or privately placed securities approved by Buyer.

“Net Income”:  With respect to any Person for any period, the net income of such Person for such period as determined in accordance with GAAP.

“Non-Recourse Indebtedness”:  With respect to any Person and any date, indebtedness of such Person as of such date for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, Insolvency Events, non-approved transfers or other events) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

“Non-Utilization Fee”:  Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Off-Balance Sheet Obligations”:  With respect to any Person and any date, to the extent not included as a liability on the balance sheet of such Person, all of the following with respect to such Person as of such date: (a) monetary obligations under any financing lease or so-called “synthetic,” tax retention or off-balance sheet lease transaction that, upon the application of any Insolvency Laws, would be characterized as indebtedness, (b) monetary obligations under any sale and leaseback transaction that does not create a liability on the balance sheet of such Person, or (c) any other monetary obligation arising with respect to any other transaction that (i) is characterized as indebtedness for tax purposes but not for accounting purposes, or (ii) is the functional equivalent of or takes the place of borrowing but that does not constitute a liability on the balance sheet of such Person (for purposes of this clause (c), any transaction structured to provide Tax deductibility as Interest Expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).

“Original Closing Date”:  October 23, 2014.

“Other Connection Taxes”:  With respect to Buyer, Taxes imposed as a result of a present or former connection between Buyer and the jurisdiction imposing such Taxes (other than a connection arising from Buyer having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Repurchase Document, or sold or assigned an interest in any Transaction or Repurchase Document).

“Other Hedged Asset”: Shall mean any loan or other asset covered by an Interest Rate Protection Agreement that is not a Purchased Asset.

“Other Taxes”: Any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under any Repurchase Document or from the execution, delivery, performance, or enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Repurchase Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participant”:  Defined in Section 18.08(b).

“Participant Register”:  Defined in Section 18.08(g).

“Party”:  The meaning set forth in the preamble to this Agreement.

“PATRIOT Act”:  The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, modified or replaced from time to time.

“Paying Seller”:  Defined in Section 18.24(c).

“Permitted Liens”:  Any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding has been commenced:  (a) Liens for state, municipal, local or other local taxes not yet due and payable, (b) Liens imposed by Requirements of Law, such as materialmen’s, mechanics’, carriers’, workmen’s, repairmen’s and similar Liens, arising in the ordinary course of business securing obligations that are not overdue for more than thirty (30) days, (c) Liens on cash collateral granted by a Seller Party in connection with any Interest Rate Protection Agreement which such Seller Party is required to enter in accordance with Section 8.11, and (d) Liens granted pursuant to or by the Repurchase Documents.

“Person”:  An individual, corporation, limited liability company, business trust, partnership, trust, unincorporated organization, joint stock company, sole proprietorship, joint venture, Governmental Authority or any other form of entity.

“Plan”:  An employee benefit or other plan established or maintained by Seller or any ERISA Affiliate during the five year period ended prior to the date of this Agreement or to which Seller or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of this Agreement, been required to make contributions and that is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, other than a Multiemployer Plan.

“Plan Asset Regulation”:  The regulation of the United States Department of Labor at 29 C.F.R. § 2510.3-101 (as modified by Section 3(42) of ERISA).

“Pledge Agreement”: The Amended and Restated Pledge and Security Agreement, dated as of February 28, 2011 between the Buyer and Pledgor, as such agreement has been or may hereafter be amended, modified and/or restated from time to time.

“Pledged Collateral”:  Defined in the Pledge Agreement.

“Pledgor”:  Individually and collectively as the context may require, Starwood Property Mortgage, L.L.C., a Delaware limited liability company, in its capacity as the sole member of Seller 2, and Starwood Property Mortgage BC, L.L.C., a Delaware limited liability company, the sole member of Seller 2-A.

“Power of Attorney”:  A power of attorney made by Seller in favor of Buyer, substantially in the form attached as Exhibit C hereto.

“Preferred Equity”:  A performing current pay preferred equity position (with a put or synthetic maturity date structure replicating a debt instrument and excluding any perpetual preferred equity positions) evidenced by a stock share certificate or other similar ownership certificate representing the entire equity ownership interest in entities that own income producing commercial real estate.

“Price Differential”:  For any Pricing Period or portion thereof and (a) for any Transaction outstanding, the sum of the products, for each day during such Pricing Period or portion thereof, of (i) 1/360th of the Pricing Rate in effect for each Purchased Asset subject to such Transaction during such Pricing Period, times (ii) the outstanding Purchase Price for such Purchased Asset on each such day, or (b) for all Transactions outstanding, the sum of the amounts calculated in accordance with the preceding clause (a) for all Transactions.

“Pricing Margin”:  With respect to each Flex Purchased Asset, the applicable Flex Pricing Margin, for each Core Purchased Asset, the applicable Core Pricing Margin, for each

Core Plus Purchased Asset, the applicable Core Plus Pricing Margin, and for each CMBS Purchased Asset, the applicable CMBS Pricing Margin.

“Pricing Period”:  For any Purchased Asset, (a) in the case of the first Remittance Date for such Purchased Asset, the period from the Purchase Date for such Purchased Asset to but excluding such Remittance Date, and (b) in the case of any subsequent Remittance Date, the one-month period commencing on and including the prior Remittance Date and ending on but excluding such Remittance Date; provided, that no Pricing Period for a Purchased Asset shall end after the Repurchase Date for such Purchased Asset to the extent such Purchased Asset is actually repurchased on such Repurchase Date.

“Pricing Rate”:  For any Pricing Period, LIBOR for such Pricing Period plus the applicable Pricing Margin, which shall be subject to adjustment and/or conversion as provided in Sections 12.01 and 12.02; provided, that while an Event of Default is continuing, the Pricing Rate shall be the Default Rate.

“Pricing Rate Reset Date”:  (a) In the case of the first Pricing Period for any Purchased Asset, the related Purchase Date for such Purchased Asset, and (b) in the case of each subsequent Pricing Period, two (2) Business Days prior to the Remittance Date on which such Pricing Period begins.

“Principal Payments”:  For any Purchased Asset, all payments and prepayments of principal received for such Purchased Asset, including insurance and condemnation proceeds which are permitted by the terms of the Purchased Asset Documents to be applied to principal and are, in fact, so applied and recoveries of principal from liquidation or foreclosure which are permitted by the terms of the Purchased Asset Documents to be applied to principal and are, in fact, so applied.

“Purchase Agreement”:  Any purchase agreement between Seller and any Transferor pursuant to which Seller purchased or acquired an Asset that is subsequently sold to Buyer hereunder.

“Purchase Date”:  For any Purchased Asset, the date on which such Purchased Asset is transferred by Seller to Buyer.

“Purchase Price”:  For any Purchased Asset, (a) as of the Purchase Date for such Purchased Asset, an amount equal to the product of the Market Value of such Purchased Asset, times the Applicable Percentage for such Purchased Asset, and (b) as of any other date, the amount described in the preceding clause (a), (i) increased by any Future Funding Amounts disbursed by Buyer to Seller (or the related borrower with respect to such Purchased Asset), (ii) increased by any Additional Purchase Advances disbursed by Buyer to Seller, (iii) reduced by any amount of Margin Deficit transferred by Seller to Buyer pursuant to Section 4.01 and applied to the Purchase Price of such Purchased Asset, (iv) reduced by any Principal Payments remitted to the Waterfall Account and which were applied to the Purchase Price of such Purchased Asset by Buyer and (v) reduced by any payments made by Seller in reduction of the outstanding Purchase Price, in each case before or as of such determination date with respect to such Purchased Asset.

“Purchased Asset Documents”:  Individually or collectively, as the context may require, the related Mortgage Loan Documents, Senior Interest Documents, Junior Interest Documents, Mezzanine Loan Documents and/or Mezzanine Participation Documents, evidencing, governing or relating to such Purchased Asset, each as amended, modified and/or restated from time to time (with Buyer’s consent as and to the extent required under this Agreement).

“Purchased Assets”:  (a) For any Transaction, each Asset sold by Seller to Buyer in such Transaction, and (b) for the Transactions in general, all Assets sold by Seller to Buyer, in each case including, to the extent relating to such Asset or Assets, all of Seller’s right, title and interest in and to (i) Purchased Asset Documents, (ii) Servicing Rights, (iii) Servicing Files, (iv) mortgage guaranties and insurance (issued by Governmental Authorities or otherwise) and claims, payments and proceeds thereunder, (v) insurance policies, certificates of insurance and claims, payments and proceeds thereunder, (vi) the principal balance of such Assets, not just the amount advanced, (vii) amounts and property from time to time on deposit in the Waterfall Account, and the Waterfall Account itself, and amounts and property from time to time on deposit in the Servicing Agreement Accounts established and maintained under the Servicing Agreement, and such Servicing Agreement Account itself, (viii) all collection, escrow, reserve, collateral or lock-box accounts and all amounts and property from time to time on deposit therein, to the extent of Seller’s or the holder’s interest therein, (ix) Income, (x) security interests of Seller in Derivatives Contracts entered into by Underlying Obligors, (xi) rights of Seller under any letter of credit, guarantee, warranty, indemnity or other credit support or enhancement, (xii) Interest Rate Protection Agreements relating to such Assets, (xiii) all of the “Pledged Collateral”, as such term is defined in the Pledge Agreement, and (xiv) all supporting obligations of any kind; provided, that (A) Purchased Assets shall not include any obligations of Seller or any Retained Interests, and (B) for purposes of the grant of security interest by Seller to Buyer set forth in Section 11.01 together with the other provisions of Article 11, Purchased Assets shall include all of the following: general intangibles, accounts, chattel paper, deposit accounts, securities accounts, instruments, securities, financial assets, uncertificated securities, security entitlements and investment property (as such terms are defined in the UCC) and replacements, substitutions, conversions, distributions or proceeds relating to or constituting any of the items described in the preceding clauses (i) through (xv).

“Rating Agency” or “Rating Agencies”:  Each of Fitch, Moody’s and S&P.

“Register”: Defined in Section 18.08(f).

“REIT”:  A Person satisfying the conditions and limitations set forth in Section 856(b), Section 856(c) and Section 857(a) of the Code and qualifying as a real estate investment trust, as defined in Section 856(a) of the Code.

“Release”:  Any generation, treatment, use, storage, transportation, manufacture, refinement, handling, production, removal, remediation, disposal, presence or migration of Materials of Environmental Concern on, about, under or within all or any portion of any property or Mortgaged Property.

“Remedial Work”:  Any investigation, inspection, site monitoring, containment, clean-up, removal, response, corrective action, mitigation, restoration or other remedial work of any kind or nature because of, or in connection with, the current or future presence, suspected presence, Release or threatened Release in or about the air, soil, ground water, surface water or soil vapor at, on, about, under or within all or any portion of any property or Mortgaged Property of any Materials of Environmental Concern, including any action to comply with any applicable Environmental Laws or directives of any Governmental Authority with regard to any Environmental Laws.

“REMIC”:  A REMIC, as that term is used in the REMIC Provisions.

“REMIC Provisions”:  Sections 860A through 860G of the Code.

“Remittance Date”:  The fifteenth (15th) day of each month (or if such day is not a Business Day, the next following Business Day), or such other day as is mutually agreed to by Seller and Buyer.

“REOC”:  A Real Estate Operating Company within the meaning of Regulation Section 2510.3-101(e) of the Plan Asset Regulations.

“Representation Breach”:  Any representation, warranty, certification, statement or affirmation made or deemed made by Seller, Pledgor or Guarantor in any Repurchase Document (including in Schedule 1(a), 1(b), 1(c) or 1(d)) or in any certificate, notice, report or other document prepared and delivered by or on behalf of Seller, Manager, any Intermediate Starwood Entity or Guarantor pursuant to any Repurchase Document proves to be incorrect, false or misleading in any material respect when made or deemed made, and in the case of the representations and warranties contained in Schedule 1(a), 1(b), 1(c) or 1(d) only, without regard to any Knowledge or lack of Knowledge thereof by such Person or (unless otherwise waived in writing), by Buyer, and without regard to any qualification, representation or warranty relating to such Knowledge or lack of Knowledge; provided that no representation or warranty with respect to which an Approved Representation Exception exists shall constitute a Representation Breach.

“Representation Exceptions”:  With respect to each Purchased Asset, a written list prepared by Seller and delivered to Buyer prior to the Purchase Date of such Purchased Asset specifying, in reasonable detail, the representations and warranties (or portions thereof) set forth in this Agreement (including in Schedule 1) that are not satisfied with respect to an Asset or Purchased Asset.

“Repurchase Date”:  For (A) any Purchased Asset other than a CMBS Purchased Asset, the earliest to occur of (a) the Maturity Date, (b) any Early Repurchase Date therefor, (c) the Business Day on which Seller is to repurchase such Purchased Asset as specified by Seller and agreed to by Buyer in the related Confirmation; and (d) the date that is two (2) Business Days prior to the maturity date (under the related Purchased Asset Documents with respect to such Purchased Asset including, with respect to each Senior Interest that is a participation, the related Whole Loan) for such Purchased Asset, without giving effect to any extension of such maturity date, whether by modification, waiver, forbearance or otherwise (other than extensions at the Underlying Obligor’s option and which do not require consent of the lender(s) thereunder pursuant to the terms of the Purchased Asset Documents with respect to such Purchased Asset and other than extensions that have been approved by Buyer in writing in its sole discretion, as and to the extent required under this Agreement); provided that, solely with respect to this clause (A)(d), the settlement date for payment of the Repurchase Price with respect to such Repurchase Date and Purchased Asset may occur two (2) Business Days thereafter as provided in Section 3.05) and (B) any Purchased Asset that is a CMBS Purchased Asset, the earliest of (a) the CMBS Purchased Asset Maturity Date, (b) any Early Repurchase Date therefor, and (c) the Business Day on which Seller is to repurchase such CMBS Purchased Asset as specified by Seller and agreed to by Buyer in the related Confirmation.

“Repurchase Documents”:  Collectively, this Agreement, the Fee and Pricing Letter, the Custodial Agreement, the Controlled Account Agreements, the Pledge Agreement, all Interest Rate Protection Agreements, the Guarantee Agreement, the Servicing Agreement, the Powers of Attorney, all Confirmations, all UCC financing statements, amendments and continuation statements filed pursuant to any other Repurchase Document, and all additional documents, certificates, agreements or instruments, the execution of which is required, necessary or incidental to or desirable for performing or carrying out any other Repurchase Document.

“Repurchase Obligations”:  All obligations of Seller to pay the Repurchase Price on the Repurchase Date and all other obligations and liabilities of Seller to Buyer arising under or in connection with the Repurchase Documents (for the avoidance of doubt, including all obligations and liabilities of a Seller Party to any Affiliated Hedge Counterparties arising under or in connection with the Interest Rate Protection Agreements), whether now existing or hereafter arising, and all interest and fees that accrue after the commencement by or against Seller, any Intermediate Starwood Entity or Guarantor of any Insolvency Proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding (in each case, whether due or accrued).

“Repurchase Price”:  For any Purchased Asset as of any date, an amount equal to the sum of (a) the outstanding Purchase Price as of such date, (b) the accrued and unpaid Price Differential for such Purchased Asset as of such date, (c) all amounts that are, or otherwise would be, due and payable as of such date by the Seller Parties to Buyer under this Agreement or any other Repurchase Document, and any other Affiliated Hedge Counterparty in connection with the termination of any Interest Rate Protection Agreement with Buyer and any other Affiliated Hedge Counterparty relating to such Purchased Asset if such Interest Rate Protection Agreement were terminated as of such date, (d) any accrued and unpaid fees and expenses and indemnity amounts, late fees, default interest, breakage costs and any other amounts owed by Seller or Guarantor to Buyer or any of its Affiliates under this Agreement, any Repurchase Document or otherwise, and (e) all other amounts due and payable as of such date by Seller to Buyer under this Agreement or any Repurchase Document.

“Requirements of Law”:  With respect to any Person or property or assets of such Person and as of any date, all of the following applicable thereto as of such date: all Governing Documents and existing and future laws, statutes, rules, regulations, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including Environmental Laws, ERISA, regulations of the Board of Governors of the Federal Reserve System, and laws, rules and regulations relating to usury, licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other Governmental Authority.

“Responsible Officer”:  With respect to any Person, the chief executive officer, the chief financial officer, the chief accounting officer, the treasurer or the chief operating officer of such Person.

“Retained Interest”:  (a) With respect to any Purchased Asset, (i) all duties, obligations and liabilities of Seller thereunder, including payment and indemnity obligations, (ii) all obligations of agents, trustees, servicers, administrators or other Persons under the documentation evidencing such Purchased Asset, and (iii) if any portion of the Indebtedness related to such Purchased Asset is owned by another lender or is being retained by Seller, the interests, rights and obligations under such documentation to the extent they relate to such portion, and (b) with respect to any Purchased Asset with an unfunded commitment on the part of Seller, all obligations to provide additional funding, contributions, payments or credits.

“RMBS”:  Shall mean mortgage pass-through certificates or other securities issued pursuant to a securitization of residential mortgage loans.

“S&P”:  Standard and Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. or, if Standard & Poor’s Ratings Services is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.

“Sanctioned Entity”:  (a) A country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, that (in the case of the preceding clauses (a), (b), (c) and this clause (d) is subject to a country sanctions program administered and enforced by the Office of Foreign Assets Control, or (e) a Person named on the list of Specially Designated Nationals maintained by the Office of Foreign Assets Control.

“Second Extended Maturity Date”:  Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Second Extension Term”:  Defined in Section 3.07(a).

“Seller”:  Individually and collectively, as the context may require, Seller 2 and Seller 2-A.

“Seller 2”:  Starwood Property Mortgage Sub-2, L.L.C., a Delaware limited liability company, together with its successors and permitted assigns.

“Seller 2-A”:  Starwood Property Mortgage Sub-2-A, L.L.C., a Delaware limited liability company, together with its successors and permitted assigns.

“Seller Party”: Collectively, or individually, as the context may otherwise require, Seller, Guarantor or any Intermediate Starwood Entity, in its capacity as a party to an Interest Rate Protection Agreement with a Hedge Counterparty.

“Senior Interest”: (a) A senior or pari passu participation interest (for which the counterparty shall not be either Seller, Guarantor or any of their respective Affiliates) in a performing commercial real estate loan, or (b) an “A note” in an “A/B structure” in a performing commercial real estate loan; provided that, notwithstanding anything to the contrary contained herein, any senior participation interest or “A-note” as to which each of the related junior participation interests or junior notes, as applicable, are Purchased Assets hereunder shall not be “Senior Interests” for any purposes under this Agreement, the Fee and Pricing Letter or any of the other Repurchase Documents (and instead such junior interest(s) and senior interest(s) shall be collectively treated as a Whole Loan for all purposes hereunder and thereunder).

“Senior Interest Documents”:  For any Senior Interest, the Senior Interest Note together with any co-lender agreements, participation agreements and/or other intercreditor agreements or other documents governing or otherwise relating to such Senior Interest, and the Mortgage Loan Documents for the related Whole Loan, including, without limitation, those documents which are required to be delivered to Custodian under the Custodial Agreement (which documents so required to be delivered to Custodian shall only be required to include, for the avoidance of doubt, copies of the Mortgage Loan Documents for the related Whole Loan).

“Senior Interest Note”:  (a) If the Senior Interest is evidenced by a promissory note, the related original Mortgage Note or (b) if the Senior Interest is a participation, the related original participation certificate.

“Servicer”: For each Purchased Asset, as determined in accordance with Article 17, either (a) Wells Fargo Bank, National Association, or its designee or, (b) a servicer acceptable to Buyer, servicing such Purchased Asset under a Servicing Agreement.

“Servicing Agreement”:  (i) As of the date hereof, that certain Amended and Restated Servicing and Sub-Servicing Agreement, dated as of February 28, 2011, between and among Buyer, Sellers, Servicer and Sub-Servicer, as amended, modified and/or restated from time to time, or (ii) upon delivery pursuant to Section 6.02(l), that certain Amended and Restated Servicing Agreement, between and among Buyer, Sellers and Servicer (the “Revised Servicing Agreement”), or (iii) any other servicing agreement entered into by Seller and a Servicer for the servicing of Purchased Assets, acceptable to Buyer.

“Servicing Agreement Account”:  (a) The “Servicing Account” under the Servicing Agreement, which shall be a segregated interest bearing account established at the Deposit Account Bank, in the name of Seller, pledged to Buyer and subject to a Controlled Account Agreement or (b) any other account established by a Servicer in connection with the servicing of any Purchased Asset.

“Servicing File”:  With respect to any Purchased Asset, the file retained and maintained by Seller and/or Servicer including the originals or copies of all Purchased Asset Documents and other documents and agreements relating to such Purchased Asset, including to the extent applicable all servicing agreements, files, documents, records, data bases, computer tapes, insurance policies and certificates, appraisals, other closing documentation, payment history and other records relating to or evidencing the servicing of such Purchased Asset, which file shall be held by Seller and/or the Servicer for and on behalf of Buyer.

“Servicing Rights”:  All right, title and interest of Seller, Guarantor or any Affiliate of Seller or Guarantor, or any other Person, in and to any and all of the following:  (a) rights to service and/or sub-service, and collect and make all decisions with respect to, the Purchased Assets and/or any related Whole Loans, (b) amounts received by Seller, Guarantor or any Affiliate of Seller or Guarantor, or any other Person, for servicing and/or sub-servicing the Purchased Assets and/or any related Whole Loans, (c) late fees, penalties or similar payments with respect to the Purchased Assets and/or any related Whole Loans, (d) agreements and documents creating or evidencing any such rights to service and/or sub-service (including, without limitation, all Servicing Agreements), together with all documents, files and records relating to the servicing and/or sub-servicing of the Purchased Assets and/or any related Whole Loans, and rights of Seller, Guarantor or any Affiliate of Seller or Guarantor, or any other Person thereunder, (e) escrow, reserve and similar amounts with respect to the Purchased Assets and/or any related Whole Loans, (f) rights to appoint, designate and retain any other servicers, sub-servicers, special servicers, agents, custodians, trustees and liquidators with respect to the Purchased Assets and/or any related Whole Loans, and (g) accounts and other rights to payment related to the Purchased Assets and/or any related Whole Loans.

“Solvent”:  With respect to any Person at any time, having a state of affairs such that all of the following conditions are met at such time:  (a) the fair value of the assets and property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code, (b) the present fair salable value of the assets and property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s assets and property would constitute unreasonably small capital.

“Special Purpose Entity”:  A corporation, limited partnership or limited liability company that, since the date of its formation (unless otherwise indicated in this Agreement) and at all times on and after the date hereof, has complied with and shall at all times comply with the provisions of Article 9.

“Structuring Fee”:  Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Subordinate Interest”: Any Junior Interest, Mezzanine Loan or Mezzanine Participation Interest.

“Sub-Limit”: Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Subsidiary”: With respect to any Person, any corporation, partnership, limited liability company or other entity (heretofore, now or hereafter established) of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are with those of such Person pursuant to GAAP.

“Tangible Net Worth”:  With respect to any Person and any date, all amounts that would be included under capital or shareholder’s equity (or any like caption) on a balance sheet of such Person, minus (a) amounts owing to such Person from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (b) intangible assets (other than Interest Rate Protection Agreements to the extent related to any Purchased Asset and excluding mortgage loan servicing and/or special servicing rights of such Person and its consolidated Subsidiaries), and (c) prepaid taxes and/or expenses, all on or as of such date.

“Taxes”:  All present or future taxes, levies, imposts, duties,  deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Test Period”:  The time period from the first day of each calendar quarter, through and including the last day of such calendar quarter.

“Third Extended Maturity Date”:  Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Third Extension Term”:  Defined in Section 3.07(a).

“Total Assets”:  With respect to any Person on any date, (i) an amount equal to the aggregate book value of all assets owned by such Person and its Subsidiaries on a consolidated basis and the proportionate share of assets owned by non-consolidated Subsidiaries of such Person, less (ii) (A) amounts owing to such Person or any of its Subsidiaries from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (B) intangible assets (other than Interest Rate Protection Agreements specifically related to the Purchased Assets and excluding mortgage loan servicing and/or special servicing rights of such Person and its consolidated Subsidiaries) and (C) prepaid taxes and expenses, all on or as of such date and determined in accordance with GAAP.

“Total Indebtedness”:  With respect to any Person and any date, all amounts of Indebtedness, plus the proportionate share of all Indebtedness of all non-consolidated Affiliates of such Person, on or as of such date.

“Trailing Future Funding Obligation”:  Defined in Section 3.10(d).

“Transaction”:  With respect to any Asset, the sale and transfer of such Asset from Seller to Buyer pursuant to the Repurchase Documents against the transfer of funds from Buyer to Seller representing the Purchase Price or any additional Purchase Price for such Asset, including, without limitation, Future Funding Transactions and Additional Purchase Advance Transactions.

“Transaction Request”:  Defined in Section 3.01(a).

“Transferor”:  The seller of an Asset under a Purchase Agreement.

“Type”:  With respect to a Mortgaged Property underlying any Purchased Asset, such Mortgaged Property’s classification as one of the following: retail, office, Multifamily Asset, industrial, Hotel Asset, student housing, medical office product, self-storage, health club, or any other property type approved by Buyer.

“UCC”:  The Uniform Commercial Code as in effect in the State of New York; provided, that, if, by reason of Requirements of Law, the perfection, effect on perfection or non-perfection or priority of the security interest in any Purchased Asset is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, then “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority.

“Underlying Obligor”:  Individually and collectively, as the context may require, (a) in the case of a Purchased Asset that is a Whole Loan, the Mortgagor and each obligor and guarantor under such Purchased Asset, including (i) any Person who has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Purchased Asset, and (ii) any other Person who has assumed or guaranteed the obligations of such Mortgagor under the Purchased Asset Documents relating to a Purchased Asset, (b) in the case of a Purchased Asset that is a Senior Interest or a Junior Interest, the Mortgagor and each obligor and any other Person who has assumed or guaranteed the related Whole Loan, and (c) in the case of any Purchased Asset that is a Mezzanine Loan or a Mezzanine Participation Interest, (i) the borrower under the related Mezzanine Loan, and (ii) any other Person who has assumed or guaranteed the obligation of such Mezzanine Loan borrower.

“Underwriting Package”:  With respect an Asset, the internal document or credit committee memorandum of Seller (redacted to protect confidential information) setting forth all material information relating to such Asset which is known by Seller, prepared by Seller for its evaluation of such Asset, to include at a minimum all the information required to be set forth in the relevant Confirmation.  In addition, the Underwriting Package shall include all of the following, to the extent applicable and available:

(a)                                 copies of all Purchased Asset Documents (provided that, in the case of a Wet Mortgage Asset, the Underwriting Package delivered in connection with a Transaction Request under Section 3.01(a) shall provide PDF copies of all such Purchased Asset Documents to the extent available at such time, including substantially final drafts of any documents that will constitute Purchased Asset Documents upon their execution, together with a pledge by Seller to forward final, signed Purchased Asset Documents within five (5) Business Days of the related Purchase Date);

(b)                                 all documents, instruments and agreement received in respect of the closing of an acquisition or origination of an Asset, including, to the extent received (i) an Appraisal, (ii) the current occupancy report, tenant stack and rent roll, (iii) at least two (2) years of property-level financial statements, (iv) the current financial statement of the Underlying Obligor, (v) the mortgage asset file described in the Custodial Agreement, (vi) third-party reports and agreed-upon procedures, letters and reports (whether drafts or final forms), site inspection reports, market studies and other due diligence materials prepared by or on behalf of or delivered to Seller, (vii) aging of accounts receivable and accounts payable, (viii) such further documents or information as Buyer may request, provided same are either in Seller’s possession or are reasonably obtainable by Seller, (ix) any and all agreements, documents, reports, or other information concerning the Asset (including, without limitation, all of the related Purchased Asset Documents) received or obtained in connection with the origination of the Asset, and (x) any other material documents or reports concerning the Asset prepared or executed by Seller or Guarantor, but only to the extent such documents are not email correspondence, do not represent internal analysis or would otherwise not be subject to attorney-client privilege; and

(c)                                  if the related Asset was acquired by Seller from a third party, all documents, instruments and agreements received in respect of the closing of the acquisition transaction under the related Purchase Agreement.

“Undrawn Borrowing Capacity”:  With respect to any Person as of any date, the total committed financing available to such Person under any committed repurchase facility or similar agreement, but solely to the extent that collateral has been approved by and pledged to the related lender under such facility, less the amount of such committed financing that has been drawn by such Person as of such date.

“U.S. Person”:  Any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate”:  Defined in Section 12.06(e).

“VCOC”: A “venture capital operating company” within the meaning of Section 2510.3-101(d) of the Plan Asset Regulations.

“Waterfall Account”:  A segregated non-interest-bearing account established at Deposit Account Bank, in the name of Seller, pledged to Buyer and subject to a Controlled Account Agreement.

“Wet Funding”:  A Transaction for which Seller has delivered to Buyer a Transaction Request pursuant to Section 3.01(g).

“Wet Mortgage Asset”:  An Eligible Asset for which (i) the scheduled funding date is the proposed Purchase Date set forth in the Transaction Request, (ii) Seller has delivered a Transaction Request pursuant to Section 3.01(g) hereof, and (iii) a complete Mortgage Asset File has not been delivered to Custodian prior to the related Purchase Date.

“Whole Loan”:  A performing commercial real estate whole loan made to the related Underlying Obligor and secured primarily by a perfected, first priority Lien in the related underlying Mortgaged Property, including, without limitation (A) with respect to any Senior Interest or Junior Interest, the Whole Loan in which Seller owns a Senior Interest or a Junior Interest, and (B) with respect to any Mezzanine Loan, the Whole Loan made to the Mortgagor or Affiliate of such Mortgagor whose Equity Interests, directly or indirectly, secure such Mezzanine Loan.

Section 2.01                             Rules of Interpretation.  Headings are for convenience only and do not affect interpretation.  The following rules of this Section 2.02 apply unless the context requires otherwise.  The singular includes the plural and conversely.  A gender includes all genders.  Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.  A reference to an Article, Section, Subsection, Paragraph, Subparagraph, Clause, Annex, Schedule, Appendix, Attachment, Rider or Exhibit is, unless otherwise specified, a reference to an Article, Section, Subsection, Paragraph, Subparagraph or Clause of, or Annex, Schedule, Appendix, Attachment, Rider or Exhibit to, this Agreement, all of which are hereby incorporated herein by this reference and made a part hereof.  A reference to a party to this Agreement or another agreement or document includes the party’s successors, substitutes or assigns permitted by the Repurchase Documents.  A reference to an agreement or document is to the agreement or document as amended, restated, modified, novated, supplemented or replaced, except to the extent prohibited by any Repurchase Document.  A reference to legislation or to a provision of legislation includes a modification, codification, replacement, amendment or reenactment of it, a legislative provision substituted for it and a rule, regulation or statutory instrument issued under it.  A reference to writing includes a facsimile or electronic transmission and any means of reproducing words in a tangible and permanently visible form.  A reference to conduct includes an omission, statement or undertaking, whether or not in writing.  A Default or Event of Default exists until it has been cured or waived in writing by Buyer.  The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context clearly requires or the language provides otherwise.  The word “including” is not limiting and means “including without limitation.”  The word “any” is not limiting and means “any and all” unless the context clearly requires or the language provides otherwise.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”  The words “will” and “shall” have the same meaning and effect.  A reference to day or days without further qualification means calendar days.  A reference to any time means New York time.  This Agreement may use several different limitations, tests or measurements to regulate the same or similar matters.  All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their respective terms.  Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed in accordance with GAAP, and all accounting determinations, financial computations and financial statements required hereunder shall be made in accordance with GAAP, without duplication of amounts, and on a consolidated basis with all Subsidiaries.  All terms used in Articles 8 and 9 of the UCC, and used but not specifically defined herein, are used herein as defined in such Articles 8 and 9.  A reference to “fiscal year” and “fiscal quarter” means the fiscal periods of the applicable Person referenced therein.  A reference to an agreement includes a security interest, guarantee, agreement or legally enforceable arrangement whether or not in writing.  A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document, or any information recorded in computer disk form.  Whenever a Person is required to provide any document to Buyer under the Repurchase Documents, the relevant document shall be provided in writing or printed form unless Buyer requests otherwise.  At the request of Buyer, the document shall be provided in computer disk form or both printed and computer disk form.  The Repurchase Documents are the result of negotiations between the Parties, have been reviewed by counsel to Buyer and counsel to Seller, and are the product of both Parties.  No rule of construction shall apply to disadvantage one Party on the ground that such Party proposed or was involved in the preparation of any particular provision of the Repurchase Documents or the Repurchase Documents themselves.  Except where otherwise expressly stated, Buyer may give or withhold, or give conditionally, approvals and consents, and may form opinions and make determinations, in its sole and absolute discretion subject in all cases to the implied covenant of good faith and fair dealing.  Reference herein or in any other Repurchase Document to Buyer’s discretion, shall mean, unless otherwise expressly stated herein or therein, Buyer’s sole and absolute discretion, and the exercise of such discretion shall be final and conclusive.  In addition, whenever Buyer has a decision or right of determination, opinion or request, exercises any right given to it to agree, disagree, accept, consent, grant waivers, take action or no action or to approve or disapprove (or any similar language or terms), or any arrangement or term is to be satisfactory or acceptable to or approved by Buyer (or any similar language or terms), the decision of Buyer with respect thereto shall be in the sole and absolute discretion of Buyer, and such decision shall be final and conclusive, in each case, except as may be otherwise specifically provided herein or in the applicable Repurchase Document.

ARTICLE 3

THE TRANSACTIONS

Section 3.01                             Procedures.

(a)                                 From time to time prior to the expiration of the applicable Funding Period but not more frequently than twice per calendar week and with no less than three (3) Business Days prior written notice to Buyer, Seller may request Buyer to enter into a proposed Transaction by sending Buyer a notice substantially in the form of Exhibit A (“Transaction Request”) (i) describing the Transaction and each proposed Asset and any related Mortgaged Property and other security therefor in reasonable detail, (ii) transmitting a complete Underwriting Package (or whatever portion thereof is then currently available to Seller) for each proposed Asset, (iii) specifying which (if any) of the representations and warranties of Seller set forth in this Agreement (including in Schedule 1(a), 1(b), 1(c) or 1(d) applicable to the Class of such Asset) Seller will be unable to make with respect to such Asset, (iv) indicating whether or not Seller proposes to treat such Asset as a CMBS Purchased Asset, and (v) indicating the amount of all unfunded future funding obligations.  Within five (5) Business Days after the receipt by Buyer of a Transaction Request, Buyer shall indicate to Seller its preliminary approval or disapproval of the proposed Asset.  Seller shall promptly deliver to Buyer any supplemental materials requested at any time by Buyer, provided the same are either in Seller’s possession or are reasonably obtainable by Seller.  Buyer shall conduct such review of the Underwriting Package and each such Asset as Buyer determines appropriate.  Buyer shall determine whether or not it is willing to purchase any or all of the proposed Assets, and if so, on what terms and conditions.  It is expressly agreed and acknowledged that Buyer is entering into the Transactions on the basis of all such representations and warranties and on the completeness and accuracy of the information contained in the applicable Underwriting Package, and any incompleteness or inaccuracies in the related Underwriting Package will only be acceptable to Buyer if disclosed in writing to Buyer by Seller in advance of the related Purchase Date, and then only if Buyer opts to purchase the related Purchased Asset from Seller notwithstanding such incompleteness and inaccuracies.  In the event of a Representation Breach, Seller shall immediately repurchase the related Asset or Assets in accordance with Section 3.04.

(b)                                 If Buyer communicates to Seller a final non-binding determination that it is willing to purchase any or all of such Assets, which non-binding determination shall include the principal terms for the proposed Transaction, Seller shall deliver to Buyer an executed preliminary Confirmation for such Transaction, describing each such Asset and its proposed Purchase Date, Market Value, Applicable Percentage, Purchase Price, whether such Asset is a Future Funding Asset and, if so, the amount of the future funding obligations, and such other terms and conditions as Buyer may require, and indicating whether or not Seller proposes to treat such Asset as a CMBS Purchased Asset.  If Buyer requires changes to the preliminary Confirmation, Seller shall make such changes and re execute the preliminary Confirmation.  If Buyer determines to enter into the Transaction on the terms described in the preliminary Confirmation, Buyer shall promptly execute and return the same to Seller, which shall thereupon become effective as the Confirmation of the Transaction.  Buyer’s approval of the purchase of an Asset on such terms and conditions as Buyer may require shall be evidenced only by its execution and delivery of the related Confirmation.  For the avoidance of doubt, Buyer shall not (i) be bound by any preliminary or final non-binding determination referred to above, (ii) be deemed to have approved the purchase of an Asset by virtue of the approval or entering into by Buyer of a rate lock agreement, Interest Rate Protection Agreement, total return swap or any other agreement with respect to such Asset, or (iii) be obligated to purchase an Asset notwithstanding a Confirmation executed by the Parties unless and until all applicable conditions precedent in Article 6 have been satisfied or waived by Buyer.

(c)                                  Buyer shall communicate to Seller a final determination of whether or not it is willing to purchase each proposed Purchased Asset, and if so, on what terms and conditions, within ten (10) Business Days from the date of the delivery of the related Transaction Request to Buyer.  If Buyer has not communicated such final determination to Seller by such date, Buyer shall automatically and without further action be deemed to have determined not to purchase the related proposed Purchased Asset.

(d)                                 Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction covered thereby, and shall be construed to be cumulative to the extent possible.  If terms in a Confirmation are inconsistent with terms in this Agreement with respect to a particular Transaction, the Confirmation shall prevail.  Whenever the Applicable Percentage or any other term of a Transaction (other than the Pricing Rate,

Market Value and outstanding Purchase Price) with respect to an Asset is revised or adjusted in accordance with this Agreement, an amended and restated Confirmation reflecting such revision or adjustment and that is otherwise acceptable to the Parties shall be prepared by Seller and executed by the Parties.

(e)                                  The fact that Buyer has conducted or has failed to conduct any partial or complete examination or any other due diligence review of any Asset or Purchased Asset shall in no way affect any rights Buyer may have under the Repurchase Documents or otherwise with respect to any representations or warranties or other rights or remedies thereunder or otherwise, including the right to determine at any time that such Asset or Purchased Asset is not an Eligible Asset, if such Asset or Purchased Asset does not meet the requirements therefor, as set forth in the definition of “Eligible Asset”.

(f)                                   No Transaction shall be entered into if (i) any Margin Deficit, Default or Event of Default exists or would exist as a result of such Transaction, (ii) the Repurchase Date for the Purchased Asset subject to such Transaction would be later than (A) for all Purchased Assets other than CMBS Purchased Assets, the Maturity Date (but, if the original Maturity Date is extended pursuant to Section 3.07(a), in no event beyond the last day of the First Extension Term), and (B) for all CMBS Purchased Assets, the CMBS Purchased Asset Maturity Date, (iii) after giving effect to such Transaction, the aggregate outstanding Purchase Price of all Purchased Assets subject to Transactions then outstanding would exceed the Maximum Amount, (iv) a material adverse change with respect to the related proposed Purchased Asset, Seller and/or Guarantor has occurred, (v) any proposed Purchased Asset does not qualify as an Eligible Asset, (vi) Seller has not provided Buyer with all of the necessary or requested due diligence materials to allow Buyer to determine whether or not a proposed Purchased Asset qualifies as an Eligible Asset or (vii) the Funding Period applicable to the Purchased Asset has expired; provided, that (A) after the last day of the Funding Period, Future Funding Transactions may be entered into to the limited extent set forth in Section 3.10(d), and (B) after the last day of the Second Extension Term, certain Purchased Assets may be considered Extended Term Purchased Assets as provided in Section 3.01(i).

(g)                                  In addition to the foregoing provisions of this Section 3.01, solely with respect to any Wet Mortgage Asset, a copy of the related Transaction Request shall be delivered by Seller to Bailee no later than 10:00 a.m. (New York City time) one (1) Business Day prior to the requested Purchase Date, to be held in escrow by Bailee on behalf of Buyer pending finalization of the Transaction.

(h)                                 Notwithstanding any of the foregoing provisions of this Section 3.01 or any contrary provisions set forth in the Custodial Agreement, solely with respect to any Wet Mortgage Asset:

(i)                                     by 10:00 a.m. (New York City time) on the related Purchase Date, Seller or Bailee shall deliver signed .pdf copies of the Purchased Asset Documents to Custodian via electronic mail, and Seller shall deliver the appropriate written third-party wire transfer instructions to Buyer;

(ii)                                  not later than 10:00 a.m. (New York City time) on the related Purchase Date, (A) Bailee shall deliver an executed .pdf copy of the Bailee Agreement to Seller, Buyer and Custodian by electronic mail and  (B) if Buyer has previously received the trust receipt in accordance with Section 3.01(b) of the Custodial Agreement, determined that all other applicable conditions in this Agreement, including without limitation those set forth in Section 6.02 hereof, have been satisfied, and otherwise has agreed to purchase the related Wet Mortgage Asset, Buyer shall (I) execute and deliver a .pdf copy of the related Confirmation to Seller and Bailee via electronic mail and (II) wire funds in the amount of the related Purchase Price for the related Wet Mortgage Asset in accordance with the wire transfer instructions that were previously delivered to Buyer by Seller; and

(iii)                               within three (3) Business Days after the applicable Purchase Date with respect to any Wet Mortgage Asset, Seller shall deliver, or cause to be delivered (A) to Custodian, the complete original Mortgage Asset File with respect to such Wet Mortgage Asset, pursuant to and in accordance with the terms of the Custodial Agreement, and (B) to Buyer, the complete original Underwriting Package with respect to the related Wet Mortgage Assets purchased by Buyer.

Section 3.02                             Transfer of Purchased Assets; Servicing Rights.  On the Purchase Date for each Purchased Asset, and subject to the satisfaction of all applicable conditions precedent in Article 6, (a) ownership of and title to such Purchased Asset shall be transferred to and vest in Buyer or its designee against the simultaneous transfer of the Purchase Price to the account of Seller specified in Annex 1 (or if not specified therein, in the related Confirmation or as directed by Seller), and (b) Seller hereby sells, transfers, conveys and assigns to Buyer on a servicing-released basis all of Seller’s right, title and interest (except with respect to any Retained Interests) in and to such Purchased Asset, together with all related Servicing Rights.  Subject to this Agreement, until the applicable Maturity Date, Seller may sell to Buyer, repurchase from Buyer and re-sell Eligible Assets to Buyer, but may not substitute other Eligible Assets for Purchased Assets.  Buyer has the right to designate the servicer and sub-servicer of the Purchased Assets, and the Servicing Rights and other servicing provisions under this Agreement are not severable from or to be separated from the Purchased Assets under this Agreement, and such Servicing Rights and other servicing provisions of this Agreement constitute (a) “related terms” under this Agreement within the meaning of Section 101(47)(A)(i) of the Bankruptcy Code and/or (b) a security agreement or other arrangement or other credit enhancement related to the Repurchase Documents.

Section 3.03                             Maximum Amount.  The aggregate outstanding Purchase Price for all Purchased Assets as of any date of determination shall not exceed the Maximum Amount.  If the aggregate outstanding Purchase Price of the Purchased Assets as of any date of determination exceeds the Maximum Amount, Seller shall immediately pay to Buyer an amount necessary to reduce such aggregate outstanding Purchase Price to an amount equal to or less than the Maximum Amount.

Section 3.04                             Early Repurchases; Mandatory Repurchases; Partial Prepayments.

(a)                                 The terms and provisions governing early repurchases and mandatory repurchases under Section 3.04(a) are set forth in the Fee and Pricing Letter, and are hereby incorporated by reference.

(b)                                 In addition to other rights and remedies of Buyer under any Repurchase Document, Seller shall, in accordance with the procedures set forth in this Section 3.04 and Section 3.05, repurchase (a) any Purchased Asset that no longer qualifies as an Eligible Asset, as determined by Buyer, within three (3) Business Days of the receipt by Seller of a related repurchase notice from Buyer, and (b) any Mezzanine Loan or Mezzanine Participation Interest, within three (3) Business Days after the receipt by Seller of written notice from Buyer that the related Whole Loan is no longer a Purchased Asset.

(c)                                  Notwithstanding the foregoing and any other provision to the contrary contained elsewhere in any Repurchase Document, Seller cannot repurchase a Purchased Asset in connection with a full payoff of the underlying Whole Loan by the Underlying Obligor, unless (i) at any time during the existence of an uncured Default or Event of Default, 100% of the net proceeds due in respect of the related Purchased Asset in connection with the relevant payoff in question are paid directly to Buyer, (ii) at any time following the First Extended Maturity Date and prior to the Second Extended Maturity Date, if the Funding Period has expired, 110% of the Repurchase Price of the related Purchased Asset in connection with the relevant payoff in question is paid directly to Buyer and (iii) at any time following the Second Extended Maturity Date and prior to the Third Extended Maturity Date, 125% of the Repurchase Price of the related Purchased Asset in connection with the relevant payoff in question is paid directly to Buyer.  In each case, the portion of all such net proceeds in excess of the then-current Repurchase Price of the related Purchased Asset that is required to be paid to Buyer pursuant to clauses (i) through (iii) above, as applicable, will be applied by Buyer to reduce any other amounts due and payable to Buyer under this Agreement, and then to reduce the Repurchase Prices of the other Purchased Assets in such order and in such amounts as Buyer shall determine and, subject to Section 5.03, any remaining net proceeds not required to be paid to Buyer shall be remitted to Seller.

Section 3.05                             Repurchase.  On the Repurchase Date for each Purchased Asset, Seller shall transfer to Buyer the Repurchase Price for such Purchased Asset as of the Repurchase Date, and the related Seller Party shall pay all amounts due to any Affiliated Hedge Counterparty under the related Interest Rate Protection Agreement and, so long as no Event of Default has occurred and is continuing, Buyer shall transfer to Seller such Purchased Asset, whereupon such Transaction with respect to such Purchased Asset shall terminate; provided, however, that, with respect to any Repurchase Date that occurs on the second Business Day prior to the maturity date (under the related Purchased Asset Documents) for such Purchased Asset by reason of clause (d) of the definition of “Repurchase Date”, settlement of the payment of the Repurchase Price and such amounts may occur up to the second Business Day after such Repurchase Date; provided, further, that Buyer shall have no obligation to transfer to Seller, or release any interest in, such Purchased Asset until Buyer’s receipt of payment in full of the Repurchase Price therefor.  So long as no Event of Default has occurred and is continuing, upon receipt by Buyer of the Repurchase Price and all other amounts due and owing to Buyer and its Affiliates under this Agreement and each other Repurchase Document as of such Repurchase

Date, Buyer shall be deemed to have simultaneously released its security interest in such Purchased Asset, shall authorize Custodian (in accordance with the terms of the Custodial Agreement) to release to Seller the Purchased Asset Documents for such Purchased Asset and, to the extent any UCC financing statement filed against Seller specifically identifies such Purchased Asset, Buyer shall deliver an amendment thereto or termination thereof evidencing the release of such Purchased Asset from Buyer’s security interest therein.  Any such transfer or release shall be without recourse to Buyer and without representation or warranty by Buyer, except that Buyer shall represent to Seller, to the extent that good title was transferred and assigned by Seller to Buyer hereunder on the related Purchase Date, that Buyer is the sole owner of such Purchased Asset, free and clear of any other interests or Liens created by Buyer.  Any Income with respect to such Purchased Asset received by Buyer or Deposit Account Bank after payment of the Repurchase Price therefor shall be remitted to Seller.  Notwithstanding the foregoing, (A) on or before the CMBS Purchased Asset Maturity Date, Seller shall repurchase all CMBS Purchased Assets by paying to Buyer the outstanding Repurchase Price therefor and all other related outstanding Repurchase Obligations, and (B) on or before the Maturity Date, Seller shall repurchase all remaining Purchased Assets by paying to Buyer the outstanding Repurchase Price therefor and all other outstanding Repurchase Obligations.

Section 3.06                             Payment of Price Differential and Fees.

(a)                                 Notwithstanding that Buyer and Seller intend that each Transaction hereunder constitute a sale to Buyer of the Purchased Assets subject thereto, Seller shall pay to Buyer the accrued value of the Price Differential for each Purchased Asset on each Remittance Date.  Buyer shall give Seller notice of the Price Differential and any fees and other amounts due under the Repurchase Documents on or prior to the second (2nd) Business Day preceding each Remittance Date; provided, that Buyer’s failure to deliver such notice shall not affect (i) the accrual of such obligations in accordance with this Agreement or (ii) Seller’s obligation to pay such amounts.  If the Price Differential includes any estimated Price Differential, Buyer shall recalculate such Price Differential after the Remittance Date and, if necessary, make adjustments to the Price Differential amount due on the following Remittance Date.

(b)                                 Seller shall pay to Buyer all fees and other amounts as and when due as set forth in this Agreement including, without limitation:

(i)                                     the Non-Utilization Fee, which shall be due and payable on an annual basis as set forth in the definition thereof; provided that, with respect to any Non-Utilization Fee that becomes due and payable to Buyer by Seller, Buyer shall deliver to Seller a notice (which may be sent via facsimile or e-mail), setting forth (A) the amount due and (B) the calculations upon which such Non-Utilization Fee is based.

(ii)                                  the Exit Fee, which will be due and payable in accordance with the provisions of Section 4 of the Fee and Pricing Letter (as amended hereby);

(iii)                               the Structuring Fee, which shall be due and payable (A) on the Closing Date and (B) upon the exercise of the Increase Option, as and if requested by Seller and granted by Buyer pursuant to Section 3.12; and

(iv)                              the Extension Fee, which shall be payable on the date of the exercise by Seller of each Non-CMBS Extension Option.

Section 3.07                             Extension of the Maturity Date.

(a)                                 Seller shall have the options (each, an “Extension Option”) to (x) extend the Initial Maturity Date for an additional period of one year to the First Extended Maturity Date (the period of such first extension, the “First Extension Term”), (y) if the Initial Maturity Date has been so extended, to extend the First Extended Maturity Date for an additional consecutive period of one year to the Second Extended Maturity Date (the period of such second extension, the “Second Extension Term”), and (z) if the First Extended Maturity Date has been so extended, to extend the Second Extended Maturity Date for an additional consecutive period of one year to the Third Extended Maturity Date (the period of such third extension, the “Third Extension Term”; together with the First Extension Term and the Second Extension Term, collectively, the “Extension Terms”).  Each Extension Option, if Seller elects to request same, shall be exercised by delivery to Buyer from Seller of written notice requesting an extension of the Initial Maturity Date, First Extended Maturity Date or Second Extended Maturity Date, as applicable, no earlier than sixty (60) days and no later than thirty (30) days prior to the Initial Maturity Date, First Extended Maturity Date or Second Extended Maturity Date, as the case may be.  Following the receipt of notice in the manner set forth herein, Buyer shall grant each Extension Option subject to the requirement that, as of the Initial Maturity Date, First Extended Maturity Date or Second Extended Maturity Date, as applicable, each of the following conditions (collectively, the “Extension Conditions”) are satisfied, as determined by Buyer:  (i) no Default or Event of Default has occurred and is continuing, (ii) no Margin Deficit is outstanding, (iii) Seller is in compliance with the Debt Yield Test, (iv) all Purchased Assets qualify as Eligible Assets (or, if any Purchased Asset is not an Eligible Asset, Seller has repurchased such Purchased Asset no later than the earlier of (x) the then-current Maturity Date, or (y) three (3) business days after the delivery of notice thereof from Buyer, provided that the failure of Buyer to deliver such written notice shall not be construed as a waiver of Buyer’s right to require Seller to satisfy all of the Extension Conditions), and (v) Seller has paid to Buyer the applicable Extension Fee; provided that, with respect to the Extension Condition set forth in clause (i), if a Default (but no Event of Default) has occurred and is continuing as of the Initial Maturity Date, First Extended Maturity Date or Second Maturity Date, as the case may be, then the Initial Maturity Date, First Extended Maturity Date or Second Maturity Date, as applicable, shall be extended on an interim basis until the earlier of (x) the date such Default is cured to Buyer’s satisfaction (whereupon the applicable Extension Option shall be immediately effective and the then current Maturity Date shall be extended for the applicable Extension Term) or (y) the date that the applicable cure period for such Default expires and such Default has not been cured to Buyer’s satisfaction (in which case such Extension Option shall not be effective and the Maturity Date shall be deemed to immediately occur).  For the avoidance of doubt, the exercise of the Second Extension Term shall not effect, or be deemed to effect, an extension of the Funding Period solely as a result of such exercise of the Second Extension Option and the Funding Period shall only be extended for such Second Extension Term if and to the extent Buyer agrees to such extension of the Funding Period in its sole discretion.

(b)                                 Seller shall have the option to extend the CMBS Purchased Asset Maturity Date for an additional period of one year by delivery to Buyer from Seller of written notice requesting an extension of the CMBS Purchased Asset Maturity Date no earlier than sixty (60) days and no later than thirty (30) days prior to the CMBS Purchased Asset Maturity Date, accompanied by a certification by a Responsible Officer of Seller that all of the Extension Conditions are satisfied or, if any of the Extension Conditions are not satisfied as of the date of such written notice, an explanation of how Seller proposes to comply with each such Extension Condition as of the CMBS Purchased Asset Maturity Date.  Following the receipt of notice in the manner set forth herein, Buyer shall grant the applicable Extension Option, subject to the requirement that, as of the CMBS Purchased Asset Maturity Date, each of the Extension Conditions, other than payment of the Extension Fee, are satisfied, as determined by Buyer; provided that, with respect to the Extension Condition set forth in clause (i) of such definition, if a Default (but no Event of Default) has occurred and is continuing as of the CMBS Purchased Asset Maturity Date, then the CMBS Purchased Asset Maturity Date shall be extended on an interim basis until the earlier of (x) the date such Default is cured to Buyer’s satisfaction (in which case such extension shall be deemed to have been granted) or (y) the date that the applicable cure period for such Default expires and such Default has not been cured to Buyer’s satisfaction (in which case such extension shall be deemed to have been denied and the CMBS Purchased Asset Maturity Date shall be deemed to immediately occur).

(c)                                  Notwithstanding any provision to the contrary set forth elsewhere in this Agreement, except for Future Funding Transactions that may be entered into by Buyer and Seller in connection with Trailing Future Funding Obligations in accordance with Section 3.10(d) hereof, no additional Transactions shall be entered into after the expiration of the Funding Period.

(d)                                 The terms and provisions governing further extensions of the Maturity Date under Section 3.07(d) are set forth in the Fee and Pricing Letter, and are hereby incorporated by reference.

Section 3.08                             Payment, Transfer and Custody.

(a)                                 Unless otherwise expressly provided herein, all amounts required to be paid or deposited by Seller hereunder shall be paid or deposited in accordance with the terms hereof no later than 3:00 p.m. on the day when due, in immediately available Dollars and without deduction, set-off or counterclaim, and if not received before such time shall be deemed to be received on the next Business Day.  Whenever any payment under the Repurchase Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next following Business Day, and such extension of time shall in such case be included in the computation of such payment.  If Seller fails to pay all or part of any Repurchase Price amount by 5:00 p.m., New York City time on any date when due, Buyer may require Seller to pay (in addition to, and together with, such past-due Repurchase Price) a late fee equal to one percent (1%) of the total amount of the late payment, plus interest on such past due Repurchase Price as provided in Section 18.16, until any such past due Repurchase Price is received in full by Buyer.  Amounts payable to Buyer and not otherwise required to be deposited into the Waterfall Account shall be deposited into an account of Buyer.  Seller shall have no rights in, rights of withdrawal from, or rights to give notices or instructions regarding Buyer’s account or the Waterfall Account or any Servicing Agreement Account.  Amounts in the Servicing Agreement Account established and maintained in connection with the Servicing Agreement may be invested at the direction and in the discretion of Buyer in cash equivalents before they are distributed in accordance with Article 5.

(b)                                 Any Purchased Asset Documents not delivered to Buyer or Custodian on the relevant Purchase Date and subsequently received or held by or on behalf of Seller are and shall be held in trust by Seller or its agent for the benefit of Buyer as the owner thereof until so delivered to Buyer or Custodian.  Seller or its agent shall maintain a copy of such Purchased Asset Documents and the originals of the Purchased Asset Documents not delivered to Buyer or Custodian.  The possession of Purchased Asset Documents by Seller or its agent is in a custodial capacity only at the will of Buyer for the sole purpose of assisting Servicer with its duties under the Servicing Agreement or any other applicable Servicing Agreement.  Each Purchased Asset Document retained or held by Seller or its agent shall be segregated on Seller’s books and records from the other assets of Seller or its agent, and the books and records of Seller or its agent shall be marked to reflect clearly the sale of the related Purchased Asset to Buyer on a servicing-released basis.  Seller or its agent shall release its custody of the Purchased Asset Documents only in accordance with written instructions from Buyer, unless such release is required as incidental to the servicing of the Purchased Assets by Servicer or is in connection with a repurchase of any Purchased Asset by Seller, in each case in accordance with the Custodial Agreement.

Section 3.09                             Repurchase Obligations Absolute.  All amounts payable by Seller under the Repurchase Documents shall be paid without notice (except as expressly required in the Repurchase Documents), demand, counterclaim, set-off, deduction or defense (as to any Person and for any reason whatsoever) and without abatement, suspension, deferment, diminution or reduction (as to any Person and for any reason whatsoever), and the Repurchase Obligations shall not be released, discharged or otherwise affected, except as expressly provided herein, by reason of:  (a) any damage to, destruction of, taking of, restriction or prevention of the use of, interference with the use of, title defect in, encumbrance on or eviction from, any Purchased Asset, the Pledged Collateral or related Mortgaged Property, (b) any Insolvency Proceeding relating to Seller, any Underlying Obligor or any other loan participant under a Senior Interest or a Junior Interest, or any action taken with respect to any Repurchase Document, Purchased Asset Document by any trustee or receiver of Seller, any Underlying Obligor or any other loan participant under a Senior Interest or a Junior Interest, or by any court in any such proceeding, (c) any claim that Seller has or might have against Buyer under any Repurchase Document or otherwise, (d) any default or failure on the part of Buyer to perform or comply with any Repurchase Document or other agreement with Seller, (e) the invalidity or unenforceability of any Purchased Asset, Repurchase Document or Purchased Asset Document, or (f) any other occurrence whatsoever, whether or not similar to any of the foregoing, and whether or not Seller has notice or Knowledge of any of the foregoing.  The Repurchase Obligations shall be (i) full recourse to Seller and (ii) limited recourse to Guarantor to the extent of, and subject to the specified full-recourse provisions set forth in, the Guarantee Agreement.  This Section 3.09 shall survive the termination of the Repurchase Documents and the payment in full of the Repurchase Obligations.

Section 3.10                             Future Funding Transaction.  Buyer’s agreement to enter into any Future Funding Transaction is subject to the satisfaction of the following conditions precedent, both immediately prior to entering into such Future Funding Transaction and also after giving effect to the consummation thereof:

(a)                                 Prior to the Maturity Date (as may be extended pursuant to Section 3.07(a)) or the CMBS Purchased Asset Maturity Date (without giving effect to any extension pursuant to Section 3.07(b)), Seller may request that Buyer enter into a Future Funding Transaction, by delivering either (i) a signed, written confirmation substantially in the form of Exhibit J attached hereto prior to the related Future Funding Date (each, a “Future Funding Confirmation”), signed by a Responsible Officer of Seller or (ii) an amended and restated Confirmation.  Each Future Funding Confirmation or amended and restated Confirmation, as applicable, shall (i) identify the related Purchased Asset, (ii) specify the amount of the related future advance made or to be made by Seller to the Underlying Obligor and the requested Future Funding Amount, (iii) specify the Future Funding Date, (iv) specify the Book Value of the Purchased Asset before and after giving effect to the related future advance, (v) specify the Purchase Price of the Purchased Asset before and after giving effect to the requested Future Funding Amount and (vi) be executed by both Buyer (upon Buyer’s approval of such Future Funding Transaction) and Seller; provided, however, that Buyer shall not be liable to Seller if it inadvertently acts on a Future Funding Confirmation or amended and restated Confirmation, as applicable, that has not been signed by a Responsible Officer of Seller.  Each Future Funding Confirmation or amended and restated Confirmation, as applicable, together with this Agreement, shall be conclusive evidence of the terms of the Future Funding Transaction covered thereby.  If terms in a Future Funding Confirmation or amended and restated Confirmation, as applicable, are inconsistent with terms in this Agreement with respect to a particular Future Funding Transaction, the terms of such Future Funding Confirmation or amended and restated Confirmation, as applicable, shall prevail.  Notwithstanding any provision to the contrary in this Agreement, either expressed or implied, all future funding obligations set forth in any Purchased Asset Document are and shall at all times remain solely the obligations of Seller.

(b)                                 For each proposed Future Funding Transaction, no less than seven (7) Business Days prior to the proposed Future Funding Date, Seller shall deliver to Buyer a Future Funding Request Package.  Buyer shall have the right to review the Future Funding Request Package and to update Buyer’s original due diligence and to conduct additional due diligence with respect to the applicable Purchased Asset/or the related Whole Loan, Senior Interest, Mezzanine Loan and/or Junior Interest as Buyer determines.  Prior to the approval of each proposed Future Funding Transaction by Buyer, Buyer shall have determined, in its sole and absolute discretion, that both at the time of such request and as of the Future Funding Date, (i) the related Purchased Asset is not a Defaulted Asset, (ii) the related Purchased Assets has a Debt Yield that is equal to or greater than the applicable Debt Yield Purchase Threshold, (iii) Seller is in compliance with the Debt Yield Test, (iv) the conditions precedent for a Transaction set forth in sub-paragraphs (b), (e), (f), (g) and (i) of Section 6.02 have been met by Seller, and (v) all related conditions precedent set forth in the related Purchased Asset Documents have been satisfied.

(c)                                  Upon the approval by Buyer of a particular Future Funding Transaction, Buyer shall deliver to Seller a signed copy of the related Future Funding Confirmation or amended and restated Confirmation, as applicable, described in clause (i) above, on or before the related Future Funding Date.  On the related Future Funding Date, which shall occur no later than three (3) Business Days after the final approval of the Future Funding Transaction by Buyer (a) if Seller has not remitted to the applicable Underlying Obligor the applicable future advance amount due in connection with the related Future Funding Transaction pursuant to the Purchased Asset Documents on or prior to the Future Funding Date: (i) if an escrow agreement has been established in connection with such Future Funding Transaction, Buyer shall remit the related Future Funding Amount to the related escrow account, (ii) if the terms of the Purchased Asset Documents provide for a reserve account in connection with future advances, Buyer shall remit the related Future Funding Amount to the applicable reserve account, or (iii) otherwise, Buyer shall remit the related Future Funding Amount directly to the related Underlying Obligor; or (b) if Seller has provided Buyer with evidence satisfactory to it that Seller has remitted to the applicable Underlying Obligor the full amount due in connection with the related Future Funding Transaction on or prior to the Future Funding Date, Buyer shall remit such Future Funding Amount directly to Seller.

(d)                                 If Seller applies to extend the Maturity Date to the Second Extension Termination Date or Third Extension Termination Date in accordance with Section 3.07(a) within the time period permitted thereunder, Seller shall, in each case, submit to Buyer a list of all Purchased Assets with unfunded future funding obligations and provide such other related information as requested by Buyer.  Buyer shall have the option to approve or reject any or all of the items on Seller’s list, as determined in its discretion on or before the first day of the Second Extension Term or the Third Extension Term, as applicable.  All of the approved items, if any, on Seller’s list shall, immediately thereafter, be incorporated by reference into this Agreement as Schedule 3 hereto and thereafter, each such approved item shall be referred to as a “Trailing Future Funding Obligation”.  During the Second Extension Term and Third Extension Term, Seller shall be permitted to request Future Funding Transactions that constitute Trailing Future Funding Obligations, so long as each such unfunded Future Funding Transaction satisfies all of the terms, conditions and requirements set forth in Section 3.10(b) other than the requirement that the Funding Period has not expired, so long as each such Future Funding Transaction is entered into prior to the last day of the Second Extension Term or Third Extension Term, as applicable.

Section 3.11                             Additional Purchase Advance Transactions.

(a)                                 Prior to the Maturity Date (as same may be extended through to the Second Extended Maturity Date), Seller may request that Buyer increase the Maximum Applicable Percentage for any Purchased Asset other than a CMBS Purchased Asset, by written request delivered no less than seven (7) Business Days prior to the proposed date for the requested additional advance that would be based on such increased percentage (each such transaction pursuant to which such an advance is made, an “Additional Purchase Advance Transaction” and the amount advanced in any such transaction, an “Additional Purchase Advance”).  In connection with any such Additional Purchase Advance Transaction, Buyer and Seller shall execute and deliver to each other an updated Confirmation setting forth the new Maximum Applicable Percentage and outstanding Purchase Price with respect to such Purchased Asset.

(b)                                 Any Additional Purchase Advance Transaction shall be entered into only if Buyer agrees to do so in its discretion, it being understood without limiting the generality of the foregoing that Buyer’s agreement to enter into any Additional Purchase Advance Transaction is subject to the satisfaction of the following conditions precedent, both immediately prior to entering into the related Additional Purchase Advance Transaction and also after giving effect to the consummation thereof: (i) no Margin Deficit, Default or Event of Default exists, (ii)  the aggregate outstanding Purchase Price of all Purchased Assets subject to Transactions then outstanding does not exceed the Maximum Amount, (iii) no Sub-Limit is exceeded, (iv) the amount of such Additional Purchase Advance does not exceed the Additional Purchase Advance Available Amount and (v) no Material Adverse Effect has occurred and is continuing.

Section 3.12                             Increase Option.

(a)                                 Seller shall have the option (the “Increase Option”) to increase the Maximum Amount by the Increase Option Amount, which consent may be granted or denied in Buyer’s sole discretion.  The Increase Option, if Seller elects to request same, shall be exercised by delivery to Buyer from Seller of written notice requesting an increase of the Maximum Amount, no earlier than sixty (60) days and no later than thirty (30) days prior to the proposed effective date of the Increase Option, which effective date of the Increase Option shall be no later than the Initial Maturity Date.

(b)                                 Following the receipt of notice in the manner set forth herein, Buyer may grant such Increase Option, subject to the requirement that, as of the date of such notice and as of the effective date of the exercise of the Increase Option, each of the following conditions (collectively, the “Increase Option Conditions”) are satisfied, as determined by Buyer:  (i) no Default or Event of Default has occurred and is continuing, (ii) no Margin Deficit is outstanding, (iii) Seller is in compliance with the Debt Yield Test, (iv) all Purchased Assets qualify as Eligible Assets (or, if any Purchased Asset is not an Eligible Asset, Seller has repurchased such Purchased Asset no later than the earlier of (x) the then-current Maturity Date, or (y) three (3) Business Days after the delivery of notice thereof from Buyer, provided that the failure of Buyer to deliver such written notice shall not be construed as a waiver of Buyer’s right to require Seller to satisfy all of the Increase Option Conditions), and (v) Seller has paid to Buyer the applicable Structuring Fee.

ARTICLE 4

MARGIN MAINTENANCE

Section 4.01                             Margin Deficit.

(a)                                 If on any date (i) the Market Value for any Purchased Asset (as determined by Buyer) is less than (ii) the product of (A) the applicable Buyer’s Margin Percentage times (B) the outstanding Purchase Price for such Purchased Asset as of such date (the excess, if any, of (ii) over (i), a “Margin Deficit”), then Seller shall, within three (3) Business Days after notice from Buyer (a “Margin Call”), transfer cash to Buyer in an amount at least equal to such Margin Deficit.  Buyer shall apply the funds received in satisfaction of a Margin Deficit to the Repurchase Obligations in such manner as Buyer determines, to amounts due and owing under the Repurchase Documents on such date.  Additional terms and provisions governing Margin Deficits and Margin Calls under this Section 4.01(a) are set forth in the Fee and Pricing Letter, and are hereby incorporated by reference.

(b)                                 Buyer’s election not to deliver, or to forbear from delivering, a Margin Call notice at any time there is a Margin Deficit shall not waive or be deemed to waive such Margin Deficit or in any way limit, stop or impair Buyer’s right to deliver a Margin Call notice at any time when the same or any other Margin Deficit exists on the same or any other Purchased Asset (and the conditions to delivery of such Margin Call under Section 4.01(a) above are satisfied).  Buyer’s rights relating to Margin Deficits under this Section 4.01 are cumulative and in addition to and not in lieu of any other rights of Buyer under the Repurchase Documents or Requirements of Law.

(c)                                  All cash transferred to Buyer pursuant to this Section 4.01 with respect to a Purchased Asset shall be deposited into the Waterfall Account, except as directed by Buyer, and notwithstanding any provision in Section 5.02 to the contrary, shall be applied to reduce the Purchase Price of such Purchased Asset.

ARTICLE 5

APPLICATION OF INCOME

Section 5.01                             Waterfall Account; Servicing Agreement Accounts.  The Waterfall Account and the Servicing Agreement Account maintained under the Servicing Agreement shall be established at Deposit Account Bank.  The customary related fees and expenses of Deposit Account Bank in connection with maintaining the Waterfall Account and the Servicing Agreement Account established and maintained under the Servicing Agreement will be the sole responsibility of Seller.  Buyer shall have sole dominion and control (including, without limitation, “control” within the meaning of Section 9-104(a) of the UCC) over the Waterfall Account and the Servicing Agreement Account established and maintained under the Servicing Agreement.  Neither Seller nor any Person claiming through or under Seller shall have any claim to or interest in the Waterfall Account or any Servicing Agreement Account maintained at Wells Fargo Bank, N.A.  All Income received by Seller, Servicer, Buyer or Deposit Account Bank in respect of the Purchased Assets, as well as any interest received from the reinvestment of such Income (other than amounts of reinvestment income permitted to be retained by Servicer as additional servicing compensation in accordance with Section 3.03(c) of the Servicing Agreement or pursuant to the applicable provisions of any other Servicing Agreement and the related Irrevocable Redirection Notice signed by the related Servicer), shall be deposited directly into the Waterfall Account, except that, in the case of amounts deposited by Servicer, such deposits to the Waterfall Account shall occur from the Servicing Agreement Account established and maintained in connection with the Servicing Agreement in accordance with Section 3.04(a)(iv) of the Servicing Agreement or in accordance with the applicable provisions of any other applicable Servicing Agreement and the related Irrevocable Redirection Notice signed by the related Servicer, and shall be applied to and remitted by Deposit Account Bank in accordance with this Article 5.  If any Underlying Obligor shall make any payment due in connection with any Purchased Asset to Seller, Seller shall cause such payment to be deposited or transferred to the Waterfall Account within two (2) Business Days.  Notwithstanding the foregoing, so long as the Servicing Agreement is in full force and effect, all amounts to be paid or are otherwise received from, or on behalf of, a related Underlying Obligor shall be paid directly to the Servicing Agreement Account established and maintained in connection with the Servicing Agreement or pursuant to the applicable provisions of any other Servicing Agreement or in accordance with the applicable provisions of any other applicable Servicing Agreement and, thereafter, remitted to the Waterfall Account in accordance with the terms of the Servicing Agreement.  With respect to any Purchased Asset that was originated by Seller, Seller shall establish and maintain at all times the Collection Account(s) relating to such Purchased Asset at Deposit Account Bank.

Section 5.02                             No Material Default or Event of Default Exists; Maximum Amount Not Exceeded; Third Extended Maturity Date Has Not Occurred.  If no Material Default or Event of Default exists, and the aggregate Repurchase Price of all Purchased Assets subject to Transactions then outstanding is less than or equal to the Maximum Amount and the Third Extended Maturity Date has not occurred, all Income described in Section 5.01 and deposited into the Waterfall Account during each Pricing Period shall be applied by Deposit Account Bank by no later than the next following Remittance Date (except as otherwise expressly provided below) in the following order of priority:

first, to pay all then-currently due and payable servicing fees to Buyer (or its designated Servicer), and to reimburse Buyer (or its designated Servicer) for any and all costs, expenses, advances and similar amounts incurred by Buyer (or its designated Servicer) in connection with the servicing of the Purchased Assets;

second, to the extent such payments are actually remitted by the Underlying Obligor to the Waterfall Account, to remit the tax (and insurance, if applicable) escrow portion and any tenant improvement, capital expenditure or other reserve portion of any payments received from each Underlying Obligor to the respective escrow agents pursuant to the escrow agreements or the Purchased Asset Documents for the underlying Whole Loans, and whether or not any event of default exists with respect to the related Whole Loan;

third, to pay to Buyer an amount equal to the Price Differential accrued with respect to all Purchased Assets as of such Remittance Date;

fourth, to pay to Buyer an amount equal to all default interest, late fees, fees, expenses and Indemnified Amounts then due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents;

fifth, to pay to Buyer an amount sufficient to eliminate any outstanding Margin Deficit (without limiting Seller’s obligation to satisfy a Margin Deficit in a timely manner as required by Section 4.01);

sixth, to pay any custodial fees and expenses due and payable under the Custodial Agreement;

seventh, for each Purchased Asset other than, on and after September 15, 2017, CMBS Purchased Assets, to pay the Applicable Percentage of any Principal Payment to Buyer, but only to the extent that such remittance would not result in the creation of a Margin Deficit, to be applied by Buyer within one (1) Business Day of receipt to reduce the outstanding Purchase

Price of the applicable Purchased Asset, with the balance of such Principal Payment to be paid to Seller within three (3) Business Days of receipt;

eighth, for each CMBS Purchased Asset on and after September 15, 2017, to pay 100% of all Income payments received with respect to any CMBS Purchased Asset to Buyer, to be applied by Buyer within one Business Day of receipt to reduce the outstanding Repurchase Price of the applicable CMBS Purchased Asset and, after payment in full of such Purchase Price, any remaining portion of such Principal Payment shall be applied to the outstanding Purchase Price of the other CMBS Purchased Assets in such order and in such amounts as determined by Buyer, until the aggregate Repurchase Price of all CMBS Purchased Assets has been reduced to zero;

ninth, to pay Buyer any other amounts due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents; and

tenth, to pay to Seller any remainder for its own account, subject, however, to the covenants and other requirements of the Repurchase Documents.

Section 5.03                             A Material Default or Event of Default Exists; Maximum Amount Exceeded; Third Extended Maturity Date Has Occurred.  If a Material Default or an Event of Default exists, or the aggregate Repurchase Price of all Purchased Assets subject to Transactions then outstanding exceeds the Maximum Amount, or the Third Extended Maturity Date has occurred, all Income deposited into the Waterfall Account in respect of the Purchased Assets shall be applied by Deposit Account Bank, on the Business Day next following the Business Day on which each amount of Income is so deposited, in the following order of priority:

first, to pay all then-currently due and payable servicing fees to Buyer (or its designated Servicer), and to reimburse Buyer (or its designated Servicer) for any and all costs, expenses, advances and similar amounts incurred by Buyer (or its designated Servicer) in connection with the servicing of the Purchased Assets;

second, to the extent such payments are actually remitted by the Underlying Obligor to the Waterfall Account, to remit the tax (and insurance, if applicable) escrow portion of any payments received from each Underlying Obligor to the respective escrow agents pursuant to the escrow agreements or other Purchased Asset Documents for the related Whole Loan, and whether or not any event of default exists with respect to the related Whole Loan;

third, to pay to Buyer an amount equal to the Price Differential accrued with respect to all Purchased Assets as of such Remittance Date;

fourth, to pay to Buyer an amount equal to all default interest, late fees, fees, expenses and Indemnified Amounts then due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents;

fifth, to pay any custodial fees and expenses due and payable under the Custodial Agreement;

sixth, to pay to Buyer an amount equal to the aggregate Repurchase Price of all Purchased Assets (to be applied in such order and in such amounts as determined by Buyer, until such Purchase Price has been reduced to zero) plus all other amounts due to Buyer under the Repurchase Documents;

seventh, to pay to Buyer all other Repurchase Obligations due to Buyer, in such order and in such amounts as Buyer shall determine in its discretion; and

eighth, to pay to Seller any remainder for its own account.

Section 5.04                             Seller to Remain Liable.  If the amounts remitted to Buyer as provided in Sections 5.02 and 5.03 are insufficient to pay all amounts due and payable from Seller to Buyer under this Agreement or any Repurchase Document on a Remittance Date, a Repurchase Date or Maturity Date, whether due to the occurrence of an Event of Default or otherwise, Seller shall remain liable to Buyer for payment of all such amounts when due.

ARTICLE 6

CONDITIONS PRECEDENT

Section 6.01                             Conditions Precedent to Initial Transaction.  Buyer shall not be obligated to enter into any Transaction or purchase any Asset until the following conditions have been satisfied as determined, or waived by Buyer, on and as of the Closing Date:

(a)                                 Buyer has received the following documents, each dated as of the Closing Date unless otherwise specified:  (i) each Repurchase Document duly executed and delivered by the parties thereto, (ii) an official good standing certificate or its documentary equivalent dated a recent date with respect to Seller and Guarantor (including, with respect to Seller, in each jurisdiction where any Mortgaged Property is located to the extent necessary for Buyer to enforce its rights and remedies thereunder), (iii) certificates of the secretary or an assistant secretary of Seller and Guarantor with respect to attached copies of the Governing Documents and applicable resolutions of Seller and Guarantor, and the incumbencies and signatures of officers of Seller and Guarantor executing the Repurchase Documents to which each is a party, evidencing the authority of Seller and Guarantor with respect to the execution, delivery and performance thereof, (iv) a Closing Certificate, (v) an executed Power of Attorney, (vi) such opinions from counsel to Seller and Guarantor as Buyer may require, including with respect to corporate matters (including, without limitation, the valid existence and good standing of Seller, Guarantor and Pledgor and the enforceability of their respective operating agreements), the due authorization, execution, delivery and enforceability of each of the Repurchase Documents, non-contravention, no consents or approvals required other than those that have been obtained, first priority perfected security interests in the Purchased Assets, the Pledged Collateral and any other collateral pledged pursuant to the Repurchase Documents, Investment Company Act matters, and, to be delivered within ten (10) Business Days of the Closing Date, the applicability of Bankruptcy Code safe harbors, (vii) a duly completed Compliance Certificate, and (viii) all other documents, certificates, information, financial statements, reports, approvals and opinions of counsel as Buyer may require;

(b)                                 (i) UCC financing statements have been filed against Seller and Pledgor in all filing offices required by Buyer, (ii) Buyer has received such searches of UCC filings, tax liens, judgments, pending litigation and other matters relating to Seller and the Purchased Assets as Buyer may require, (iii) the results of such searches are satisfactory to Buyer and (iv) all original certificates evidencing all ownership interests in Seller, which interests shall be in certificated form pursuant to Section 8-103 of the UCC, together with executed original copies of all necessary blank transfer documents, have been delivered to Custodian; and

(c)                                  Buyer has received payment from Seller of all fees and expenses then payable under this Agreement, as contemplated by Section 13.02 and by the applicable provisions of the Fee and Pricing Letter.

Section 6.02                             Conditions Precedent to All Transactions.  Buyer shall not be obligated to enter into any Transaction, purchase any Asset, or be obligated to take, fulfill or perform any other action hereunder, until the following additional conditions have been satisfied as determined by or waived by Buyer, with respect to each Asset on and as of the Purchase Date (including the first Purchase Date) therefor:

(a)                                 Buyer has received the following documents for each prospective Purchased Asset:  (i) a Transaction Request, (ii) an Underwriting Package, (iii) a Confirmation, (iv) the related Servicing Agreement(s), if a copy was not previously delivered to Buyer, (v) fully executed Irrevocable Redirection Notices, except to the extent set forth in Section 8.18, (vi) a trust receipt and other items required to be delivered under the Custodial Agreement, (vii) with respect to any Wet Mortgage Asset, a Bailee Agreement, and (viii) all other documents, certificates, information, financial statements, reports and approvals as Buyer may require (provided, however, that with respect to any Wet Mortgage Asset, delivery of the foregoing items in accordance with the provisions of Sections 3.01(g) and (h) shall be deemed to satisfy the conditions of this Section 6.01(a) (unless otherwise determined in the discretion of Buyer));

(b)                                 immediately before such Transaction and after giving effect thereto and to the intended use thereof, no Representation Breach (including with respect to any Purchased Asset), Default, Event of Default, Margin Deficit or Material Adverse Effect exists;

(c)                                  Buyer has completed its due diligence review of the Underwriting Package, Purchased Asset Documents and such other documents, records and information as Buyer deems appropriate, and the results of such reviews are satisfactory to Buyer;

(d)                                 Buyer has (i) determined that such Asset is an Eligible Asset, (ii) approved the purchase of such Asset, (iii) obtained all necessary internal credit and other approvals for such Transaction, and (iv) executed the Confirmation;

(e)                                  immediately after giving effect to such Transaction, the aggregate outstanding Purchase Price of all Transactions does not exceed the Maximum Amount;

(f)                                   the Repurchase Date specified in the Confirmation is not later than (i) for all Purchased Assets other than CMBS Purchased Assets, the Maturity Date, and (ii) for all CMBS Purchased Assets, the CMBS Purchased Asset Maturity Date;

(g)                                  Seller has satisfied all requirements and conditions and has performed all covenants, duties, obligations and agreements contained in the other Repurchase Documents to be performed by Seller on or before the Purchase Date;

(h)                                 to the extent the related Purchased Asset Documents contain notice, cure and other provisions in favor of a pledgee under a repurchase or warehouse facility, and without prejudice to the sale treatment of such Asset to Buyer, Buyer has received satisfactory evidence that Seller has given notice to the applicable Persons of Buyer’s interest in such Asset and otherwise satisfied any other applicable requirements under such pledgee provisions so that Buyer is entitled to the rights and benefits of a pledgee under such pledgee provisions;

(i)                                     Buyer has received a copy of any Interest Rate Protection Agreement and related documents entered into with respect to such Asset, (ii) the related Seller Party has assigned or pledged to Buyer all of assignor’s rights (but none of its obligations) under such Interest Rate Protection Agreement and related documents, and (iii) no termination event, default or event of default (however defined) exists thereunder;

(j)                                    Custodian shall have received executed blank assignments of all Purchased Asset Documents, if applicable, in appropriate form for recording in the jurisdiction in which the underlying real estate is located (the “Blank Assignment Documents”);

(k)                                 For all Assets acquired from or originated by (whether directly or indirectly) an Affiliate of Seller (other than any Asset acquired directly or indirectly from and/or originated by Guarantor or any Intermediate Starwood Entity), if requested by Buyer, a true sale opinion from counsel to Seller in form and substance reasonably satisfactory to Buyer; and

(l)                                     Buyer has received, within thirty (30) days of the Closing Date, the Revised Servicing Agreement, duly executed and delivered by the parties thereto.

Each Confirmation delivered by Seller shall constitute a certification by Seller that all of the conditions precedent in this Article 6 have been satisfied, unless any such condition precedent was expressly waived in the related Confirmation.

The failure of Seller to satisfy any of the conditions precedent in this Article 6 with respect to any Transaction or Purchased Asset shall, unless such failure was set forth in an exceptions schedule to the relevant Confirmation or otherwise waived in writing by Buyer on or before the related Purchase Date, give rise to the right of Buyer at any time to rescind the related Transaction, whereupon Seller shall immediately pay to Buyer the Repurchase Price of such Purchased Asset.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants, on and as of the date of this Agreement, each Purchase Date, and, except as otherwise expressly provided below, at all times when any Repurchase Document or Transaction is in full force and effect, as follows:

Section 7.01                             Seller.  Seller has been duly organized and validly exists in good standing as a limited liability company under the laws of the State of Delaware.  Seller (a) has all requisite power, authority, legal right, licenses and franchises, (b) is duly qualified to do business in all jurisdictions necessary, and (c) has been duly authorized by all necessary action, to (w) own, lease and operate its properties and assets, (x) conduct its business as presently conducted, (y) execute, deliver and perform its obligations under the Repurchase Documents to which it is a party, and (z) originate, service, acquire, own, sell, assign, pledge and repurchase the Purchased Assets.  Seller’s exact legal name is set forth in the preamble and signature pages of this Agreement.  Seller’s location (within the meaning of Article 9 of the UCC), and the office where Seller keeps all records (within the meaning of Article 9 of the UCC) relating to the Purchased Assets is at the address of Seller referred to in Annex 1.  Seller has not changed its name or location within the past twelve (12) months.  Seller 2’s organizational identification number is 4792057 and its tax identification number is 27-2143719.  Seller 2-A’s organizational identification number is 4942463 and its tax identification number is 27-5082708.  Seller 2 is a wholly-owned Subsidiary of Starwood Property Mortgage, L.L.C., a Delaware limited liability company.  Seller 2-A is a wholly-owned Subsidiary of Starwood Property Mortgage BC, L.L.C., a Delaware limited liability company.  The fiscal year of Seller is the calendar year.  Seller has no Indebtedness, Contractual Obligations or investments other than (a) ordinary trade payables, (b) in connection with Assets acquired or originated for the Transactions, and (c) the Repurchase Documents.  Each of Seller 2 and Seller 2-A have no Guarantee Obligations.  Each of Seller 2 and Seller 2-A have no Subsidiaries.

Section 7.02                             Repurchase Documents.  Each Repurchase Document to which Seller is a party has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and general principles of equity. The execution, delivery and performance by Seller of each Repurchase Document to which it is a party do not and will not (a) conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under, any (i) Governing Document, Indebtedness, Guarantee Obligation or Contractual Obligation applicable to Seller or any of its properties or assets, (ii) Requirements of Law, or (iii) approval, consent, judgment, decree, order or demand of any Governmental Authority, or (b) result in the creation of any Lien (other than, except with respect to any Purchased Asset, any Liens granted pursuant to or by the Repurchase Documents) on any of the properties or assets of Seller.  All approvals, authorizations, consents, orders, filings, notices or other actions of any Person or Governmental Authority required for the execution, delivery and performance by Seller of the Repurchase Documents to which it is a party and the sale of and grant of a security interest in each Purchased Asset to Buyer, have been obtained, effected, waived or given and are in full force and effect.  The execution, delivery and performance of the Repurchase Documents do not require compliance by Seller with any “bulk sales” or similar law.  Except as disclosed to Buyer by or on behalf of Seller in writing prior to the Closing Date or, as applicable, the related Purchase Date for each Transaction, there is no material litigation, proceeding or investigation pending or, to Seller’s Knowledge, threatened, against Seller, Manager, any Intermediate Starwood Entity or Guarantor before any Governmental Authority (a) asserting the invalidity of any Repurchase Document, (b) seeking to prevent the consummation of any Transaction, or (c) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

Section 7.03                             Solvency.  None of Seller, Manager, any Intermediate Starwood Entity or Guarantor is or has ever been the subject of an Insolvency Proceeding.  Seller, Manager, each Intermediate Starwood Entity and Guarantor are Solvent and the Transactions do not and will not render Seller, Manager, any Intermediate Starwood Entity or Guarantor not Solvent.  Seller is not entering into the Repurchase Documents or any Transaction with the intent to hinder, delay or defraud any creditor of Seller, Manager, any Intermediate Starwood Entity or Guarantor.  Seller has received or will receive reasonably equivalent value for the Repurchase Documents and each Transaction.  Seller has adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.  Seller is generally able to pay, and as of the date hereof is paying, its debts as they come due.

Section 7.04                             Taxes.  Seller, Manager, each Intermediate Starwood Entity and Guarantor have filed all required federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by them and have paid all material taxes (including mortgage recording taxes), assessments, fees, and other governmental charges payable by them, or with respect to any of their properties or assets, which have become due, and income or franchise taxes have been paid or are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves have been established in accordance with GAAP.  Seller, Manager, each Intermediate Starwood Entity and Guarantor have paid, or have provided adequate reserves for the payment of, all such taxes for all prior fiscal years and for the current fiscal year to date.  Except as disclosed to Buyer by or on behalf of Seller in writing prior to the Closing Date or, as applicable, the related Purchase Date for each Transaction, there is no material action, suit, proceeding, investigation, audit or claim relating to any such taxes now pending or, to Seller’s Knowledge, threatened by any Governmental Authority which is not being contested in good faith as provided above.  None of Seller, Manager, any Intermediate Starwood Entity or Guarantor has entered into any agreement or waiver or been requested to enter into any agreement or waiver extending any statute of limitations relating to the payment or collection of taxes, or is aware of any circumstances that would cause the taxable years or other taxable periods of Seller, Manager, any Intermediate Starwood Entity or Guarantor not to be subject to the normally applicable statute of limitations.  No tax liens have been filed against any assets of Seller, Manager, any Intermediate Starwood Entity or Guarantor.  Seller does not intend to treat any Transaction as being a “reportable transaction” as defined in Treasury Regulation Section 1.6011—4.  If Seller determines to take any action inconsistent with such intention, it will promptly notify Buyer, in which case Buyer may treat each Transaction as subject to Treasury Regulation Section 301.6112—1 and will maintain the lists and other records required thereunder.

Section 7.05                             Financial Condition.  The audited balance sheet of Guarantor as at the fiscal year most recently ended for which such audited balance sheet is available, and the related audited statements of income and retained earnings and of cash flows for the fiscal year then ended, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification arising out of the audit conducted by Guarantor’s independent certified public accountants, copies of which have been delivered to Buyer, are complete and correct and present fairly the financial condition of Guarantor as of such date and the results of its operations and cash flows for the fiscal year then ended.  All such financial statements, including related schedules and notes, were prepared in accordance with

GAAP except as disclosed therein.  Except as disclosed to Buyer by or on behalf of Seller in writing prior to the Closing Date or, as applicable, the related Purchase Date for each Transaction, Guarantor does not have any material contingent liability or liability for taxes or any long term lease or unusual forward or long term commitment, including any Derivative Contract, which is not reflected in the foregoing statements or notes.

Section 7.06                             True and Complete Disclosure.  The information, reports, certificates, documents, financial statements, operating statements, forecasts, books, records, files, exhibits and schedules furnished by or on behalf of Seller to Buyer in connection with the Repurchase Documents and the Transactions, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.  All written information furnished after the date hereof by or on behalf of Seller to Buyer in connection with the Repurchase Documents and the Transactions will be true, correct and complete in all material respects, or in the case of projections will be based on reasonable estimates prepared and presented in good faith, on the date as of which such information is stated or certified.

Section 7.07                             Compliance with Laws.  Seller has complied in all material respects with all Requirements of Laws, and, to Seller’s Actual Knowledge, no Purchased Asset contravenes any Requirements of Laws in any material respect.  None of Seller 2-A, Seller 2 nor any Affiliate of either Seller (a) is an “enemy” or an “ally of the enemy” as defined in the Trading with the Enemy Act of 1917, (b) is in violation of any Anti-Terrorism Laws, (c) is a blocked person described in Section 1 of Executive Order 13224 or to its Knowledge engages in any dealings or transactions or is otherwise associated with any such blocked person, (d) is in violation of any country or list based economic and trade sanction administered and enforced by the Office of Foreign Assets Control, (e) is a Sanctioned Entity, (f) has more than ten percent (10%) of its assets located in Sanctioned Entities, or (g) derives more than ten percent (10%) of its operating income from investments in or transactions with Sanctioned Entities.  The proceeds of any Transaction have not been and will not be used to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned Entity. Seller is a “qualified purchaser” as defined in the Investment Company Act.  None of Seller, Manager, any Intermediate Starwood Entity or Guarantor (a) is or is controlled by an “investment company” as defined in such Act or is exempt from the provisions of the Investment Company Act, (b) is a “broker” or “dealer” as defined in, or could be subject to a liquidation proceeding under, the Securities Investor Protection Act of 1970, or (c) is subject to regulation by any Governmental Authority limiting its ability to incur the Repurchase Obligations.  No properties presently or previously owned or leased by Seller, Manager, any Intermediate Starwood Entity or Guarantor, or any of their respective predecessors contain or previously contained any Materials of Environmental Concern that constitute or constituted a violation of Environmental Laws or reasonably could be expected to give rise to liability of Seller, Manager, any Intermediate Starwood Entity or Guarantor thereunder.  Seller has no Actual Knowledge of any violation, alleged violation, non-compliance, liability or potential liability of Seller, Manager, any Intermediate Starwood Entity or Guarantor under any Environmental Law.  Materials of Environmental Concern have not been released, transported, generated, treated, stored or disposed of in violation of Environmental Laws or in a manner that reasonably could be expected to give rise to liability of Seller, Manager, any Intermediate Starwood Entity or Guarantor

thereunder.  Seller and all Affiliates of Seller are in compliance with the Foreign Corrupt Practices Act of 1977 and any foreign counterpart thereto.  Neither Seller nor any Affiliate of Seller has made, offered, promised or authorized a payment of money or anything else of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to any foreign official, foreign political party, party official or candidate for foreign political office, or (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to Seller, any Affiliate of Seller or any other Person, in violation of the Foreign Corrupt Practices Act.

Section 7.08                             Compliance with ERISA.  (a)  Neither Seller has any employees as of the date of this Agreement.

(b)                                 Each of Seller and Guarantor either (i) qualifies as a VCOC or a REOC, (ii) complies with an exception set forth in the Plan Asset Regulations such that the assets of such Person would not be subject to Title I of ERISA and/or Section 4975 of the Code, or (iii) does not hold any “plan assets” within the meaning of the Plan Asset Regulations that are subject to ERISA.

(c)                                  Assuming that no portion of the Purchased Assets are funded by Buyer with “plan assets” within the meaning of the Plan Asset Regulations, none of the transactions contemplated by the Repurchase Documents will constitute a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could subject the Buyer to any tax or penalty or prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA.

Section 7.09                             No Default or Material Adverse Effect.  As of the Closing Date and as of the Purchase Date for each Transaction hereunder, no Event of Default and, to Seller’s Knowledge, no Default exists.  Seller believes that it is and will be able to pay and perform each agreement, duty, obligation and covenant contained in the Repurchase Documents and Purchased Asset Documents to which it is a party, and except as disclosed to Buyer by or on behalf of Seller in writing prior to the Closing Date or, as applicable, the related Purchase Date for each Transaction, that it is not subject to any agreement, obligation, restriction or Requirements of Law which would unduly burden its ability to do so or could reasonably be expected to have a Material Adverse Effect.  Except as disclosed to Buyer by or on behalf of Seller in writing, prior to the Closing Date or, as applicable, the related Purchase Date for each Transaction, Seller has no Knowledge of any actual or prospective development, event or other fact that could reasonably be expected to have a Material Adverse Effect.  No Internal Control Event has occurred.

Section 7.10                             Purchased Assets.  Each Purchased Asset is an Eligible Asset.  Each representation and warranty of Seller set forth in the Repurchase Documents (including those set forth in Schedule 1(a), 1(b), 1(c) or 1(d) applicable to the Class of such Purchased Asset) and the Purchased Asset Documents with respect to each Purchased Asset is true and correct.  Seller has delivered to Custodian true, correct and complete copies of the Purchased Asset Documents, as applicable, relating to each Purchased Asset.  Except as disclosed to Buyer by or on behalf of Seller in writing, Seller has no Actual Knowledge of any fact which could reasonably lead it to expect that any Purchased Asset will not be paid in full.  None of the Purchased Asset Documents has any marks or notations indicating that it has been sold, assigned, pledged, encumbered or otherwise conveyed to any Person other than Buyer.  If any Purchased Asset Document requires the holder or transferee of the related Purchased Asset to be a qualified transferee, qualified institutional lender or qualified lender (however defined), Seller meets such requirement.  Assuming that Buyer also meets such requirement, the assignment and pledge of such Purchased Asset to Buyer pursuant to the Repurchase Documents do not violate such Purchased Asset Document.  Seller and all Affiliates of Seller (a) have sold and transferred all Servicing Rights with respect to the Purchased Assets to Buyer, and (b) have no Retained Interests.

Section 7.11                             Purchased Assets Acquired from Transferors.  With respect to each Purchased Asset purchased by Seller or an Affiliate of Seller from a Transferor, (a) such Purchased Asset was acquired and transferred pursuant to a Purchase Agreement, (b) such Transferor received reasonably equivalent value in consideration for the transfer of such Purchased Asset, (c) no such transfer was made for or on account of an antecedent debt owed by such Transferor to Seller or an Affiliate of Seller, (d) no such transfer is or may be voidable or subject to avoidance under the Bankruptcy Code, and (e) the representations and warranties made by such Transferor to Seller or such Affiliate in such Purchase Agreement are hereby incorporated herein mutatis mutandis and are hereby remade by Seller to Buyer on each date as of which they speak in such Purchase Agreement.

Section 7.12                             Transfer and Security Interest.  The Repurchase Documents constitute a valid and effective transfer to Buyer of all right, title and interest of Seller in, to and under all Purchased Assets (together with all related Servicing Rights), free and clear of any Liens, subject only to the Permitted Liens described in clause (d) of the definition thereof.  With respect to the protective security interest granted by Seller in Section 11.01, upon the delivery of the Confirmations and the Purchased Asset Documents to Custodian, the execution and delivery of the Controlled Account Agreement and the filing of the UCC financing statements as provided herein, such security interest shall be a valid first priority perfected security interest to the extent such security interest can be perfected by possession, filing or control under the UCC (other than Liens granted pursuant to or by the Repurchase Documents).  Upon receipt by Custodian of each Purchased Asset Document required to be endorsed in blank by Seller and payment by Buyer of the Purchase Price for the related Purchased Asset, Buyer shall either (a) own such Purchased Asset and the related Purchased Asset Documents or (b) have a valid first priority perfected security interest in such Purchased Asset and the related Purchased Asset Documents.  At Buyer’s election (and at Buyer’s sole cost and expense, or if completed and recorded following a Material Default or Event of Default, at Seller’s sole cost and expense), Buyer or any nominee or agent of Buyer may complete and record any or all of the Blank Assignment Documents as further evidence of Buyer’s ownership interest in the related Purchased Asset Documents.  Seller has not authorized the filing of and is not aware of any UCC financing statements filed against Seller as debtor that include the Purchased Assets, other than any financing statement that has been terminated or filed pursuant to this Agreement.

Section 7.13                             No Broker.  Neither Seller nor any Affiliate of Seller has dealt with any broker, investment banker, agent or other Person, except for Buyer or an Affiliate of Buyer, who may be entitled to any commission or compensation in connection with any Transaction.

Section 7.14                             Separateness.  Seller is in compliance with the requirements of Article 9.

Section 7.15                             Interest Rate Protection Agreements.  (a) Any Interest Rate Protection Agreement entered into with respect to any Purchased Asset is in full force and effect, (b) no termination event, default or event of default (however defined) exists thereunder, and (c) the related Seller Party has effectively collaterally assigned to Buyer all of such Seller Party’s rights (but none of its obligations) under each such Interest Rate Protection Agreement.

Section 7.16                             Investment Company Act.  None of Seller, Guarantor or any Affiliate of Seller or Guarantor is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act, or otherwise required to register thereunder.

ARTICLE 8

COVENANTS OF SELLER

From the date hereof until the Repurchase Obligations are indefeasibly paid in full and the Repurchase Documents are terminated, Seller shall perform and observe the following covenants, which shall be given independent effect:

Section 8.01                             Existence; Governing Documents; Conduct of Business.  Seller shall (a) preserve and maintain its legal existence, (b) qualify and remain qualified in good standing in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect, (c) comply with its Governing Documents, including all special purpose entity provisions, and (d) not modify, amend or terminate its Governing Documents in any material respect, without Buyer’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Seller shall (a) continue to engage in the same (and no other) general lines of business as presently conducted by it, (b) maintain and preserve all of its material rights, privileges, licenses and franchises necessary for the operation of its business, and (c) maintain Seller’s status as a qualified transferee, qualified lender or any similar term (however defined) if and to the extent required under the Purchased Asset Documents.  Seller shall not (A) change its name, organizational number, tax identification number, fiscal year, method of accounting, identity, structure or jurisdiction of organization (or have more than one such jurisdiction), move the location of its principal place of business and chief executive office, as defined in the UCC) from the location referred to in Section 7.01, or (B) move, or consent to Custodian moving, the Purchased Asset Documents from the location thereof on the applicable Purchase Date for the related Purchased Asset, unless in each case Seller has given at least thirty (30) days prior notice to Buyer and has taken all actions required under the UCC to continue the first priority perfected security interest of Buyer in the Purchased Assets.  Seller shall enter into each Transaction as principal, unless Buyer agrees before a Transaction that Seller may enter into such Transaction as agent for a principal and under terms and conditions disclosed to Buyer.

Section 8.02                             Compliance with Laws, Contractual Obligations and Repurchase Documents.  Seller shall comply in all material respects with each and every Requirements of

Law, including those relating to any Purchased Asset and to the reporting and payment of taxes.  No part of the proceeds of any Transaction shall be used for any purpose that violates Regulation T, U or X of the Board of Governors of the Federal Reserve System.  Seller shall conduct or cause to be conducted the requisite due diligence in connection with the origination or acquisition of each Purchased Asset for purposes of complying with the Anti-Terrorism Laws, including with respect to the legitimacy of the applicable Underlying Obligor (and, in the case of a Mezzanine Loan or Mezzanine Participation Interest, the Underlying Obligor with respect to the related Whole Loan) and the origin of the assets used by such Person to purchase the Mortgaged Property, and will maintain sufficient information to identify such Person for purposes of the Anti-Terrorism Laws.  Seller shall maintain the Custodial Agreement and Controlled Account Agreement in full force and effect.  Seller shall not directly or indirectly enter into any agreement that would be violated or breached by any Transaction or the performance by Seller of any Repurchase Document.

Section 8.03                             Structural Changes.  Seller shall not enter into merger or consolidation, or liquidate, wind up or dissolve, or sell all or substantially all of its assets or properties (except in the ordinary course of its business or as contemplated herein), or permit any changes in the ownership of its Equity Interests which results in a Change of Control of Seller, without the consent of Buyer (unless, in any of the foregoing cases, the Repurchase Obligations are paid in full in connection with any such transaction).  Seller shall ensure that all direct Equity Interests of Seller shall continue to be directly owned by the owner or owners thereof as of the date hereof.  Seller shall ensure that neither the Equity Interests of Seller nor any property or assets of Seller shall be pledged to any Person other than Buyer.  Seller shall not enter into any transaction with an Affiliate of Seller unless such transaction is on market and arm’s-length terms and conditions.

Section 8.04                             Protection of Buyer’s Interest in Purchased Assets.  With respect to each Purchased Asset, Seller shall take all action necessary or required by the Repurchase Documents, Purchased Asset Documents and each and every Requirements of Law, or requested by Buyer, to perfect, protect and more fully evidence Buyer’s ownership of and first priority perfected security interest in such Purchased Asset and related Purchased Asset Documents, including executing or causing to be executed (a) such other instruments or notices as may be necessary or appropriate and filing and maintaining effective UCC financing statements, continuation statements and assignments and amendments thereto, and (b) all documents necessary to both collaterally and absolutely and unconditionally assign all rights (but none of the obligations) of Seller under each Purchase Agreement, in each case as additional collateral security for the payment and performance of each of the Repurchase Obligations, to the extent permitted under the terms of each related Purchase Agreement.  Seller shall comply with all requirements of the Custodial Agreement with respect to each Purchased Asset, including the delivery to Custodian of all required Purchased Asset Documents.  Should Seller fail to deliver any Purchased Asset Document to Custodian on a timely basis as required under the Custodial Agreement, Seller shall make best efforts to effect such delivery as soon as possible thereafter.  Seller shall (a) not assign, sell, transfer, pledge, hypothecate, grant, create, incur, assume or suffer or permit to exist any security interest in or Lien on any Purchased Asset to or in favor of any Person other than Buyer, (b) defend such Purchased Asset against, and take such action as is necessary to remove, any such Lien, and (c) defend the right, title and interest of Buyer in and to all Purchased Assets against the claims and demands of all Persons whomsoever.

Notwithstanding the foregoing, if Seller grants a Lien on any Purchased Asset in violation of this Section 8.04 or any other Repurchase Document, Seller shall be deemed to have simultaneously granted an equal and ratable Lien on such Purchased Asset in favor of Buyer to the extent such Lien has not already been granted to Buyer; provided, that such equal and ratable Lien shall not cure any resulting Default or Event of Default.  Seller shall not materially amend, modify, waive or terminate any provision of any Purchase Agreement or the Servicing Agreement.  Seller shall not, or permit any Servicer to make or enter into any Material Modification to any Purchased Asset, Purchased Asset Document without Buyer’s prior written consent; provided, however, that if any Material Modification is made with respect to a NCPPP Purchased Asset without Buyer’s consent, such Material Modification shall not constitute a breach of this sentence if Seller did not have the right to consent to same.  Seller shall mark its computer records and tapes to evidence the interests granted to Buyer hereunder.  Seller shall not take any action to cause any Purchased Asset that is not evidenced by an instrument or chattel paper (as defined in the UCC) to be so evidenced.  If a Purchased Asset becomes evidenced by an instrument or chattel paper, the same shall be immediately delivered to Custodian on behalf of Buyer, together with endorsements required by Buyer.

Section 8.05                             Actions of Seller Relating to Distributions, Indebtedness, Guarantee Obligations, Contractual Obligations, Investments and Liens.  At any time after the occurrence and during the continuance of any Default under Sections 10.01(a) or 10.01(f), any Event of Default or any breach of the Debt Yield Test, Seller shall not declare or make any payment on account of, or set apart assets for, a sinking or similar fund for the purchase, redemption, defeasance, retirement or other acquisition of any Equity Interest of Seller, Manager, any Intermediate Starwood Entity or Guarantor, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller, Manager, any Intermediate Starwood Entity or Guarantor.  Seller shall not contract, create, incur, assume or permit to exist any Indebtedness, Guarantee Obligations, Contractual Obligations or Investments, except to the extent (a) arising or existing under the Repurchase Documents, (b) existing as of the Original Closing Date, as referenced in the financial statements delivered to Buyer prior to the Original Closing Date, and any renewals, refinancings or extensions thereof in a principal amount not exceeding that outstanding as of the date of such renewal, refinancing or extension, (c) incurred after the Original Closing Date to originate or acquire Assets or to provide funding with respect to Assets, (d) required pursuant to any Interest Rate Protection Agreements entered into pursuant to Section 8.11, and (e) unsecured trade payables and personal property leases and financings incurred in the ordinary course of business, so long as the maximum outstanding amount of all liabilities described in this clause (e) shall at no time exceed an amount equal to three hundred thousand dollars ($300,000) (it being agreed that, for purposes hereof, “trade payables” shall not include unpaid legal fees and unpaid transaction costs in connection with the execution of this Agreement, the acquisition or origination of any Purchased Asset or any Transaction under this Agreement).  Seller shall not (I) contract, create, incur, assume or permit to exist any Lien on or with respect to any of its property or assets (including the Purchased Assets) of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, other than, except with respect to any Purchased Asset, any Permitted Liens, or (II) except as provided in the preceding clause (I), grant, allow or enter into any agreement or arrangement with any Person that prohibits or restricts or purports to prohibit or restrict the granting of any Lien on any of the foregoing.

Section 8.06                             Maintenance of Records.  Seller shall keep and maintain all documents, books, records and other information (including with respect to the Purchased Assets) that are reasonably necessary or advisable in the conduct of its business.

Section 8.07                             Financial Covenants.

(a)                                 Neither Seller shall permit its Net Income during any fiscal year, determined on an individual basis, to be less than zero.

(b)                                 Each Seller shall comply at all times with all applicable Sub-Limits, determined on an aggregate basis.

Section 8.08                             Delivery of Income.  Seller shall, and pursuant to Irrevocable Redirection Notices shall cause the Underlying Obligors under the Purchased Assets and all other applicable Persons to, remit all Income in respect of the Purchased Assets into either one of the Servicing Agreement Accounts or the Waterfall Account in accordance with Section 5.01 hereof on the day the related payments are due.  Seller and Servicer (a) shall comply with and enforce each Irrevocable Redirection Notice, (b) shall not amend, modify, waive, terminate or revoke any Irrevocable Redirection Notice without Buyer’s consent, and (c) shall take all reasonable steps to enforce each Irrevocable Redirection Notice.  In connection with each principal payment or prepayment under a Purchased Asset, Seller shall provide or cause to be provided to Buyer and Custodian sufficient detail to enable Buyer and Custodian to identify the Purchased Asset to which such payment applies.  If Seller receives any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any Purchased Assets, or otherwise in respect thereof, Seller shall accept the same as Buyer’s agent, hold the same in trust for Buyer and immediately deliver the same to Buyer or its designee in the exact form received, together with duly executed instruments of transfer, stock powers or assignment in blank and such other documentation as Buyer shall reasonably request.  If any Income is received by Seller, Guarantor or any Affiliate of Seller or Guarantor, Seller shall pay or deliver such Income to Buyer or Custodian on behalf of Buyer within two (2) Business Days after receipt, and, until so paid or delivered, hold such Income in trust for Buyer, segregated from other funds of Seller.

Section 8.09                             Delivery of Financial Statements and Other Information.  Seller shall deliver the following to Buyer and any other Affiliated Hedge Counterparty, as soon as available and in any event within the time periods specified:

(a)                                 within forty-five (45) days after the end of the first three (3) fiscal quarters, (i) the unaudited balance sheets of Guarantor as at the end of such period, (ii) the related unaudited statements of income, retained earnings and cash flows for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, (iii) a Compliance Certificate, (iv) a schedule listing all assets and liabilities excluded from the Leverage Covenant calculations, as such covenant is set forth in Section 15(b) of the Guarantee Agreement and (v) a written certification by Seller and Guarantor of the market value of all Near Cash Securities as determined by an independent third party valuation agent reasonably acceptable to Buyer, showing all calculations and supporting materials;

(b)           within seventy-five (75) days after the end of each fiscal year of Guarantor, (i) the audited balance sheets of Guarantor as at the end of such fiscal year, (ii) the related statements of income, retained earnings and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, (iii) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said financial statements fairly present the financial condition and results of operations of Guarantor as at the end of and for such fiscal year in accordance with GAAP, (iv) a projections of Guarantor of the operating budget and cash flow budget of Guarantor for the following fiscal year, to the extent such is prepared and (v) a Compliance Certificate;

(c)           all reports submitted to Guarantor by independent certified public accountants in connection with each annual, interim or special audit of the books and records of Guarantor made by such accountants, including any management letter commenting on Guarantor’s internal controls;

(d)           with respect to each Purchased Asset and related Mortgaged Property, on or before each Remittance Date, all remittance, servicing, securitization, exception and other reports, if any, and all operating and financial statements and rent rolls of all Underlying Obligors for all Mortgaged Properties during the prior month, when and as received from an Underlying Obligor, a third-party servicer or from any other source;

(e)           all financial statements, reports, notices and other documents that Guarantor sends to holders of its Equity Interests or makes to or files with any Governmental Authority, promptly after the delivery or filing thereof;

(f)            any other material agreements, correspondence, documents or other information not included in an Underwriting Package on the related Purchase Date, which is related to Seller or the Purchased Assets, as soon as possible after the discovery thereof by Seller, any Intermediate Starwood Entity or Guarantor; and

(g)           such other information regarding the financial condition, operations or business of Seller, Guarantor or any Underlying Obligor as Buyer may reasonably request including, without limitation, any such information which is otherwise necessary to allow Buyer to monitor compliance with the terms of the Repurchase Documents.

Section 8.10          Delivery of Notices.  Seller shall promptly (and in no event later than one (1) Business Day from the date that Seller has Knowledge of each such occurrence) notify Buyer and any other Affiliated Hedge Counterparty of the occurrence of any of the following of which Seller has Knowledge, together with a certificate of a Responsible Officer of Seller setting forth details of such occurrence and any action Seller has taken or proposes to take with respect thereto:

(a)           a Representation Breach;

(b)           any of the following: (i) with respect to any Purchased Asset or related Mortgaged Property: material change in Market Value, material loss or damage, material licensing or permit issues, violation of Requirements of Law, discharge of or damage from

Materials of Environmental Concern or any other actual or expected event or change in circumstances that could reasonably be expected to result in a default or material decline in value or cash flow, and (ii) with respect to Seller: violation of Requirements of Law, material decline in the value of Seller’s assets or properties, an Internal Control Event or other event or circumstance that could reasonably be expected to have a Material Adverse Effect;

(c)           the existence of any Default, Event of Default or material default under or related to a Purchased Asset, Purchased Asset Document, Indebtedness, Guarantee Obligation or Contractual Obligation of Seller;

(d)           the resignation or termination of any Servicer pursuant to the related Servicing Agreement;

(e)           the establishment of a rating by any Rating Agency applicable to Seller, Guarantor, Manager or any Intermediate Starwood Entity, and any downgrade in or withdrawal of such rating once established;

(f)            the commencement of, settlement of or material judgment in any litigation, action, suit, arbitration, investigation or other legal or arbitrable proceedings before any Governmental Authority that (i) affects Seller, Guarantor, any Purchased Asset, Pledged Collateral or any Mortgaged Property, (ii) questions or challenges the validity or enforceability of any Repurchase Document, Transaction, Purchased Asset or Purchased Asset Document, or (iii) individually or in the aggregate, if adversely determined, could reasonably be likely to have a Material Adverse Effect;

(g)           loss of Guarantor’s status as a REIT; and

(h)           if (i) any CMBS Purchased Asset is presented for consideration as part of any securitization, (ii) Seller withdraws any such presentation or (iii) Seller receives written notice that, for any reason, any such CMBS Purchased Asset has been rejected or not accepted for such securitization.

Section 8.11          Hedging.  The terms and provisions governing hedging under Section 8.11 are set forth in the Fee and Pricing Letter, and are hereby incorporated by reference.

Section 8.12          Escrow Imbalance.  Seller shall, no later than ten (10) Business Days after learning of any material overdraw, deficit or imbalance in any escrow or reserve account relating to a Purchased Asset, use reasonable efforts to cause the applicable Underlying Obligor to correct and eliminate the same, including by depositing its own funds into such account.

Section 8.13          Guarantee Agreement.  If at any time (a) the obligations of any Guarantor under the Guarantee Agreement shall cease to be in effect, (b) any Insolvency Event has occurred with respect to Guarantor, or (c) any violation of any provision set forth in Section 15 of the Guarantee Agreement should occur and be continuing (any of the foregoing events, a “Guarantee Default”), then, within sixty (60) days after the occurrence of any such Guarantee Default, Seller shall cause a replacement guarantor acceptable to Buyer to assume in writing all obligations of Guarantor under the Guarantee Agreement or become a Guarantor, as Buyer deems necessary to correct such Guarantee Default.

Section 8.14          Pledge and Security Agreement.  Seller shall not take any direct or indirect action that would cause Pledgor to breach any of its covenants under the Pledge and Security Agreement.  Seller shall not permit any additional Persons to acquire Equity Interests in Seller other than the Equity Interests owned by Pledgor and pledged to Buyer pursuant to the Pledge Agreement, and Seller shall not permit any sales, assignments, pledges or transfers of the Equity Interests in Seller other than to Buyer.

Section 8.15          Taxes.  Seller will continue to be a disregarded entity of Guarantor for U.S. federal income tax purposes.  Seller and Guarantor will each file all required federal tax returns and all other material tax returns, domestic and foreign, required to be filed by them and will pay all federal and other material taxes (including mortgage recording taxes), assessments, fees, and other governmental charges (whether imposed with respect to their income or any of their properties or assets) which become due and payable, other than any such taxes, assessments, fees, or other governmental charges that are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves are established in accordance with GAAP.  Seller will provide Buyer with written notice of any material suit or claim relating to any such taxes, whether pending or, to the Knowledge of Seller, threatened by any Governmental Authority.

Section 8.16          Management Internalization.  Seller shall not permit Guarantor to internalize its management without Buyer’s prior written approval, which shall not be unreasonably withheld.

Section 8.17          REIT Status.  Guarantor shall at all times continue to be (a) qualified as a REIT as defined in Section 856 of the Code (after giving effect to any cure or corrective periods or allowances, including pursuant to Code Sections 856(c), 857 and 860), (b) entitled to a dividends paid deduction under Section 857 of the Code with respect to dividends paid by it with respect to each taxable year for which it claims a deduction on its Form 1120-REIT filed with the United States Internal Revenue Service, and (c) a publicly traded company listed, quoted or traded on and in good standing in respect of any Stock Exchange.  Each of Seller-2 and Seller-2-A shall at all times be a disregarded entity for U.S. federal income tax purposes.

Section 8.18          Post-Closing Obligations.   For any Purchased Asset acquired by Seller on the secondary market from unaffiliated third parties, (i) Seller shall deliver fully-executed Irrevocable Redirection Notices to Buyer prior to the later to occur of (x) the next Remittance Date and (y) thirty (30) days from the related Purchase Date, and (ii) if, in Buyer’s determination, Seller does not have a perfected first-priority security interest in each bank account constituting a portion of the collateral pledged in connection with each such Purchased Asset and all amounts and assets at any time credited thereto, or any such security interest is not fully assignable and has not been properly previously fully assigned to Buyer, Seller shall, as soon as reasonably practicable following the Purchase Date, cause the Underlying Obligor and/or collection agent to enter into such contractual arrangements including, without limitation, an Account Control Agreement with Seller that Buyer reasonably deems necessary or desirable in order to validly grant and perfect Seller’s security interest in such accounts, amounts and assets, in form and substance reasonably acceptable to Buyer.

ARTICLE 9

SINGLE-PURPOSE ENTITY

Section 9.01          Covenants Applicable to Seller.  Seller shall (i) own and has owned no assets, and shall not engage in any business, other than the assets and transactions specifically contemplated by this Agreement and any other Repurchase Document (provided, however, that it shall not be a breach of the foregoing covenant if Seller holds any Senior Interest or Junior Interest in a Whole Loan or Mezzanine Loan which such Senior Interest or Junior Interest does not become a Purchased Asset hereunder provided that such Asset is transferred to an Affiliate of Seller prior to the Purchase Date for the related Purchased Asset), (ii) not incur any Indebtedness or other obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (I) with respect to the Purchased Asset Documents and the Retained Interests, (II) commitments to make loans which may become Eligible Assets, and (III) as otherwise permitted under this Agreement, (iii) not make any loans or advances to any Affiliate or third party and shall not acquire obligations or securities of its Affiliates, in each case other than in connection with the origination or acquisition of Assets for purchase under the Repurchase Documents, (iv) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets, (v) comply with the provisions of its Governing Documents, (vi) do all things necessary to observe organizational formalities and to preserve its existence, and shall not amend, modify, waive provisions of or otherwise change its Governing Documents in any material respect without the prior written approval of Buyer, (vii) maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates (except that such financial statements may be consolidated to the extent consolidation is required under GAAP or as a matter of Requirements of Law; provided, that (I) appropriate notation shall be made on such financial statements to indicate the separateness of Seller from such Affiliate and to indicate that Seller’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (II) such assets shall also be listed on Seller’s own separate balance sheet) and file its own tax returns (except to the extent consolidation is required or permitted under Requirements of Law), (viii) be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division of the other, (ix) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and shall remain Solvent, (x) not engage in or suffer any Change of Control, dissolution, winding up, liquidation, consolidation or merger in whole or in part or convey or transfer all or substantially all of its properties and assets to any Person (except in the ordinary course of its business or as contemplated herein), (xi) not commingle its funds or other assets with those of any Affiliate or any other Person (except with those of the other Seller in accordance with the terms of the Repurchase Documents) and shall maintain its properties and assets in such a manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of any Affiliate or any other Person, (xii) maintain its properties, assets and accounts separate from those of any Affiliate or any other Person, (xiii) not hold itself out to be responsible for the debts or obligations of any other Person (except for the other Seller in accordance with the terms of the Repurchase Documents), (xiv) not, without the prior unanimous written consent of all of its Independent Directors or Independent Managers, take any Insolvency Action, (xv) (I) have at all times at least one (1) Independent Director or Independent Manager (whose vote is required to take any Insolvency Action), or such greater number if necessary to comply with customary industry standards then-currently applicable to bankruptcy remote entities, and (II) provide Buyer with up-to-date contact information for each such Independent Director(s) or Independent Manager(s) and a copy of the agreement pursuant to which each Independent Director(s) or Independent Manager(s) consents to and serves as an “Independent Director” or “Independent Manager” for Seller, (xvi) the Governing Documents for Seller shall provide that for so long as any Repurchase Obligations remain outstanding, that (I) Buyer be given at least two (2) Business Days prior notice of the removal and/or replacement of any Independent Director or Independent Manager, together with the name and contact information of the replacement Independent Director or Independent Manager and evidence of the replacement’s satisfaction of the definition of Independent Director or Independent Manager, (II) that, to the fullest extent permitted by law, and notwithstanding any duty otherwise existing at law or in equity, any Independent Director or Independent Manager shall consider only the interests of Seller, including its respective creditors, in acting or otherwise voting on the Insolvency Action, and (III) that, except for duties to Seller as set forth in the immediately preceding clause (including duties to the holders of the Equity Interests in Seller or Seller’s respective creditors solely to the extent of their respective economic interests in Seller, but excluding (A) all other interests of the holders of the Equity Interests in Seller, (B) the interests of other Affiliates of Seller, and (C) the interests of any group of Affiliates of which Seller is a part), the Independent Directors or Independent Managers shall not have any fiduciary duties to the holders of the Equity Interests in Seller, any officer or any other Person bound by the Governing Documents; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing, (xvii) not enter into any transaction with an Affiliate of Seller except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction, (xviii) maintain a sufficient number of employees in light of contemplated business operations (xix) use separate stationary, invoices and checks bearing its own name, (xx) allocate fairly and reasonably any overhead for shared office space and for services performed by an employee of an affiliate, (xxi) not pledge its assets to secure the obligations of any other Person, and (xxii) not form, acquire or hold any Subsidiary or own any Equity Interest in any other entity.

Section 9.02          Additional Covenants Applicable to Seller.    Seller (i) is and shall remain a Delaware limited liability company, (ii) shall have at least one Independent Director or Independent Manager serving as manager of such company, (iii) shall not take any Insolvency Action and shall not cause or permit Pledgor to take any Insolvency Action with respect to Seller, in each case unless all of its Independent Director(s) or Independent Manager(s) then serving as managers of the company shall have consented in writing to such action (directly or indirectly), and (iv) shall have either (A) a member which owns no economic interest in the company, has signed the company’s limited liability company agreement and has no obligation to make capital contributions to the company, or (B) two natural persons or one entity that is not a member of the company, that has signed its limited liability company agreement and that, under the terms of such limited liability company agreement becomes a member of the company immediately prior to the resignation or dissolution of the last remaining member of the company ceasing to be a member of the company.

ARTICLE 10

EVENTS OF DEFAULT AND REMEDIES

Section 10.01       Events of Default.  Each of the following events shall be an “Event of Default”:

(a)           Seller fails to make a payment of (i) Margin Deficit or Repurchase Price (other than Price Differential) when due, whether by acceleration or otherwise, (ii) Price Differential when due, or (iii) any other amount when due, in each case under the Repurchase Documents;

(b)           Seller fails to observe or perform in any material respect any other Repurchase Obligation of Seller under the Repurchase Documents or the Purchased Asset Documents to which Seller is a party, and (except in the case of a failure to perform or observe the Repurchase Obligations of Seller under Section 8.04 and 18.08(a)) such failure continues unremedied for five (5) Business Days after the earlier of receipt of notice thereof from Buyer or the discovery of such failure by Seller (or such longer period as agreed to by Buyer, not to exceed fifteen (15) days from the date of the underlying breach, but only if such underlying breach is capable of being cured and so long as Seller diligently and continuously takes all actions necessary to cure such underlying breach);

(c)           any Representation Breach (other than a Representation Breach arising out of any of the representations and warranties set forth on Schedule 1(a), 1(b), 1(c) and 1(d) hereto, which will not, in and of themselves, be Events of Default) exists and continues unremedied for ten (10) Business Days after the earlier of receipt of notice thereof from Buyer or the discovery of such Representation Breach by Seller;

(d)           Seller or Guarantor defaults beyond any applicable grace period in paying any amount or performing any obligation under any Indebtedness, Guarantee Obligation or Contractual Obligation with an outstanding amount of at least $100,000 with respect to Seller, or $25,000,000 with respect to Guarantor, and the effect of such default is to permit the acceleration thereof (regardless of whether such default is waived or such acceleration occurs);

(e)           Seller or Guarantor defaults beyond any applicable grace period in paying any amount or performing any obligation due to Buyer or any Affiliate of Buyer under any other financing, hedging, security or other agreement between Seller or Guarantor and Buyer or any Affiliate of Buyer;

(f)            an Insolvency Event occurs with respect to Seller, any Intermediate Starwood Entity or Guarantor;

(g)           a Change of Control occurs with respect to Seller, Manager, any Intermediate Starwood Entity or Guarantor, without the prior written consent of Buyer, not to be unreasonably withheld;

(h)           a final judgment or judgments for the payment of money in excess of $100,000 with respect to Seller, or $25,000,000 with respect to Guarantor, in each case in the aggregate and in each case that is not insured against is entered against Seller or Guarantor by one or more Governmental Authorities and the same is not satisfied, discharged (or provision has not been made for such discharge) or bonded, or a stay of execution thereof has not been procured, within thirty (30) days from the date of entry thereof;

(i)            a Governmental Authority takes any action to (i) condemn, seize or appropriate, or assume custody or control of, all or any substantial part of the property of Seller, (ii) displace the management of Seller or curtail its authority in the conduct of the business of Seller, or (iii) terminate the activities of Seller as contemplated by the Repurchase Documents;

(j)            Seller, any Intermediate Starwood Entity or Guarantor admits in writing that it is not Solvent or is not able to perform any of its Repurchase Obligations, Contractual Obligations, Guarantee Obligations, Capital Lease Obligations or Off-Balance Sheet Obligations;

(k)           any provision of the Repurchase Documents, any right or remedy of Buyer or obligation, covenant, agreement or duty of Seller thereunder, or any Lien, security interest or control granted under or in connection with the Repurchase Documents, Pledged Collateral or Purchased Assets terminates, is declared null and void, ceases to be valid and effective, ceases to be the legal, valid, binding and enforceable obligation of Seller or any other Person, or the validity, effectiveness, binding nature or enforceability thereof is contested, challenged, denied or repudiated by Seller or any other Person, in each case directly, indirectly, in whole or in part, except that, Seller have a period of three (3) Business Days from the date of each such violation to either repurchase the related Purchased Asset from Buyer pursuant to Section 3.04 or cure the related breach, as such cure is determined by Buyer or any Pledged Collateral;

(l)            Buyer ceases for any reason to have a valid and perfected first priority security interest in any Purchased Asset except that, Seller have a period of three (3) Business Days from the date of each such violation to cure the related breach, as such cure is determined by Buyer;

(m)          Seller, any Intermediate Starwood Entity or Guarantor is required to register as an “investment company” (as defined in the Investment Company Act) or the arrangements contemplated by the Repurchase Documents shall require registration of Seller, Manager, any Intermediate Starwood Entity or Guarantor as an “investment company”;

(n)           Seller engages in any conduct or action where Buyer’s prior consent is required by any Repurchase Document and Seller fails to obtain such consent;

(o)           Seller, Servicer, Guarantor, Manager, any Intermediate Starwood Entity or any other Person or, due to the action or inaction of any of the foregoing, (but not merely as a result of the unprompted failure by any Underlying Obligor to make a payment under a

Purchased Asset) any Underlying Obligor or any other Person fails to deposit to one of the Servicing Agreement Accounts or the Waterfall Account all Income and other amounts as required by Section 5.01 and other provisions of this Agreement within two (2) Business Days of when due;

(p)           Guarantor’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein are qualified or limited by reference to the status of Guarantor as a “going concern” or a reference of similar import, other than a qualification or limitation expressly related to Buyer’s rights in the Purchased Assets;

(q)           Guarantor (i) fails (A) to qualify as a REIT (after giving effect to any cure or corrective periods or allowances or other actions, including pursuant to Code Sections 856(c), 857, and 860, permitted to be taken by Guarantor to maintain its REIT status), or (B) to continue to be entitled to a dividends paid deduction under Section 857 of the Code with respect to dividends paid by it and therefore fails the requirements of Code Section 857(a)(1) (after giving effect to any cure or corrective provisions, including pursuant to Code Section 860) or (ii) enters into a “prohibited transaction” as defined in Section 857(b)(6)(B)(iii) of the Code (taking into account Sections 857(b)(6)(C), 857(b)(6)(D) and 857(b)(6) (E) of the Code) that results in “prohibited transactions taxes” having an amount greater than $25,000,000 being imposed on Guarantor;

(r)            any termination event, default or event of default (however defined) shall have occurred with respect to a Seller Party under any Interest Rate Protection Agreement and either (i) same is not cured, (ii) a replacement Interest Rate Protection Agreement acceptable to Buyer in its reasonable discretion has not been entered into and assigned to Buyer or (iii) the related Purchased Asset is not repurchased by Seller on or before the earlier to occur of (I) the date that is ten (10) Business Days after the occurrence of any such event and (II) the next Remittance Date;

(s)            Guarantor breaches any of the obligations, terms or conditions set forth in the Guarantee Agreement and such breach remains uncured for at least three (3) Business Days; or

(t)            any Material Modification is made to any Purchased Asset Document without the prior written consent of Buyer; provided, however, that if any Material Modification is made with respect to a NCPPP Purchased Asset without Buyer’s consent, such Material Modification shall not constitute an Event of Default if Seller did not have the right to consent to same.

Section 10.02       Remedies of Buyer as Owner of the Purchased Assets.  If an Event of Default exists, at the option of Buyer, exercised by notice to Seller (which option shall be deemed to be exercised, even if no notice is given, automatically and immediately upon the occurrence of an Event of Default under Section 10.01(f)), the Repurchase Date for all Purchased Assets shall be deemed automatically and immediately to occur (the date on which such option is exercised or deemed to be exercised, the “Accelerated Repurchase Date”).  If Buyer exercises or is deemed to have exercised the foregoing option:

(a)           All Repurchase Obligations shall become immediately due and payable on and as of the Accelerated Repurchase Date.

(b)           All amounts in the Waterfall Account and/or in the Servicing Agreement Account established and maintained under the Servicing Agreement, together with all Income paid after the Accelerated Repurchase Date, shall be retained by Buyer and applied in accordance with Article 5.

(c)           Buyer may complete any assignments, allonges, endorsements, powers or other documents or instruments executed in blank and otherwise obtain physical possession of all Purchased Asset Documents and all other instruments, certificates and documents then held by or on behalf of Custodian under the Custodial Agreement.  Buyer may obtain physical possession of all Servicing Files, Servicing Agreements and other files and records of Seller or Servicer.  Seller shall deliver to Buyer such assignments and other documents with respect thereto as Buyer shall request.

(d)           Buyer may immediately, at any time, and from time to time, exercise either of the following remedies with respect to any or all of the Purchased Assets:  (i) sell such Purchased Assets on a servicing-released basis and/or without providing any representations and warranties on an “as-is where is” basis, in a recognized market and by means of a public or private sale at such price or prices as Buyer accepts, and apply the net proceeds thereof in accordance with Article 5, or (ii) retain such Purchased Assets and give Seller credit against the Repurchase Price for such Purchased Assets (or if the amount of such credit exceeds the Repurchase Price for such Purchased Assets, to credit against other Repurchase Obligations due and any other amounts (without duplication) then owing to Buyer by any other Person pursuant to any Repurchase Document, in such order and in such amounts as determined by Buyer), in an amount equal to the market value of such Purchased Assets.  Until such time as Buyer exercises either such remedy with respect to a Purchased Asset, Buyer may hold such Purchased Asset for its own account and retain all Income with respect thereto and apply such Income in accordance with Article 5.

(e)           The Parties agree that the Purchased Assets are of such a nature that they may decline rapidly in value, and may not have a ready or liquid market.  Accordingly, Buyer shall not be required to sell more than one Purchased Asset on a particular Business Day, to the same purchaser or in the same manner.  Buyer may determine whether, when and in what manner a Purchased Asset shall be sold, it being agreed that both a good faith public and a good faith private sale shall be deemed to be commercially reasonable.  Except as expressly required herein or in the other Repurchase Documents, Buyer shall not be required to give notice to Seller or any other Person prior to exercising any remedy following the occurrence of an Event of Default.  If no prior notice is given, Buyer shall give notice to Seller of the remedies exercised by Buyer promptly thereafter.  Buyer shall act in good faith in exercising its rights and remedies under this Article 10.

(f)            Seller shall be liable to Buyer for (i) any amount by which the Repurchase Obligations due to Buyer exceed the aggregate of the net proceeds and credits referred to in the preceding clause (d), (ii) the amount of all actual out-of-pocket expenses, including reasonable legal fees and expenses, actually incurred by Buyer in connection with or as a consequence of an

Event of Default, (iii) any costs and losses payable under Section 12.03, and (iv) any other actual loss, damage, cost or expense resulting from the occurrence of an Event of Default.

(g)           Buyer shall be entitled to an injunction, an order of specific performance or other equitable relief to compel Seller to fulfill any of its obligations as set forth in the Repurchase Documents, including this Article 10, if Seller fails or refuses to perform its obligations as set forth herein or therein.

(h)           Seller hereby appoints Buyer as attorney-in-fact of Seller for purposes of carrying out the Repurchase Documents, including executing, endorsing and recording any instruments or documents and taking any other actions that Buyer deems necessary or advisable to accomplish such purposes, which appointment is coupled with an interest and is irrevocable.

(i)            Buyer may, without prior notice to Seller, exercise any or all of its set-off rights including those set forth in Section 18.17 and pursuant to any other Repurchase Document.  This Section 10.02(i) shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which any Party is at any time otherwise entitled.

(j)            All rights and remedies of Buyer under the Repurchase Documents, including those set forth in Section 18.17, are cumulative and not exclusive of any other rights or remedies that Buyer may have and may be exercised at any time when an Event of Default exists.  Such rights and remedies may be enforced without prior judicial process or hearing.  Seller agrees that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s-length.  Seller hereby expressly waives any defenses Seller might have to require Buyer to enforce its rights by judicial process or otherwise arising from the use of nonjudicial process, disposition of any or all of the Purchased Assets, or any other election of remedies.

ARTICLE 11

SECURITY INTEREST

Section 11.01       Grant.  Buyer and Seller intend that the Transactions be sales to Buyer of the Purchased Assets and not loans from Buyer to Seller secured by the Purchased Assets.  However, to preserve and protect Buyer’s rights with respect to the Purchased Assets and under the Repurchase Documents if any Governmental Authority recharacterizes any Transaction with respect to a Purchased Asset as other than a sale, and as security for Seller’s payment and performance of the Repurchase Obligations, Seller hereby grants to Buyer a present Lien on and security interest in all of the right, title and interest of Seller in, to and under (i) the Purchased Assets (which for this purpose shall be deemed to include the items described in the proviso in the definition thereof), and (ii) each Interest Rate Protection Agreement with each Hedge Counterparty relating to each Purchased Asset, and the transfer of the Purchased Assets to Buyer shall be deemed to constitute and confirm such grant, to secure the payment and performance of the Repurchase Obligations (including the obligation of Seller to pay the Repurchase Price, or if the related Transaction is recharacterized as a loan, to repay such loan for the Repurchase Price).

Section 11.02                      Effect of Grant.  If any circumstance described in Section 11.01 occurs, (a) this Agreement shall also be deemed to be a security agreement as defined in the UCC, (b) Buyer shall have all of the rights and remedies provided to a secured party by Requirements of Law (including the rights and remedies of a secured party under the UCC and the right to set off any mutual debt and claim) and under any other agreement between Buyer and Seller or between any Affiliated Hedge Counterparty and Seller, (c) without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Assets against all of the Repurchase Obligations, without prejudice to Buyer’s right to recover any deficiency, (d) the possession by Buyer or any of its agents, including Custodian, of the Purchased Asset Documents, the Purchased Assets and such other items of property as constitute instruments, money, negotiable documents, securities or chattel paper shall be deemed to be possession by the secured party for purposes of perfecting such security interest under the UCC and Requirements of Law, and (e) notifications to Persons (other than Buyer) holding such property, and acknowledgments, receipts or confirmations from Persons (other than Buyer) holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under the UCC and Requirements of Law.  The security interest of Buyer granted herein shall be, and Seller hereby represents and warrants to Buyer and to all other Affiliated Hedge Counterparties that it is, a first priority perfected security interest.  For the avoidance of doubt, (A) each Purchased Asset and each Interest Rate Protection Agreement relating to a Purchased Asset secures the Repurchase Obligations of Seller with respect to all other Transactions and all other Purchased Assets, including any Purchased Assets that are junior in priority to the Purchased Asset in question and (B) if an Event of Default exists, no Purchased Asset or Interest Rate Protection Agreement relating to a Purchased Asset will be released from Buyer’s Lien or transferred to Seller until the Repurchase Obligations are indefeasibly paid in full; provided, however, notwithstanding the foregoing, Buyer shall be required to release its Lien on any Purchased Asset in the event of a repayment in full by the Underlying Obligor of any Whole Loan, Senior Interest, Junior Interest, Mezzanine Loan or Mezzanine Participation Interest, and Seller’s payment of the Repurchase Price with respect to such Purchased Asset in accordance with Section 3.04.  Notwithstanding the foregoing, the Repurchase Obligations shall be full recourse to Seller.

Section 11.03                      Seller to Remain Liable.  Buyer and Seller agree that the grant of a security interest under this Article 11 shall not constitute or result in the creation or assumption by Buyer of any Retained Interest or other obligation of Seller or any other Person in connection with any Purchased Asset or any Interest Rate Protection Agreement, whether or not Buyer exercises any right with respect thereto.  Seller and any other related Seller Party, as applicable, shall remain liable under the Purchased Assets, each Interest Rate Protection Agreement, the Purchased Asset Documents to perform all of Seller’s or all other Seller Party’s duties and obligations thereunder to the same extent as if the Repurchase Documents had not been executed.

Section 11.04                      Waiver of Certain Laws.  Seller agrees, to the extent permitted by Requirements of Law, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Purchased Assets may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Purchased Assets or Interest Rate Protection Agreement relating to a Purchased Asset or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and Seller, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws and any and all right to have any of the properties or assets constituting the Purchased Assets or Interest Rate Protection Agreement relating to a Purchased Asset marshaled upon any such sale, and agrees that Buyer or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Purchased Assets and each Interest Rate Protection Agreement relating to a Purchased Asset as an entirety or in such parcels as Buyer or such court may determine.

ARTICLE 12

INCREASED COSTS; CAPITAL ADEQUACY

Section 12.01                      Market Disruption.  The terms and provisions regarding circumstances affecting the ability to ascertain LIBOR are set forth in the Fee and Pricing Letter, and are hereby incorporated by reference.

Section 12.02                      Illegality.  The terms and provisions regarding changes in Requirements of Law are set forth in the Fee and Pricing Letter, and are hereby incorporated by reference.

Section 12.03                      Breakfunding.  In the event of (a) the failure by Seller to terminate any Transaction after Seller has given a notice of termination pursuant to Section 3.04, (b) any payment to Buyer on account of the outstanding Repurchase Price, including a payment made pursuant to Section 3.04 but excluding a payment made pursuant to Section 5.02, on any day other than a Remittance Date (based on the assumption that Buyer funded its commitment with respect to the Transaction in the London Interbank Eurodollar market and using any reasonable attribution or averaging methods that Buyer deems appropriate and practical) (upon request, Buyer shall provide Seller with notice of the underlying calculation methodology), (c) any failure by Seller to sell Eligible Assets to Buyer after Seller has notified Buyer of a proposed Transaction and Buyer has agreed to purchase such Eligible Assets in accordance with this Agreement, or (d) any conversion of the Pricing Rate to the Alternative Rate because LIBOR is not available for any reason on a day that is not the last day of the then-current Pricing Period, Seller shall compensate Buyer for the cost and expense which Buyer may sustain or incur arising from such event.  A certificate of Buyer setting forth any amount or amounts that Buyer is entitled to receive pursuant to this Section 12.03 shall be delivered to Seller and shall be conclusive to the extent calculated in good faith and absent manifest error.  Seller shall pay Buyer the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Section 12.04                      Increased Costs.  The terms and provisions regarding increased costs are set forth in the Fee and Pricing Letter, and are hereby incorporated by reference.

Section 12.05                      Capital Adequacy.  The terms and provisions regarding capital adequacy are set forth in the Fee and Pricing Letter, and are hereby incorporated by reference.

Section 12.06                      Taxes.

(a)                                 Any and all payments by or on account of any obligation of Seller under any Repurchase Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law requires the deduction or withholding of any Tax from any such payment, then Seller shall make (or cause to be made) such deduction or withholding and shall timely pay (or cause to be timely paid) the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable shall be increased by Seller as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 12.06) Buyer receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)                                 Seller shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)                                  Seller shall indemnify Buyer, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 12.06) payable or paid by Buyer or required to be withheld or deducted from a payment to Buyer, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to Seller by Buyer shall be conclusive absent manifest error.

(d)                                 As soon as practicable after any payment of Taxes by Seller to a Governmental Authority pursuant to this Section 12.06, Seller shall deliver to Buyer the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Buyer.

(e)                                  (i)  If Buyer is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Repurchase Document, Buyer shall deliver to Seller, at the time or times reasonably requested by Seller, such properly completed and executed documentation reasonably requested by Seller as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, Buyer, if reasonably requested by Seller, shall deliver such other documentation prescribed by applicable law or reasonably requested by Seller as will enable Seller to determine whether or not Buyer is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 12.06(e)(ii)(A), Section 12.06(e)(ii)(B) and Section 12.06(e)(ii)(D) below) shall not be required if in Buyer’s reasonable judgment such completion, execution or submission would subject Buyer to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Buyer.

(ii)                 Without limiting the generality of the foregoing,

(A)                               if Buyer is a U.S. Person, it shall deliver to Seller on or prior to the date on which Buyer becomes a Party under this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed originals of IRS Form W-9 certifying that Buyer is exempt from U.S. federal backup withholding tax;

(B)                               if Buyer is a Foreign Buyer, it shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by Seller) on or prior to the date on which Buyer becomes a Party under this Agreement (and from time to time thereafter upon the reasonable request of Seller), whichever of the following is applicable:

(I)                                   in the case of a Foreign Buyer claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Repurchase Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Repurchase Document, IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)                              executed originals of IRS Form W-8ECI;

(III)                         in the case of a Foreign Buyer claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Buyer is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Seller within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable); or

(IV)                          to the extent a Foreign Buyer is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Buyer is a partnership and one or more direct or indirect partners of such Foreign Buyer are claiming the portfolio interest exemption, such Foreign Buyer may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(C)                               if Buyer is a Foreign Buyer, it shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by Seller) on or prior to the date on which Buyer becomes a Party under this

Agreement (and from time to time thereafter upon the reasonable request of Seller), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Seller to determine the withholding or deduction required to be made; and

(D)                               if a payment made to Buyer under any Repurchase Document would be subject to U.S. federal withholding Tax imposed by FATCA if Buyer were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Buyer shall deliver to Seller at the time or times prescribed by law and at such time or times reasonably requested by Seller such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Seller as may be necessary for Seller to comply with its obligations under FATCA and to determine that Buyer has complied with Buyer’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Buyer agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Seller in writing of its legal inability to do so.

(f)                                   If any Party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 12.06 (including by the payment of additional amounts pursuant to this Section 12.06), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 12.06 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 12.06(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 12.06(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 12.06(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid.  This Section 12.06(f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g)                                  For the avoidance of doubt, for purposes of this Section 12.06, the term “applicable law” includes FATCA.

Section 12.07                      Payment and Survival of Obligations.  Buyer may at any time send Seller a notice showing the calculation of any amounts payable pursuant to this Article 12, and Seller shall pay such amounts to Buyer within ten (10) Business Days after Seller receives such notice.  The obligations of Seller under this Article 12 shall apply to Eligible Assignees and Participants and survive any assignment of rights by, or the replacement of Buyer, the termination of the Transactions and the repayment, satisfaction or discharge of all obligations under any Repurchase Document.

ARTICLE 13

INDEMNITY AND EXPENSES

Section 13.01                      Indemnity.

(a)                                 Seller shall release, defend, indemnify and hold harmless Buyer, Affiliates of Buyer and its and their respective officers, directors, shareholders, partners, members, owners, employees, agents, attorneys, Affiliates and advisors (each an “Indemnified Person” and collectively the “Indemnified Persons”), against, and shall hold each Indemnified Person harmless, on an after-Tax basis, from any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, fees, costs, expenses (including reasonable legal fees, charges, and disbursements of any counsel for any such Indemnified Person and expenses), penalties or fines of any kind that may be imposed on, incurred by or asserted against any such Indemnified Person (collectively, the “Indemnified Amounts”) in any way relating to, arising out of or resulting from or in connection with (i) the Repurchase Documents, the Purchased Asset Documents, the Purchased Assets, the Pledged Collateral, the Transactions, any Mortgaged Property or related property, or any action taken or omitted to be taken by any Indemnified Person in connection with or under any of the foregoing, or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of any Repurchase Document, any Transaction, any Purchased Asset, any Purchased Asset Document or any Pledged Collateral, (ii) any claims, actions or damages by an Underlying Obligor (and, in the case of a Mezzanine Loan or Mezzanine Participation Interest, the Underlying Obligor with respect to the related Whole Loan) or lessee with respect to a Purchased Asset, (iii) any violation or alleged violation of, non-compliance with or liability under any Requirements of Law, (iv) ownership of, Liens on, security interests in or the exercise of rights or remedies under any of the items referred to in the preceding clause (i), (v) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about any Mortgaged Property or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vi) any use, nonuse or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, any Mortgaged Property or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vii) any failure by Seller to perform or comply with any Repurchase Document, Purchased Asset Document or Purchased Asset, (viii) performance of any labor or services or the furnishing of any materials or other property in respect of any Mortgaged Property or Purchased Asset, (ix) any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with any lease or other transaction involving any Repurchase

Document, Purchased Asset or Mortgaged Property, (x) the execution, delivery, filing or recording of any Repurchase Document, Purchased Asset Document or any memorandum of any of the foregoing, (xi) any Lien or claim arising on or against any Purchased Asset or related Mortgaged Property under any Requirements of Law or any liability asserted against Buyer or any Indemnified Person with respect thereto, (xii) (1) a past, present or future violation or alleged violation of any Environmental Laws in connection with any Mortgaged Property by any Person or other source, whether related or unrelated to Seller or any Underlying Obligor (and, in the case of a Mezzanine Loan or Mezzanine Participation Interest, the Underlying Obligor with respect to the related Whole Loan), (2) any presence of any Materials of Environmental Concern in, on, within, above, under, near, affecting or emanating from any Mortgaged Property in violation of Environmental Law, (3) the failure to timely perform any Remedial Work required under the Purchased Asset Documents or pursuant to Environmental Law, (4) any past, present or future activity by any Person or other source, whether related or unrelated to Seller or any Underlying Obligor (and, in the case of a Mezzanine Loan or Mezzanine Participation Interest, the Underlying Obligor with respect to the related Whole Loan) in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from any Mortgaged Property of any Materials of Environmental Concern at any time located in, under, on, above or affecting any Mortgaged Property, in each case, in violation of Environmental Law, (5) any past, present or future actual Release (whether intentional or unintentional, direct or indirect, foreseeable or unforeseeable) to, from, on, within, in, under, near or affecting any Mortgaged Property by any Person or other source, whether related or unrelated to Seller or any Underlying Obligor (and, in the case of a Mezzanine Loan or Mezzanine Participation Interest, the Underlying Obligor with respect to the related Whole Loan), in each case, in violation of Environmental Law, (6) the imposition, recording or filing or the threatened imposition, recording or filing of any Lien on any Mortgaged Property with regard to, or as a result of, any Materials of Environmental Concern or pursuant to any Environmental Law, or (7) any misrepresentation or failure to perform any obligations pursuant to any Repurchase Document, or Purchased Asset Document relating to environmental matters in any way, (xiii) any business communications or dealings between the Parties relating thereto, or (xiv) Seller’s conduct, activities, actions and/or inactions in connection with, relating to or arising out of any of the foregoing clauses of this Section 13.01, that, in each case, results from anything whatsoever other than any Indemnified Person’s gross negligence or intentional misconduct, as determined by a court of competent jurisdiction pursuant to a final, non-appealable judgment.  In any suit, proceeding or action brought by an Indemnified Person in connection with any Purchased Asset for any sum owing thereunder, or to enforce any provisions of any Purchased Asset, Seller shall defend, indemnify and hold such Indemnified Person harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of the account debtor or Underlying Obligor (and, in the case of a Mezzanine Loan or Mezzanine Participation Interest, the Underlying Obligor with respect to the related Whole Loan) arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or Underlying Obligor (and, in the case of a Mezzanine Loan or Mezzanine Participation Interest, the Underlying Obligor with respect to the related Whole Loan) from Seller.  In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 13.01 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by Seller, an Indemnified Person or any other Person or any Indemnified Person is otherwise a party thereto and whether or not any Transaction is entered into.  This Section 13.01(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(b)                                 If for any reason the indemnification provided in this Section 13.01 is unavailable to the Indemnified Person or is insufficient to hold an Indemnified Person harmless, even though such Indemnified Person is entitled to indemnification under the express terms thereof, then Seller shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by such Indemnified Person on the one hand and Seller on the other hand, the relative fault of such Indemnified Person, and any other relevant equitable considerations.

(c)                                  An Indemnified Person may at any time send Seller a notice showing the calculation of Indemnified Amounts, and Seller shall pay such Indemnified Amounts to such Indemnified Person within ten (10) Business Days after Seller receives such notice.  The obligations of Seller under this Section 13.01 shall apply (without duplication) to Eligible Assignees and Participants and survive the termination of this Agreement.

Section 13.02                      Expenses.  Seller shall promptly on demand pay to or as directed by Buyer all third-party out-of-pocket costs and expenses (including legal, accounting and advisory fees and expenses) incurred by Buyer in connection with (a) the development, evaluation, preparation, negotiation, execution, consummation, delivery and administration of, and any amendment, supplement or modification to, or extension, renewal or waiver of, the Repurchase Documents and the Transactions, (b) any Asset or Purchased Asset, including pre-purchase and/or ongoing due diligence, inspection, testing, review, recording, registration, travel custody, care, insurance or preservation, (c) the enforcement of the Repurchase Documents or the payment or performance by Seller of any Repurchase Obligations, and (d) any actual or attempted sale, exchange, enforcement, collection, compromise or settlement relating to the Purchased Assets.

ARTICLE 14

INTENT

Section 14.01                      Safe Harbor Treatment.  The Parties intend (a) for each Transaction to qualify for the safe harbor treatment provided by the Bankruptcy Code and for Buyer to be entitled to all of the rights, benefits and protections afforded to Persons under the Bankruptcy Code with respect to a “repurchase agreement” as defined in Section 101(47) of the Bankruptcy Code (to the extent that a Transaction has a maturity date of less than one (1) year) and a “securities contract” as defined in Section 741(7) of the Bankruptcy Code and that payments and transfers under this Agreement constitute transfers made by, to or for the benefit of a financial institution, financial participant or repo participant within the meaning of Section 546(e) or 546(f) of the Bankruptcy Code, (b) for the Guarantee Agreement and the Pledge Agreement to each constitute a security agreement or arrangement or other credit enhancement within the meaning of Section 101 of the Code related to a “securities contract” as defined in Section 741(7)(A)(xi) of the Bankruptcy Code and, to the extent that the Guarantee Agreement and the Pledge Agreement relate to a Transaction that has a maturity date of less than one (1) year, a “repurchase agreement” as that term is defined in Section 101(47)(A)(v) of the Bankruptcy Code, and (c) that Buyer (for so long as Buyer is a “financial institution,” “financial participant,” “repo participant,” “master netting participant” or other entity listed in Section 555, 362(b)(6) or 362(b)(7) of the Bankruptcy Code) shall be entitled to the “safe harbor” benefits and protections afforded under the Bankruptcy Code with respect to a “repurchase agreement,” “securities contract” and a “master netting agreement,” including (x) the rights, set forth in Article 10 and in Sections 555, 559 and 561 of the Bankruptcy Code, to liquidate the Purchased Assets and terminate this Agreement, and (y) the right to offset or net out as set forth in Article 10 and Section 18.17 and in Sections 362(b)(6), 362(b)(7), 362(b)(27), 362(o) and 546 of the Bankruptcy Code.

Section 14.02                      Liquidation.  The Parties acknowledge and agree that (a) Buyer’s right to liquidate Purchased Assets delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Articles 10 and 11 and as otherwise provided in the Repurchase Documents is a contractual right to liquidate such Transactions as described in Sections 555, 559 and 561 of the Bankruptcy Code.

Section 14.03                      Qualified Financial Contract.  The Parties acknowledge and agree that if a Party is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

Section 14.04                      Netting Contract.  The Parties acknowledge and agree that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation,” respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

Section 14.05                      Master Netting Agreement.  The Parties intend that this Agreement, the Guarantee Agreement and the Pledge and Security Agreement constitute a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code.

ARTICLE 15

DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

The Parties acknowledge that they have been advised and understand that:

(a)                                 if one of the Parties is a broker or dealer registered with the Securities and Exchange Commission under Section 14 of the Exchange Act, the Securities Investor Protection

Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 do not protect the other Party with respect to any Transaction;

(b)                                 if one of the Parties is a government securities broker or a government securities dealer registered with the Securities and Exchange Commission under Section 14C of the Exchange Act, the Securities Investor Protection Act of 1970 will not provide protection to the other Party with respect to any Transaction;

(c)                                  if one of the Parties is a financial institution, funds held by or on behalf of the financial institution pursuant to any Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable; and

(d)                                 if one of the Parties is an “insured depository institution” as that term is defined in Section 1813(c)(2) of Title 12 of the United States Code, funds held by or on behalf of the financial institution pursuant to any Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or the Bank Insurance Fund, as applicable.

ARTICLE 16

NO RELIANCE

Each Party acknowledges, represents and warrants to the other Party that, in connection with the negotiation of, entering into, and performance under, the Repurchase Documents and each Transaction:

(a)                                 It is not relying (for purposes of making any investment decision or otherwise) on any advice, counsel or representations (whether written or oral) of the other Party, other than the representations expressly set forth in the Repurchase Documents;

(b)                                 It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based on its own judgment and on any advice from such advisors as it has deemed necessary and not on any view expressed by the other Party;

(c)                                  It is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Repurchase Documents and each Transaction and is capable of assuming and willing to assume (financially and otherwise) those risks;

(d)                                 It is entering into the Repurchase Documents and each Transaction for the purposes of managing its borrowings or investments or hedging its underlying assets or liabilities and not for purposes of speculation;

(e)                                  It is not acting as a fiduciary or financial, investment or commodity trading advisor for the other Party and has not given the other Party (directly or indirectly through any other Person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Repurchase Documents or any Transaction; and

(f)                                   No partnership or joint venture exists or will exist as a result of the Transactions or entering into and performing the Repurchase Documents.

ARTICLE 17

SERVICING

This Article 17 shall apply to all Purchased Assets.

Section 17.01                      Servicing Rights.  The terms and provisions governing Servicing Rights under Section 17.01 are set forth in the Fee and Pricing Letter, and are hereby incorporated by reference.

Section 17.02                      Accounts Related to Purchased Assets.  All accounts directly related to the Purchased Assets shall be maintained at institutions reasonably acceptable to Buyer, and Seller shall cause each Underlying Obligor to enter into the contractual arrangements with Seller that are necessary in order to create a perfected security interest in favor of Seller in all such accounts, including, without limitation, an Account Control Agreement in form and substance reasonably acceptable to Buyer and its outside counsel.  Seller shall execute all documents necessary to assign all of Seller’s rights in such accounts to Buyer.

Section 17.03                      Servicing Reports.  Seller shall deliver and cause Servicer to deliver to Buyer and Custodian a monthly remittance report no later than two (2) Business Days prior to the related Remittance Date containing servicing information, including those fields reasonably requested by Buyer from time to time, on an asset-by-asset and in the aggregate, with respect to the Purchased Assets for the month (or any portion thereof) before the date of such report.

Section 17.04                      Servicing Agreement Accounts.  Sellers shall cause each Servicing Agreement Account which is not maintained at Wells Fargo Bank, N.A. at all times to be (i) established and maintained at an Eligible Institution and (ii) subject to a Servicing Agreement, cash management agreement and/or lockbox account agreement, in each case, in form and substance acceptable to Buyer in its sole discretion.

ARTICLE 18

MISCELLANEOUS

Section 18.01                      Governing Law.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT,

AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

Section 18.02                      Submission to Jurisdiction; Service of Process.  Each of Buyer and Seller irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Repurchase Documents, or for recognition or enforcement of any judgment, and each Party irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State court or, to the fullest extent permitted by applicable law, in such Federal court.  Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or the other Repurchase Documents shall affect any right that Buyer may otherwise have to bring any action or proceeding arising out of or relating to the Repurchase Documents against Seller or its properties in the courts of any jurisdiction.  Each Party irrevocably and unconditionally waives, to the fullest extent permitted by Requirements of Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to the Repurchase Documents in any court referred to above, and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.  Each Party irrevocably consents to service of process in the manner provided for notices in Section 18.12.  Nothing in this Agreement will affect the right of any Party hereto to serve process in any other manner permitted by applicable law.

Section 18.03                      IMPORTANT WAIVERS.

(a)                                 SELLER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO ASSERT A COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY BUYER OR ANY INDEMNIFIED PERSON.

(b)                                 TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE BETWEEN THEM, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH OR RELATED TO THE REPURCHASE DOCUMENTS, THE PURCHASED ASSETS, THE TRANSACTIONS, ANY DEALINGS OR COURSE OF CONDUCT BETWEEN THEM, OR ANY STATEMENTS (WRITTEN OR ORAL) OR OTHER ACTIONS OF EITHER PARTY. NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

(c)                                  TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, SELLER HEREBY WAIVES ANY RIGHT TO CLAIM OR RECOVER IN ANY LITIGATION WHATSOEVER INVOLVING ANY INDEMNIFIED PERSON, ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, WHETHER SUCH WAIVED DAMAGES ARE BASED ON STATUTE, CONTRACT, TORT, COMMON LAW OR ANY OTHER LEGAL THEORY, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN AND REGARDLESS OF THE FORM OF THE CLAIM OF ACTION, INCLUDING ANY CLAIM OR ACTION ALLEGING GROSS NEGLIGENCE, RECKLESS DISREGARD, WILLFUL OR WONTON MISCONDUCT, FAILURE TO EXERCISE REASONABLE CARE OR FAILURE TO ACT IN GOOD FAITH.  NO INDEMNIFIED PERSON SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH ANY REPURCHASE DOCUMENT OR THE TRANSACTIONS.

(d)                                 SELLER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF BUYER OR AN INDEMNIFIED PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BUYER OR AN INDEMNIFIED PERSON WOULD NOT SEEK TO ENFORCE ANY OF THE WAIVERS IN THIS SECTION 18.03 IN THE EVENT OF LITIGATION OR OTHER CIRCUMSTANCES.  THE SCOPE OF SUCH WAIVERS IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE REPURCHASE DOCUMENTS, REGARDLESS OF THEIR LEGAL THEORY.

(e)                                  EACH PARTY ACKNOWLEDGES THAT THE WAIVERS IN THIS SECTION 18.03 ARE A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT SUCH PARTY HAS ALREADY RELIED ON SUCH WAIVERS IN ENTERING INTO THE REPURCHASE DOCUMENTS, AND THAT SUCH PARTY WILL CONTINUE TO RELY ON SUCH WAIVERS IN THEIR RELATED FUTURE DEALINGS UNDER THE REPURCHASE DOCUMENTS.  EACH PARTY FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED SUCH WAIVERS WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL AND OTHER RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(f)                                   THE WAIVERS IN THIS SECTION 18.03 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SHALL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO ANY OF THE REPURCHASE DOCUMENTS.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(g)                                  THE PROVISIONS OF THIS SECTION 18.03 SHALL SURVIVE TERMINATION OF THE REPURCHASE DOCUMENTS AND THE INDEFEASIBLE PAYMENT IN FULL OF THE REPURCHASE OBLIGATIONS.

Section 18.04                      Integration.  The Repurchase Documents supersede and integrate all previous negotiations, contracts, agreements and understandings (whether written or oral) between the Parties relating to a sale and repurchase of Purchased Assets and the other matters addressed by the Repurchase Documents, and contain the entire final agreement of the Parties relating to the subject matter thereof.

Section 18.05                      Single Agreement.  Seller agrees that (a) each Transaction is in consideration of and in reliance on the fact that all Transactions constitute a single business and contractual relationship, and that each Transaction has been entered into in consideration of the other Transactions, (b) a default by it in the payment or performance of any its obligations under a Transaction shall constitute a default by it with respect to all Transactions, (c) Buyer may set off claims and apply properties and assets held by or on behalf of Buyer with respect to any Transaction against the Repurchase Obligations owing to Buyer with respect to other Transactions, and (d) payments, deliveries and other transfers made by or on behalf of Seller with respect to any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers with respect to all Transactions, and the obligations of Seller to make any such payments, deliveries and other transfers may be applied against each other and netted.

Section 18.06                      Use of Employee Plan Assets.  No assets of an employee benefit plan subject to any provision of ERISA shall be used by either Party in a Transaction.

Section 18.07                      Survival and Benefit of Seller’s Agreements.  The Repurchase Documents and all Transactions shall be binding on and shall inure to the benefit of the Parties and their successors and permitted assigns.  All of Seller’s representations, warranties, agreements and indemnities in the Repurchase Documents shall survive the termination of the Repurchase Documents and the payment in full of the Repurchase Obligations, and shall apply to and benefit all Indemnified Persons, Buyer and its successors and assigns, Eligible Assignees and Participants.  No other Person shall be entitled to any benefit, right, power, remedy or claim under the Repurchase Documents.

Section 18.08                      Assignments and Participations.

(a)                                 Sellers shall not sell, assign or transfer any of its rights or the Repurchase Obligations or delegate its duties under this Agreement or any other Repurchase Document without the prior written consent of Buyer, and any attempt by a Seller to do so without such consent shall be null and void.

(b)                                 Buyer may at any time, without the consent of either Seller or Guarantor, sell participations to an Eligible Assignee (a “Participant”) in up to one hundred percent (100%) (in the aggregate, in one or more transactions, including any assignments under Section 18.08(c)) of Buyer’s rights and/or obligations under the Repurchase Documents; provided, that, as conditions to the sale of such participations, (i) Buyer’s obligations and Seller’s rights and obligations under the Repurchase Documents shall remain unchanged, (ii) Buyer shall remain solely responsible to Seller for the performance of such obligations, (iii) Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under the Repurchase Documents, and (iv) each Participant agrees to be bound by the confidentiality provisions set forth in Section 18.10; provided, that, so long as no Event of Default has occurred and is continuing, Buyer shall retain full decision-making authority under the Repurchase Documents.  No Participant shall have any right to approve any amendment, waiver or consent with respect to any Repurchase Document, except to the extent that the Repurchase Price or Price Differential of any Purchased Asset would be reduced or the Repurchase Date of any Purchased Asset would be postponed.  Each Participant shall be entitled to the benefits of Article 12 (subject to the requirements and limitations and obligations set forth therein, including the requirements under Section 12.06(e) (it being understood that the documentation required under Section 12.06(e) shall be delivered to the participating Buyer)) and Article 13 to the same extent as if it had acquired its interest by assignment pursuant to Section 18.08(c), provided that such Participant shall not be entitled to receive any greater payment under Section 12.04 or Section 12.06 than its participating Buyer would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from the adoption of or any change in any Requirements of Law or in the interpretation or application thereof by a Governmental Authority or compliance by Buyer or such Participant with a request or directive (whether or not having the force of law) from a central bank or other Governmental Authority having jurisdiction over Buyer or such Participant, in each case made or issued after the Participant acquired the applicable participation.  To the extent permitted by Requirements of Law, each Participant shall also be entitled to the benefits of Sections 10.02(j) and 18.17 to the same extent as if it had acquired its interest by assignment pursuant to Section 18.08(c).

(c)                                  Buyer may at any time, without the consent of either Seller or Guarantor but upon notice to Seller, sell and assign to any Eligible Assignee up to one hundred percent (100%) (in the aggregate, in one or more transactions, and including any participations under Section 18.08(b)) of the rights and obligations of Buyer under the Repurchase Documents.  Each such assignment shall be made pursuant to an Assignment and Acceptance substantially in the form of Exhibit F (an “Assignment and Acceptance”), a copy of which shall be delivered to Seller as soon as reasonably possible after the execution thereof. From and after the effective date of such Assignment and Acceptance, (i) such Eligible Assignee shall be a Party and, to the extent provided therein, have the rights and obligations of Buyer under the Repurchase Documents with respect to the percentage and amount of the Repurchase Price allocated to it; provided that Buyer shall remain solely responsible to Seller for the performance of Buyer’s obligations under the Repurchase Documents, (ii) Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under the Repurchase Documents, and (iii) Buyer will give prompt written notice thereof (including identification of the Eligible Assignee and the amount of Repurchase Price allocated to it) to each Party (but Buyer shall not have any liability for any failure to timely provide such notice).  Any sale or assignment by Buyer of rights or obligations under the Repurchase Documents that does not comply with this Section 18.08(c) shall be treated for purposes of the Repurchase Documents as a sale by such Buyer of a participation in such rights and obligations in accordance with Section 18.08(b).

(d)                                 Seller shall cooperate with Buyer in connection with any such sale and assignment of participations or assignments and shall enter into such restatements of, and amendments, supplements and other modifications to, the Repurchase Documents to give effect to any such sale or assignment; provided, that none of the foregoing shall change any economic or other material term of the Repurchase Documents in a manner adverse to Seller without the consent of Seller.

(e)                                  [Intentionally Omitted].

(f)                                   Buyer, acting solely for this purpose as a non-fiduciary agent of Seller, shall maintain a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of the Eligible Assignees that become Parties hereto and, with respect to each such Eligible Assignee, the aggregate assigned Purchase Price and applicable Price Differential (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Parties shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Buyer for all purposes of this Agreement.  The Register shall be available for inspection by the Parties at any reasonable time and from time to time upon reasonable prior notice.

(g)                                  Each Party that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Seller, maintain a register on which it enters the name and address of each Participant and, with respect to each such Participant, the aggregate participated Purchase Price and applicable Price Differential, and any other interest in any obligations under the Repurchase Documents (the “Participant Register”); provided that Buyer shall not have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any obligations under any Repurchase Document) to any Person except to the extent that such disclosure is necessary to establish that such obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and Buyer shall treat each Person whose name is recorded in the Participant Register as the owner of the applicable participation for all purposes of this Agreement notwithstanding any notice to the contrary.

Section 18.09                      Ownership and Hypothecation of Purchased Assets.  Title to all Purchased Assets shall pass to and vest in Buyer on the applicable Purchase Dates and, subject to the terms of the Repurchase Documents, Buyer or its designee shall have free and unrestricted use of all Purchased Assets and be entitled to exercise all rights, privileges and options relating to the Purchased Assets as the owner thereof, including rights of subscription, conversion, exchange, substitution, voting, consent and approval, and to direct any servicer or trustee.  Subject to Section 18.08, Buyer or its designee may, at any time, without the consent of either Seller or Guarantor, engage in repurchase transactions with the Purchased Assets or otherwise sell, pledge, repledge, transfer, hypothecate, or rehypothecate the Purchased Assets to Eligible Assignees, all on terms that Buyer may determine; provided, that no such transaction shall affect the obligations of Buyer to transfer the Purchased Assets to Seller on the applicable Repurchase Dates free and clear of any pledge, Lien, security interest, encumbrance, charge or other adverse claim.  In the event Buyer engages in a repurchase transaction with any of the Purchased Assets or otherwise pledges or hypothecates any of the Purchased Assets, Buyer shall have the right to assign to Buyer’s counterparty any of the applicable representations or warranties herein and the remedies for breach thereof, as they relate to the Purchased Assets that are subject to such repurchase transaction.

Section 18.10                      Confidentiality.  All information regarding the terms set forth in any of the Repurchase Documents or the Transactions shall be kept confidential and shall not be disclosed by either Party to any Person except (a) to the Affiliates of such Party or its or their respective directors, officers, employees, agents, advisors, attorneys, accountants and other representatives who are informed of the confidential nature of such information and instructed to keep it confidential, (b) to the extent requested by any regulatory authority, stock exchange, government department or agency, or required by Requirements of Law, (c) to the extent required to be included in the financial statements of either Party or an Affiliate thereof, (d) to the extent required to exercise any rights or remedies under the Repurchase Documents, Purchased Assets or underlying Mortgaged Properties, (e) to the extent required to consummate and administer a Transaction, (f) in the event any Party is legally compelled to make pursuant to deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process by court order of a court of competent jurisdiction, and (g) to any actual or prospective Participant, Eligible Assignee or Hedge Counterparty that agrees to comply with this Section 18.10; provided, that, except with respect to the disclosures by Buyer under clause (g) of this Section 18.10, no such disclosure made with respect to any Repurchase Document shall include a copy of such Repurchase Document to the extent that a summary would suffice, but if it is necessary for a copy of any Repurchase Document to be disclosed, all pricing and other economic terms set forth therein shall be redacted before disclosure.

Section 18.11                      No Implied Waivers; Amendments.  No failure on the part of Buyer to exercise, or delay in exercising, any right or remedy under the Repurchase Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy thereunder preclude any further exercise thereof or the exercise of any other right.  The rights and remedies in the Repurchase Documents are cumulative and not exclusive of any rights and remedies provided by law.  Application of the Default Rate after an Event of Default shall not be deemed to constitute a waiver of any Event of Default or Buyer’s rights and remedies with respect thereto, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Rate is applied.  Except as otherwise expressly provided in the Repurchase Documents, no amendment, waiver or other modification of any provision of the Repurchase Documents shall be effective without the signed agreement of Seller and Buyer.  Any waiver or consent under the Repurchase Documents shall be effective only if it is in writing and only in the specific instance and for the specific purpose for which given.

Section 18.12                      Notices and Other Communications.  Unless otherwise provided in this Agreement, all notices, consents, approvals, requests and other communications required or permitted to be given to a Party hereunder shall be in writing and sent prepaid by hand delivery, by certified or registered mail, by expedited commercial or postal delivery service, or by facsimile or email if also sent by one of the foregoing, to the address for such Party specified in Annex I or such other address as such Party shall specify from time to time in a notice to the other Party.  Any of the foregoing communications shall be effective when delivered, if such delivery occurs a Business Day; otherwise, each such communication shall be effective on the first Business Day following the date of such delivery.  A Party receiving a notice that does not comply with the technical requirements of this Section 18.12 may elect to waive any deficiencies and treat the notice as having been properly given.

Section 18.13                      Counterparts; Electronic Transmission.  Any Repurchase Document may be executed in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.  The Parties agree that this Agreement, any documents to be delivered pursuant to this Agreement, any other Repurchase Document and any notices hereunder may be transmitted between them by email and/or facsimile.  The Parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties.

Section 18.14                      No Personal Liability.  No administrator, incorporator, Affiliate, owner, member, partner, stockholder, officer, director, employee, agent or attorney of Buyer, any Indemnified Person, Seller, any Intermediate Starwood Entity or Guarantor, as such, shall be subject to any recourse or personal liability under or with respect to any obligation of Buyer, Seller, any Intermediate Starwood Entity or Guarantor under the Repurchase Documents, whether by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed that the obligations of Buyer, Seller or Guarantor under the Repurchase Documents are solely their respective corporate, limited liability company or partnership obligations, as applicable, and that any such recourse or personal liability is hereby expressly waived.  This Section 18.14 shall survive the termination of the Repurchase Documents and the repayment in full of the Repurchase Obligations.

Section 18.15                      Protection of Buyer’s Interests in the Purchased Assets; Further Assurances.

(a)                                 Seller shall take such action as necessary to cause the Repurchase Documents and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of Buyer to the Purchased Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect such right, title and interest.  Seller shall deliver to Buyer file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing.  Seller shall execute any and all documents reasonably required to fulfill the intent of this Section 18.15.

(b)                                 Seller will promptly at its expense execute and deliver such instruments and documents and take such other actions as Buyer may reasonably request from time to time in order to perfect, protect, evidence, exercise and enforce Buyer’s rights and remedies under and with respect to the Repurchase Documents, the Transactions and the Purchased Assets.

(c)                                  If Seller fails to perform any of its Repurchase Obligations promptly after written request from Buyer, Buyer may (but shall not be required to) perform or cause to be performed such Repurchase Obligation, and the costs and expenses incurred by Buyer in connection therewith shall be payable by Seller.  Without limiting the generality of the foregoing, if Seller shall fail to do so promptly after written request from Buyer, Seller authorizes Buyer, at the option of Buyer and the expense of Seller, at any time and from time to time, to take all actions and pay all amounts that Buyer deems necessary or appropriate to protect, enforce, preserve, insure, service, administer, manage, perform, maintain, safeguard, collect or realize on the Purchased Assets and Buyer’s Liens and interests therein or thereon and to give effect to the intent of the Repurchase Documents.  No Default or Event of Default shall be cured by the payment or performance of any Repurchase Obligation by Buyer on behalf of Seller.  Buyer may make any such payment in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax Lien, title or claim except to the extent such payment is being contested in good faith by Seller in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

(d)                                 Without limiting the generality of the foregoing, Seller will no earlier than six (6) months or later than three (3) months before the fifth (5th) anniversary of the date of filing of each UCC financing statement filed in connection with to any Repurchase Document or any Transaction, (i) deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement (provided that Buyer may elect to file such continuation statement), and (ii) if requested by Buyer, deliver or cause to be delivered to Buyer an opinion of counsel, in form and substance reasonably satisfactory to Buyer, confirming and updating the security interest opinion delivered pursuant to Section 6.01(a) with respect to perfection and otherwise to the effect that the security interests hereunder continue to be enforceable and perfected security interests, senior to the rights of any other creditor of Seller, which opinion may contain usual and customary assumptions, limitations and exceptions.

(e)                                  Except as provided in the Repurchase Documents, the sole duty of Buyer, Custodian or any other designee or agent of Buyer with respect to the Purchased Assets shall be to use reasonable care in the custody, use, operation and preservation of the Purchased Assets in its possession or control.  Buyer shall incur no liability to Seller or any other Person for any act of Governmental Authority, act of God or other destruction in whole or in part or negligence or wrongful act of custodians or agents selected by Buyer with reasonable care, or Buyer’s failure to provide adequate protection or insurance for the Purchased Assets.  Buyer shall have no obligation to take any action to preserve any rights of Seller in any Purchased Asset against prior parties, and Seller hereby agrees to take such action.  Buyer shall have no obligation to realize upon any Purchased Asset except through proper application of any distributions with respect to the Purchased Assets made directly to Buyer or its agent(s).  So long as Buyer and Custodian shall act in good faith in their handling of the Purchased Assets, Seller waives or is deemed to have waived the defense of impairment of the Purchased Assets by Buyer and Custodian.

Section 18.16                      Default Rate.  To the extent permitted by Requirements of Law, Seller shall pay interest at the Default Rate on the amount of all Repurchase Obligations not paid when due under the Repurchase Documents until such Repurchase Obligations are paid or satisfied in full.

Section 18.17                      Set-off.  In addition to any rights now or hereafter granted under the Repurchase Documents, Requirements of Law or otherwise, Seller, on behalf of itself and Guarantor, hereby grants to Buyer and each Indemnified Person, to secure repayment of the

Repurchase Obligations, a right of set-off upon any and all of the following: monies, securities, collateral or other property of Seller and Guarantor and any proceeds from the foregoing, now or hereafter held or received by Buyer, any Affiliate of Buyer or any Indemnified Person, for the account of Seller or Guarantor, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general, specified, special, time, demand, provisional or final) and credits, claims or Indebtedness of Seller or Guarantor at any time existing, and any obligation owed by Buyer or any Affiliate of Buyer to Seller or Guarantor and to set-off against any Repurchase Obligations or Indebtedness owed by Seller or Guarantor and any Indebtedness owed by Buyer or any Affiliate of Buyer to Seller or Guarantor, in each case whether direct or indirect, absolute or contingent, matured or unmatured, whether or not arising under the Repurchase Documents and irrespective of the currency, place of payment or booking office of the amount or obligation and in each case at any time held or owing by Buyer, any Affiliate of Buyer or any Indemnified Person to or for the credit of any Seller or Guarantor, without prejudice to Buyer’s right to recover any deficiency.  Each of Buyer, each Affiliate of Buyer and each Indemnified Person is hereby authorized upon any amount becoming due and payable by Seller or Guarantor to Buyer or any Indemnified Person under the Repurchase Documents, the Repurchase Obligations or otherwise or upon the occurrence of an Event of Default, without notice to Seller or Guarantor, any such notice being expressly waived by Seller and Guarantor to the extent permitted by any Requirements of Law, to set-off, appropriate, apply and enforce such right of set-off against any and all items hereinabove referred to against any amounts owing to Buyer or any Indemnified Person by Seller or Guarantor under the Repurchase Documents and the Repurchase Obligations, irrespective of whether Buyer, any Affiliate of Buyer or any Indemnified Person shall have made any demand under the Repurchase Documents and regardless of any other collateral securing such amounts, and in all cases without waiver or prejudice of Buyer’s rights to recover a deficiency.  Seller and Guarantor shall be deemed directly indebted to Buyer and the other Indemnified Persons in the full amount of all amounts owing to Buyer and the other Indemnified Parties by Seller and Guarantor under the Repurchase Documents and the Repurchase Obligations, and Buyer and the other Indemnified Persons shall be entitled to exercise the rights of set-off provided for above.  ANY AND ALL RIGHTS TO REQUIRE BUYER OR OTHER INDEMNIFIED PERSONS TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO THE PURCHASED ASSETS OR OTHER INDEMNIFIED PERSONS UNDER THE REPURCHASE DOCUMENTS, PRIOR TO EXERCISING THE FOREGOING RIGHT OF SET-OFF, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY SELLER AND GUARANTOR.

Buyer or any Indemnified Person shall promptly notify the affected Seller or Guarantor after any such set-off and application made by Buyer or such Indemnified Person, provided that the failure to give such notice shall not affect the validity of such set-off and application.  If an amount or obligation is unascertained, Buyer may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant Party accounting to the other Party when the amount or obligation is ascertained.  Nothing in this Section 18.17 shall be effective to create a charge or other security interest.  This Section 18.17 shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which any Party is at any time otherwise entitled.

Section 18.18                      Seller’s Waiver of Set-off.  Seller hereby waives any right of set-off it may have or to which it may be or become entitled under the Repurchase Documents or otherwise against Buyer, any Affiliate of Buyer, any Indemnified Person or their respective assets or properties.

Section 18.19                      Power of Attorney.  Seller hereby authorizes Buyer to file such financing statement or statements relating to the Purchased Assets as Buyer deems appropriate.  Seller hereby appoints Buyer as Seller’s agent and attorney in fact (a) following a monetary Default, a material non-monetary Default or any Event of Default, to file any such financing statement or statements and to perform all other acts which Buyer deems appropriate to perfect and continue its ownership interest in and/or the security interest granted hereby, if applicable, and (b) following any Event of Default, to protect, preserve and realize upon the Purchased Assets in accordance with the terms of this Agreement and the other Repurchase Documents.  This agency and power of attorney is coupled with an interest and is irrevocable without Buyer’s consent.  Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 18.19.

Section 18.20                      Periodic Due Diligence Review.  Buyer may perform continuing due diligence reviews with respect to the Purchased Assets, Seller and Affiliates of Seller, including ordering new third party reports, for purposes of, among other things, verifying compliance with the representations, warranties, covenants, agreements, duties, obligations and specifications made under the Repurchase Documents or otherwise. Upon reasonable prior notice to Seller, unless a Default or Event of Default exists, in which case no notice is required, Buyer or its representatives may during normal business hours inspect any properties and examine, inspect and make copies of the books and records of Seller and Affiliates of Seller, the Purchased Asset Documents, the Senior Interest Documents and the Servicing Files.  Seller shall make available to Buyer one or more knowledgeable financial or accounting officers and representatives of the independent certified public accountants of Seller for the purpose of answering questions of Buyer concerning any of the foregoing.  Seller shall cause Servicer to cooperate with Buyer by permitting Buyer to conduct due diligence reviews of the Servicing Files.  Buyer may purchase Purchased Assets from Seller based solely on the information provided by Seller to Buyer in the Underwriting Package and the representations, warranties, duties, obligations and covenants contained herein, and Buyer may at any time conduct a partial or complete due diligence review on some or all of the Purchased Assets, including ordering new credit reports and new Appraisals on the underlying Mortgaged Properties and otherwise re-generating the information used to originate and underwrite such Purchased Assets.  Buyer may underwrite such Purchased Assets itself or engage a mutually acceptable third-party underwriter to do so.

Section 18.21                      Time of the Essence.  Time is of the essence with respect to all obligations, duties, covenants, agreements, notices or actions or inactions of Seller under the Repurchase Documents.

Section 18.22                      PATRIOT Act Notice.  Buyer hereby notifies Seller that Buyer is required by the PATRIOT Act to obtain, verify and record information that identifies Seller.

Section 18.23                      Successors and Assigns; No Third Party Beneficiaries.  Subject to the foregoing, the Repurchase Documents and any Transactions shall be binding upon and shall inure to the benefit of the Parties and their successors and permitted assigns.  Nothing in the

Repurchase Documents, express or implied, shall give to any Person other than the Parties any benefit or any legal or equitable right, power, remedy or claim under the Repurchase Documents.

Section 18.24                      Joint and Several Repurchase Obligations.

(a)                                 Each Seller hereby acknowledges and agrees that (i) each Seller shall be jointly and severally liable to Buyer to the maximum extent permitted by Requirements of Law for all Repurchase Obligations, (ii) the liability of each Seller (A) shall be absolute and unconditional and shall remain in full force and effect (or be reinstated) until all Repurchase Obligations shall have been paid in full and the expiration of any applicable preference or similar period pursuant to any Insolvency Law, or at law or in equity, without any claim having been made before the expiration of such period asserting an interest in all or any part of any payment(s) received by Buyer, and (B) until such payment has been made, shall not be discharged, affected, modified or impaired on the occurrence from time to time of any event, including any of the following, whether or not with notice to or the consent of each Seller, (1) the waiver, compromise, settlement, release, modification, supplementation, termination or amendment (including any extension or postponement of the time for payment or performance or renewal or refinancing) of any of the Repurchase Obligations or Repurchase Documents, (2) the failure to give notice to each Seller of the occurrence of an Event of Default, (3) the release, substitution or exchange by Buyer of any Purchased Asset (whether with or without consideration) or the acceptance by Buyer of any additional collateral or the availability or claimed availability of any other collateral or source of repayment or any nonperfection or other impairment of collateral, (4) the release of any Person primarily or secondarily liable for all or any part of the Repurchase Obligations, whether by Buyer or in connection with any Insolvency Proceeding affecting any Seller or any other Person who, or any of whose property, shall at the time in question be obligated in respect of the Repurchase Obligations or any part thereof, (5) the sale, exchange, waiver, surrender or release of any Purchased Asset, guarantee or other collateral by Buyer, (6) the failure of Buyer to protect, secure, perfect or insure any Lien at any time held by Buyer as security for amounts owed by Sellers, or (7) to the extent permitted by Requirements of Law, any other event, occurrence, action or circumstance that would, in the absence of this Section 18.24, result in the release or discharge of any or both Sellers from the performance or observance of any Repurchase Obligation, (iii) Buyer shall not be required first to initiate any suit or to exhaust its remedies against any Seller or any other Person to become liable, or against any of the Purchased Assets, in order to enforce the Repurchase Documents and each Seller expressly agrees that, notwithstanding the occurrence of any of the foregoing, each Seller shall be and remain directly and primarily liable for all sums due under any of the Repurchase Documents, (iv) when making any demand hereunder against any Seller or any of the Purchased Assets, Buyer may, but shall be under no obligation to, make a similar demand on any other Seller, or otherwise pursue such rights and remedies as it may have against any Seller or any other Person or against any collateral security or guarantee related thereto or any right of offset with respect thereto, and any failure by Buyer to make any such demand, file suit or otherwise pursue such other rights or remedies or to collect any payments from any other Seller or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right offset, or any release of any Seller or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve any Seller in a respect of which a demand or collection is not made or Sellers not so released of their obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of

Buyer against Sellers (as used herein, the term “demand” shall include the commencement and continuation of legal proceedings), (v) on disposition by Buyer of any property encumbered by any Purchased Assets, each Seller shall be and shall remain jointly and severally liable for any deficiency, (vi) each Seller waives (A) any and all notice of the creation, renewal, extension or accrual of any amounts at any time owing to Buyer by any other Seller under the Repurchase Documents and notice of or proof of reliance by Buyer upon any Seller or acceptance of the obligations of any Seller under this Section 18.24, and all such amounts, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the obligations of Sellers under this Agreement, and all dealings between Sellers, on the one hand, and Buyer, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the obligations of Sellers under this Agreement, and (B) diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Seller with respect to any amounts at any time owing to Buyer by any Seller under the Repurchase Documents (except for any notices expressly required under this Agreement or under any other Repurchase Document), and (vii) each Seller shall continue to be liable under this Section 18.24 without regard to (A) the validity, regularity or enforceability of any other provision of this Agreement or any other Repurchase Document, any amounts at any time owing to Buyer by any Seller under the Repurchase Documents, or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Buyer, (B) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Seller against Buyer, or (C) any other circumstance whatsoever (with or without notice to or knowledge of any Seller except for any notices expressly required under this Agreement or under any other Repurchase Document) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Seller for any amounts owing to Buyer by any Seller under the Repurchase Documents, or of Sellers under this Agreement, in bankruptcy or in any other instance.

(b)                                 Each Seller shall remain fully obligated under this Agreement notwithstanding that, without any reservation of rights against any Seller and without notice to or further assent by any Seller, any demand by Buyer for payment of any amounts owing to Buyer by any other Seller under the Repurchase Documents may be rescinded by Buyer and any the payment of any such amounts may be continued, and the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Buyer (including any extension or postponement of the time for payment or performance or renewal or refinancing of any Repurchase Obligation), and this Agreement and the other Repurchase Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with its terms, as Buyer may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by Buyer for the payment of amounts owing to Buyer by Sellers under the Repurchase Documents may be sold, exchanged, waived, surrendered or released.  Buyer shall not have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for amounts owing to Buyer by Sellers under the Repurchase Documents, or any property subject thereto.

(c)                                  To the extent that any Seller (the “Paying Seller”) pays more than its proportionate share of any payment made hereunder, the Paying Seller shall be entitled to seek and receive contribution from and against the other Seller that has not paid its proportionate share; provided, that the provisions of this Section 18.24 shall not limit the duties, covenants, agreements, obligations and liabilities of any Seller to Buyer, and, notwithstanding any payment or payments made by the Paying Seller hereunder or any setoff or application of funds of the Paying Seller by Buyer, the Paying Seller shall not be entitled to be subrogated to any of the rights of Buyer against the other Seller or any collateral security or guarantee or right of setoff held by Buyer, nor shall the Paying Seller seek or be entitled to seek any contribution or reimbursement from the other Seller in respect of payments made by the Paying Seller hereunder, until all Repurchase Obligations are paid in full.  If any amount shall be paid to the Paying Seller on account of such subrogation rights at any time when all such amounts shall not have been paid in full, such amount shall be held by the Paying Seller in trust for Buyer, segregated from other funds of the Paying Seller, and shall, forthwith upon receipt by the Paying Seller, be turned over to Buyer in the exact form received by the Paying Seller (duly indorsed by the Paying Seller to Buyer, if required), to be applied against the Repurchase Obligations, whether matured or unmatured, in such order as Buyer may determine.

(d)                                 The Repurchase Obligations are full recourse obligations to each Seller.

(e)                                  Anything herein or in any other Repurchase Document to the contrary notwithstanding, the maximum liability of any Seller hereunder in respect of the liabilities of the other Sellers under this Agreement and the other Repurchase Documents shall in no event exceed the amount which can be guaranteed by each Seller under applicable federal and state laws relating to the insolvency of debtors.

Section 18.25                      Effect of Amendment and Restatement.  From and after the date hereof, the Fourth Amended and Restated Master Repurchase Agreement is hereby amended, restated and superseded in its entirety by this Agreement.  The parties hereto acknowledge and agree that the liens and security interests granted under that certain Master Repurchase and Securities Contract, dated as of August 6, 2010, between Seller 2 and Buyer, as amended and restated by that certain Amended and Restated Master Repurchase and Securities Contract, dated as of February 28, 2011, between and among Seller 2, Seller 2-A and Buyer, as amended and restated by the Second Amended and Restated Master Repurchase and Securities Contract dated as of January 27, 2014 between and among Seller 2, Seller 2-A and Buyer, as amended and restated by that certain Third Amended and Restated Master Repurchase and Securities Contract dated as of October 23, 2014 between and among Seller 2, Seller 2-A and Buyer, and as further amended and restated by the Fourth Amended and Restated Master Repurchase Agreement, are continuing in full force and effect and, upon the amendment and restatement of the Fourth Amended and Restated Master Repurchase Agreement, such liens and security interests secure and continue to secure the payment of the Repurchase Obligations.

Section 18.26                      PATRIOT Act Notice.  Buyer hereby notifies each Seller that Buyer is required by the PATRIOT Act to obtain, verify and record information that identifies each Seller.

Section 18.27                      Successors and Assigns; No Third Party Beneficiaries.  Subject to the foregoing, the Repurchase Documents and any Transactions shall be binding upon and shall inure to the benefit of the Parties and their successors and permitted assigns.

Section 18.28                      Acknowledgement of Anti Predatory Lending Policies.  Seller and Buyer each have in place internal policies and procedures that expressly prohibit their purchase of any high cost mortgage loan.

[ONE OR MORE UNNUMBERED SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

SELLER:

STARWOOD PROPERTY MORTGAGE SUB-2, L.L.C., a Delaware limited liability company

By:	/s/ Andrew Sossen
	Name:	Andrew Sossen
	Title:	Authorized Signatory

STARWOOD PROPERTY MORTGAGE SUB-2-A, L.L.C., a Delaware limited liability company

By:	/s/ Andrew Sossen
	Name:	Andrew Sossen
	Title:	Authorized Signatory

BUYER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association

By:	/s/ H. Lee Goins III
	Name:	H. Lee Goins III
	Title:	Managing Director

EXHIBIT LIST

EXHIBIT

Transaction Request	A

Confirmation	B

Power of Attorney	C

Closing Certificate	D

Compliance Certificate	E

Assignment and Acceptance	F

Account Control Agreement	G-1

Controlled Account Agreement	G-2

Guarantee Agreement	H

Servicing and Sub-Servicing Agreement	I

Future Funding Confirmation	J

Certificate of Responsible Officer	K

Custodial Agreement	L

Locations of Buyer and Seller	Annex I

EXHIBIT A

FORM OF TRANSACTION REQUEST

[    ] [  ], 20[  ]

Wells Fargo Bank, National Association
One Wells Fargo Center
301 South College Street
MAC D1053-160, 16th Floor
Charlotte, North Carolina  28202

Attention:

Re:                             Fifth Amended and Restated Master Repurchase and Securities Contract dated as of September 15, 2016 (as amended, restated, supplemented or otherwise modified and in effect from time to time the “Agreement”) among Starwood Property Mortgage Sub-2, L.L.C. (“Seller 2”), Starwood Property Mortgage Sub-2-A, L.L.C. (“Seller 2-A”) and Wells Fargo Bank, National Association (“Buyer”)

Ladies and Gentlemen:

This is a Transaction Request delivered pursuant to Section 3.01 of the Agreement.  Terms used but not defined herein are as defined in the Agreement.  [Seller 2][Seller 2-A] hereby requests that Buyer enter into a Transaction upon the proposed terms set forth below.

Assets (including Class and underlying Mortgaged Property):	As described in Appendix 1 hereto

Is this a CMBS Purchased Asset?:	[yes]/[no]

Book Value:	As described in Appendix 1 hereto

Market Value:	$

Applicable Percentage:	%

Purchased Asset Documents:	As described in Appendix 1 hereto

Purchase Date:	[ ] [ ], 20[ ]

Purchase Price:	$

Except as specified in Appendix 1 hereto, on the Purchase Date for each Asset described in this Transaction Request, [Seller 2][Seller 2-A] will make all of the representations and warranties contained in the Agreement (including Schedule 1 to the Agreement as applicable to the Class of such Asset) with respect thereto.

Seller:

[Starwood Property Mortgage Sub-2, L.L.C.

By:
Name:
Title:]

[Starwood Property Mortgage Sub-2-A, L.L.C.

By:
Name:
Title:]

Appendix 1 to Transaction Request

List of Eligible Assets requested to be purchased, to include, as applicable:

(a)	Transaction Name
(b)	Seller Loan Number
(c)	Class (Whole Loan, Junior Interest, Senior
Interest, Mezzanine Loan or Mezzanine Participation Interest)
(d)	Lien Type
(e)	Property Type
(f)	Property Street Address
(g)	Property City, State, County, Zip Code
(h)	Appraised Value
(i)	Appraisal Firm
(j)	Appraisal Date
(k)	Original Balance
(l)	Seller Origination Balance
(m)	Current Balance
(n)	Amortization
(o)	Balloon Amount
(p)	[Current] Interest Rate
(q)	Spread
(r)	Index (Ex: 1 mo LIBOR; [ ]%)
(s)	Next Interest Change Date
(t)	Next Payment Change Date
(u)	Interest Rate cap
(v)	Current Principal and Interest
(w)	Note Date
(x)	First Payment Due Date to Seller
(y)	Initial Maturity Date
(z)	Extended Maturity Date
(aa)	Current delinquency status
(bb)	Payment Type
(cc)	Payment Frequency
(dd)	Rate Change Frequency
(ee)	Original Principal and Interest
(ff)	Sponsor Name (including first name, if any)
(gg)	Borrowing Entity Name
(hh)	Underlying Borrower Name
(ii)	Open to Prepayment?
(jj)	Prepayment Penalty
(kk)	Current Senior Liens
(ll)	Current Senior Lender

(mm)	DSCR on Prior/Senior Liens
(nn)	Term of Senior Liens
(oo)	Interest Rate of Senior Loans
(pp)	Current DSCR on combined debt
(qq)	Current LTV, including senior liens

[See related Confirmation for exceptions to representations and warranties made by Seller]

EXHIBIT B

FORM OF CONFIRMATION

[    ] [  ], 20[  ]

Wells Fargo Bank, National Association
One Wells Fargo Center
301 South College Street
MAC D1053-160, 16th Floor
Charlotte, North Carolina  28288

Attention:

Re:                             Fifth Amended and Restated Master Repurchase and Securities Contract dated as of September 15, 2016 (as amended, restated, supplemented or otherwise modified and in effect from time to time the “Agreement”) among Starwood Property Mortgage Sub-2, L.L.C. (“Seller 2”), Starwood Property Mortgage Sub-2-A, L.L.C. (“Seller 2-A”) and Wells Fargo Bank, National Association (“Buyer”)

Ladies and Gentlemen:

This is a Confirmation executed and delivered by [Seller 2][Seller 2-A] and Buyer pursuant to Section 3.01 of the Agreement.  Terms used but not defined herein are as defined in the Agreement.  [Seller 2][Seller 2-A] and Buyer hereby confirm and agree that as of the Purchase Date and upon the other terms specified below, [Seller 2][Seller 2-A] shall sell and assign to Buyer, and Buyer shall purchase from  [Seller 2][Seller 2-A], all of [Seller 2][Seller 2-A]’s right, title and interest in, to and under the Purchased Assets listed in Appendix 1 hereto.

Purchased Assets (including Class and underlying Mortgaged Property):	As described in Appendix 1 hereto

Asset Category:	[Core/Core Plus/Flex]

Recourse amount:	[ ]%

Is this a CMBS Purchased Asset?:	[yes/no]

Market Value:	$[ ]

Applicable Percentage:	[ ]%

Sch. 1(a)-3

Maximum Applicable Percentage:	[ ]%

Purchased Asset Documents:	As described in Appendix 1 hereto

Purchase Date:	[ ] [ ], 20[ ]

Purchase Price:	$[ ]

Pricing Margin:	[ ]%

Repurchase Date:	[ ] [ ], 20[ ]

Seller hereby certifies as follows, on and as of the above Purchase Date with respect to each Purchased Asset described in this Confirmation:

1.                                      All of the conditions precedent in Article 6 of the Agreement have been satisfied.

2.                                      Except as specified in Appendix 1 hereto, Seller will make all of the representations and warranties contained in the Agreement (including Schedule 1 to the Agreement as applicable to the Class of such Asset).

Seller:

[Starwood Property Mortgage Sub-2, L.L.C.

By:
Name:
Title:]

[Starwood Property Mortgage Sub-2, L.L.C.

By:
Name:
Title:]

Sch. 1(a)-4

Buyer:

Acknowledged and Agreed:

Wells Fargo Bank, National Association

By:
Name:
Title:

Sch. 1(a)-5

Appendix 1 to Confirmation

List of Purchased Assets, including, as applicable:

(a)	Transaction Name
(b)	Seller Loan Number
(c)	Class (Whole Loan, Senior Interest, Mezzanine Loan,
Junior Interest or Mezzanine Participation Interest)
(d)	Lien Type
(e)	Property Type
(f)	Property Street Address
(g)	Property City, State, County, Zip Code
(h)	Appraised Value
(i)	Appraisal Firm
(j)	Appraisal Date
(k)	Original Balance
(l)	Seller Origination Balance
(m)	Current Balance
(n)	Amortization
(o)	Balloon Amount
(p)	[Current] Interest Rate
(q)	Spread
(r)	Index (Ex: 1 mo LIBOR; [ ]%)
(s)	Next Interest Change Date
(t)	Next Payment Change Date
(u)	Interest Rate cap
(v)	Current Principal and Interest
(w)	Note Date
(x)	First Payment Due Date to Seller
(y)	Initial Maturity Date
(z)	Extended Maturity Date
(aa)	Current delinquency status
(bb)	Payment Type
(cc)	Payment Frequency
(dd)	Rate Change Frequency
(ee)	Original Principal and Interest
(ff)	Sponsor Name (including first name, if any)
(gg)	Borrowing Entity Name
(hh)	Underlying Borrower Name
(ii)	Open to Prepayment?
(jj)	Prepayment Penalty
(kk)	Current Senior Liens
(ll)	Current Senior Lender

Sch. 1(a)-6

(mm)	DSCR on Prior/Senior Liens
(nn)	Term of Senior Liens
(oo)	Interest Rate of Senior Loans
(pp)	Current DSCR on combined debt
(qq)	Current LTV, including senior liens

[See attached for a description of any exceptions to representations and warranties made by Seller]

Sch. 1(a)-7

EXHIBIT C

FORM OF POWER OF ATTORNEY

September 15, 2016

Know All Men by These Presents, that [STARWOOD PROPERTY MORTGAGE SUB-2, L.L.C.][STARWOOD PROPERTY MORTGAGE SUB-2-A, L.L.C.], a Delaware limited liability company (“Seller”), does hereby appoint WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”), its attorney-in-fact to act in Seller’s name, place and stead in any way that Seller could do with respect to the enforcement of Seller’s rights under the Purchased Assets purchased by Buyer pursuant to the Fifth Amended and Restated Master Repurchase and Securities Contract, dated as of September 15, 2016, among Buyer, Seller and [Starwood Property Mortgage Sub-2, L.L.C.][Starwood Property Mortgage Sub-2-A, L.L.C.] (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”), and to take such other steps as may be necessary or desirable to enforce Buyer’s rights against such Purchased Assets to the extent that Seller is permitted by law to act through an agent.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND SELLER, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

THIS POWER OF ATTORNEY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL SUCH TIME AS ALL OBLIGATIONS OF SELLER AND [STARWOOD PROPERTY MORTGAGE SUB-2, L.L.C.] [STARWOOD PROPERTY MORTGAGE SUB-2-A, L.L.C.] TO BUYER ARE FULLY AND IRREVOCABLY PERFORMED AND SATISFIED.  THIS POWER OF ATTORNEY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

[SIGNATURE PAGE FOLLOWS]

Sch. 1(a)-1

IN WITNESS WHEREOF Seller has caused this Power of Attorney to be executed as a deed on the date first written above.

[STARWOOD PROPERTY MORTGAGE SUB-2, L.L.C., a Delaware limited liability company

By:
Name:
	Title:	]

[STARWOOD PROPERTY MORTGAGE SUB-2-A, L.L.C., a Delaware limited liability company

By:
Name:
	Title:	]

EXHIBIT D

FORM OF CLOSING CERTIFICATE

STARWOOD PROPERTY TRUST, INC.

SECRETARY’S CERTIFICATE

The undersigned, being the Secretary of Starwood Property Trust, Inc., a Maryland corporation (the “Guarantor”), which is the parent of Starwood Property Mortgage Sub-2, L.L.C. (“Seller 2”), a Delaware limited liability company, and Starwood Property Mortgage Sub-2-A, L.L.C. (“Seller 2-A”, and collectively with Seller 2, the “Seller”), a Delaware limited liability company, certifies that he is authorized to execute and deliver this Certificate in the name and on behalf of the Guarantor and the Seller, and further certifies as follows:

1.             The Articles of Incorporation of Guarantor have not been amended or modified since August 14, 2009 and are in full force and effect;

2.             The By-Laws of the Guarantor have not been amended or modified as of the date hereof and are in full force and effect;

3.             Annexed hereto as Exhibit A is a true, correct and complete copy of the Certificate of Good Standing of the Guarantor issued by the Secretary of State of the State of Maryland;

4.             The Certificate of Formation of Seller 2 has not been amended or modified as of the date hereof and is in full force and effect;

5.             The Amended and Restated Limited Liability Company Operating Agreement of Seller 2 has not been amended or modified as of the date hereof, except as modified pursuant to that certain Amendment to Amended and Restated Limited Liability Company Agreement of Seller 2, dated as of February 28, 2011, annexed hereto as Exhibit B, and is in full force and effect;

6.             Annexed hereto as Exhibit C is a true, correct and completely copy of the Certificate of Good Standing of Seller 2 issued by the Secretary of State of the State of Delaware;

7.             Annexed hereto as Exhibit D is a true, correct and complete copy of the Certificate of Formation of Seller 2-A, which Certificate of Formation has not been amended or modified as of the date hereof and is in full force and effect;

8.             Annexed hereto as Exhibit E is a true, correct and complete copy of the Limited Liability Company Operating Agreement of Seller 2-A, which Operating Agreement has not been amended or modified as of the date hereof and is in full force and effect;

9.             Annexed hereto as Exhibit F is a true, correct and completely copy of the Certificate of Good Standing of Seller 2-A issued by the Secretary of State of the State of Delaware;

10.          Annexed hereto as Exhibit G are true, correct and complete copies of the Consents of Starwood Property Mortgage, L.L.C. (“Seller 2 Sole Member”), a Delaware limited liability company, the sole member of Seller 2 and Starwood Property Mortgage BC, L.L.C., (“Seller 2-A Sole Member”) a Delaware limited liability company, authorizing the transactions contemplated by the Repurchase Agreement.  Such consents have been in effect since the date set forth therein and have not been modified or rescinded subsequent to the date thereof;

11.          The Certificate of Formation of the Seller 2 Sole Member has not been amended or modified since September 14, 2009 and is in full force and effect;

12.          The Limited Liability Company Operating Agreement of the Seller 2 Sole Member has not been amended or modified as of the date hereof and is in full force and effect;

13.          Annexed hereto as Exhibit H is a true, correct and completely copy of the Certificate of Good Standing of Seller 2 Sole Member issued by the Secretary of State of the State of Delaware;

14.          Annexed hereto as Exhibit I is a true, correct and complete copy of the Consent of Seller 2-A Sole Member, the sole member of Seller 2-A, authorizing the transactions contemplated by the Repurchase Agreement.  Such consent has been in effect since the date set forth therein and has not been modified or rescinded subsequent to the date hereof;

15.          Annexed hereto as Exhibit J is a true, correct and complete copy of the Certificate of Formation of the Seller 2-A Sole Member, which Certificate of Formation has not been amended or modified as of the date hereof and is in full force and effect;

16.          Annexed hereto as Exhibit K is a true, correct and complete copy of the Limited Liability Company Operating Agreement of the Seller 2-A Sole Member, which Operating Agreement has not been amended or modified as of the date hereof and is in full force and effect;

17.          Annexed hereto as Exhibit L is a true, correct and completely copy of the Certificate of Good Standing of the Seller 2-A Sole Member issued by the Secretary of State of the State of Delaware;

18.          Annexed hereto as Exhibit M is a true, correct and complete copy of the Consent of SPT Real Estate Sub I, LLC, the sole member of the Seller 2 Sole Member, authorizing the transactions contemplated by the Repurchase Agreement.  Such consent has been in effect since the date set forth therein and has not been modified or rescinded subsequent to the date hereof.

IN WITNESS HEREOF, the undersigned has signed this Secretary’s Certificate as of the 15th day of September, 2016.

[ ], Secretary

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

[    ] [  ], 20[  ]

Wells Fargo Bank, National Association
One Wells Fargo Center
301 South College Street
MAC D1053-160, 16th Floor
Charlotte, NC  28288

Attention:

Re:          Fifth Amended and Restated Master Repurchase and Securities Contract dated as of September 15, 2016 (as amended, restated, supplemented or otherwise modified and in effect from time to time the “Agreement”) among Starwood Property Mortgage Sub-2, L.L.C, Starwood Property Mortgage Sub-2-A, L.L.C. (individually and collectively, “Seller”) and Wells Fargo Bank, National Association (“Buyer”)

This Compliance Certificate is furnished pursuant to the above Agreement.  Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the respective meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

(a)           I am a duly elected Responsible Officer of          .

All of the financial statements, calculations and other information set forth in this Compliance Certificate, including in any exhibit or other attachment hereto, are true, complete and correct as of the date hereof.

I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and financial condition of [           ][Seller] during the accounting period covered by the financial statements attached hereto (or most recently delivered to Buyer if none are attached).

The examinations described in the preceding paragraph did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate (including after giving effect to any pending Transactions requested to be entered into), except as set forth below.

Attached as Exhibit 1 hereto are the financial statements required to be delivered pursuant to Section 8.09 of the Agreement (or, if none are required to be delivered as of the date of this Compliance Certificate, the financial statements most recently delivered pursuant to Section 8.09 of the Agreement), which financial statements, to the best of my knowledge after due inquiry, fairly and accurately present in all material respects, the consolidated financial condition and operations of [            ][Seller] and the consolidated results of their operations as of the date or with respect to the period therein specified, determined in accordance with GAAP.

Attached as Exhibit 2 hereto are the calculations demonstrating compliance with the financial covenants set forth in Section 8.07 of the Agreement and in Section 15 of the Guarantee Agreement, each for the immediately preceding fiscal quarter.

To the best of my knowledge, Seller has, during the period since the delivery of the immediately preceding Compliance Certificate, observed or performed all of its covenants and other agreements in all material respects, and satisfied in all material respects every condition, contained in the Agreement and the other Repurchase Documents to be observed, performed or satisfied by it, and I have no knowledge of the occurrence during such period, or present existence, of any condition or event which constitutes an Event of Default or Default (including after giving effect to any pending Transactions requested to be entered into), except as set forth below.

Described below are the exceptions, if any, to the above paragraph, setting forth in detail the nature of the condition or event, the period during which it has existed and the action which the Parent or any Seller has taken, is taking, or proposes to take with respect to such condition or event:

The foregoing certifications, together with the financial statements, updates, reports, materials, calculations and other information set forth in any exhibit or other attachment hereto,  or otherwise covered by this Compliance Certificate, are made and delivered as of                    , 200  .

Name:
Title:

Exhibit 1: Financial Statements

Exhibit 2: Financial Covenant Compliance Calculations

EXHIBIT F

FORM OF ASSIGNMENT AND ACCEPTANCE

1.                                      Reference is made to the Fifth Amended and Restated Master Repurchase and Securities Contract dated as of September 15, 2016 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Agreement”) among Starwood Property Mortgage Sub-2, L.L.C., Starwood Property Mortgage Sub-2-A, L.L.C. (individually and collectively, “Seller”) and Wells Fargo Bank, National Association (“Buyer”).

2.                                      Wells Fargo Bank, National Association (“Assignor”) and                         (“Assignee”) hereby agree as follows:

3.                                      Assignor hereby sells and assigns and delegates, without recourse except as to the representations and warranties made by it herein, to Assignee, and Assignee hereby purchases and assumes from Assignor, an interest in and to Assignor’s rights and obligations under the Agreement as of the Effective Date (as hereinafter defined) equal to the percentage interest specified on Schedule I hereto of all outstanding rights and obligations under the Repurchase Agreement (collectively, the “Assigned Interest”).

4.                                      Assignor:

(a)                                 hereby represents and warrants that its name set forth on Schedule I hereto is its legal name, that it is the legal and beneficial owner of the Assigned Interest and that such Assigned Interest is free and clear of any adverse claim;

(b)                                 other than as provided herein, makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or any of the other Repurchase Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Repurchase Agreement or any of the other Repurchase Documents, or any other instrument or document furnished pursuant thereto; and

(c)                                  makes no representation or warranty and assumes no responsibility with respect to the financial condition of Seller or the performance or observance by the Seller of any of its Obligations.

5.                                      Assignee:

(a)                                 confirms that it has received a copy of the Agreement, the other Repurchase Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;

(b)                                 agrees that it will, independently and without reliance upon the Agent or any Buyer, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Repurchase Agreement;

(c)                                  represents and warrants that its name set forth on Schedule I hereto is its legal name;

(d)                                 agrees that, from and after the Effective Date, it will be bound by the provisions of the Agreement and the other Repurchase Documents and, to the extent of the Assigned Interest, it will perform in accordance with their terms all of the obligations that by the terms of the Repurchase Agreement are required to be performed by it as a Buyer; and

(e)                                  The effective date for this Assignment and Acceptance (the “Effective Date”) shall be the date specified on Schedule I hereto.

6.                                      As of the Effective Date, (a)  Assignee shall be a party to the Agreement and, to the extent of the Assigned Interest, shall have the rights and obligations of Buyer thereunder and (b)  Assignor shall, to the extent that any rights and obligations under the Agreement have been assigned and delegated by it pursuant to this Assignment and Acceptance, relinquish its rights (other than provisions of the Agreement and the other Repurchase Documents that are specified under the terms thereof to survive the payment in full of the Obligations) and be released from its obligations under the Agreement (and, if this Assignment and Acceptance covers all or the remaining rights and obligations of such Assignor under the Agreement, such Assignor shall cease to be a party thereto).

7.                                      Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement for periods prior to the Effective Date directly between themselves.

8.                                      This Assignment and Acceptance and any claim, controversy or dispute arising under or related to or in connection with this Assignment and Acceptance, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.

9.                                      This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed

2

counterpart of Schedule I hereto in Portable Document Format (PDF) or by telecopier or facsimile transmission shall be effective as delivery of an originally executed counterpart of this Assignment and Acceptance.

IN WITNESS WHEREOF, each of Assignor and Assignee have caused Schedule I hereto to be executed by their respective officers thereunto duly authorized, as of the date specified thereon.

3

Schedule I
to
ASSIGNMENT AND ACCEPTANCE

Assignor:  Wells Fargo Bank, National Association

Assignee:

Effective Date:                     , 201

Assigned Purchase Price	$
Aggregate Purchase Price	$
Assigned Buyer Percentage		%
Outstanding Aggregate Purchase Amount	$
Outstanding Buyer Purchase Amount	$

Assignor:

Wells Fargo Bank, National Association, as Assignor
[Type or print legal name of Assignor]

By
Name:
Title:

Dated: , 201

4

Assignee:

, as
Assignee
[Type or print legal name of Assignee]

By
Name:
Title:

Dated: ,

Address for Notices:

5

EXHIBIT G-1

FORM OF ACCOUNT CONTROL AGREEMENT
(Deposit Account and Securities Account)

Account Control Agreement dated as of              , 201  (the “Agreement”), among [Starwood Property Mortgage Sub-2, L.L.C., Starwood Property Mortgage Sub-2-A, L.L.C. and/or applicable pledge agent] (“Secured Party”), [identify underlying borrower] (“Pledgor”), and [identify custodian] (the “Custodian”).

WHEREAS, the Custodian maintains the [escrow and reserve account and securities account] for the benefit of by the Pledgor; and

WHEREAS, pursuant to the terms the [identify security agreement] between Secured Party and Pledgor (as amended from time to time, the “Security Agreement”), Pledgor has granted to Secured Party a security interest in the Collateral Accounts and the Collateral (each as defined below) to secure the obligations of Pledgor described in the Security Agreement; and

WHEREAS, Secured Party, Pledgor and the Custodian are entering into this Agreement to provide for the control of the Collateral;

NOW, THEREFORE, in consideration of the mutual promises set forth herein, it is agreed as follows:

1.                                      Collateral Accounts.  All Collateral (other than cash Collateral) shall be identified and segregated on the Custodian’s books and records under the name “[Name of Pledgor] for the benefit of [Starwood Property Mortgage Sub-2, L.L.C., Starwood Property Mortgage Sub-2-A, L.L.C. and/or applicable pledge agent]” (the “Securities Account”).  The Custodian shall treat all non-cash Collateral as financial assets under Article 8 of the Uniform Commercial Code as in effect from time to time in The State of New York (the “UCC”), and shall credit such Collateral to the Securities Account.  The Custodian  represents that the Securities Account is a “securities account” (as defined in Section 8-501(a) of the UCC).  The Custodian shall identify and segregate in a separate deposit account any cash Collateral and hold it under the name “[Name of Pledgor] for the benefit of [Starwood Property Mortgage Sub-2, L.L.C., Starwood Property Mortgage Sub-2-A, L.L.C. and/or applicable pledge agent]” (the “Deposit Account” and, together with the Securities Account, the “Collateral Accounts”).  The Custodian  represents that the Deposit Account is a “deposit account” (as defined in Section 9-102(a)(29) of the UCC). All Collateral consisting of cash or funds, whether posted as initial Collateral or Collateral in the form of Proceeds (as defined in Section 3 below) shall be held in the Deposit Account.

2.                                      Account Control.

2.1                               Security Interest.  This Agreement is intended by Secured Party and Pledgor to grant “control” of the Collateral Accounts to Secured Party for purposes of perfection of Secured Party’s security interest in such Collateral pursuant to Article 8 and Article 9 of the UCC, and the

Custodian hereby acknowledges that it has been advised of Pledgor’s grant to Secured Party of a security interest in the Collateral Accounts and all financial assets, funds and other property credited thereto or held therein from time to time (collectively, the “Collateral”).  Notwithstanding anything to the contrary in this Agreement, the Custodian will at all times comply with entitlement orders or instructions (within the meaning of Sections 8-102, 9-104 and 9-106 of the UCC) received from Secured Party with respect to the Collateral Accounts, including without limitation instructions directing the disposition of funds held in the Deposit Account, without further consent of the Pledgor or any other person.

2.2                               Control by Pledgor.  Unless and until the Custodian receives written notice from Secured Party pursuant to Section 2.3 below instructing the Custodian that Secured Party is exercising its right to exclusive control over the Collateral Accounts, which notice is substantially in the form attached hereto as Exhibit A (a “Notice of Exclusive Control”) the Custodian shall take all actions with respect to the Collateral in the Collateral Accounts upon the joint instructions of Secured Party and Pledgor.

2.3                               Control by Secured Party.

(i)                                     Secured Party agrees to provide the Custodian, in the form of Exhibit B attached (as may be amended from time to time), the names and signatures of authorized parties who may give notices, instructions, or entitlement orders concerning the Collateral Accounts.  Other means of notice or instruction may be used provided that Secured Party and the Custodian agree to appropriate security procedures.  Upon receipt by the Custodian of a Notice of Exclusive Control, the Custodian shall thereafter follow only the instructions or entitlement orders of Secured Party with respect to the Collateral Accounts and shall comply with any entitlement order or instructions (within the meaning of Sections 8-102, 9-104 and 9-106 of the UCC) received from Secured Party with respect thereto, including without limitation instructions directing the disposition of funds held in the Deposit Account, without further consent of Pledgor or any other person, and Custodian will not comply with entitlement orders or instructions concerning the Collateral originated by Pledgor without the prior written consent of Secured Party.

(ii)                                  The Custodian shall have no responsibility or liability to Pledgor for complying with a Notice of Exclusive Control or complying with entitlement orders or instructions originated by Secured Party concerning the Collateral Accounts.  The Custodian shall have no duty to investigate or make any determination to verify the existence of an event of default or compliance by either Secured Party or Pledgor with applicable law or the Security Agreement, and the Custodian shall be fully protected in complying with a Notice of Exclusive Control whether or not Pledgor may allege that no such event of default or other like event exists.

3.                                      Distributions.  The Custodian shall, without further action by Pledgor or Secured Party, credit to Deposit Account all interest, dividends and other income received by the Custodian on the Collateral (collectively, “Proceeds”) as additional Collateral.

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4.                                      Release of Collateral; Release of Security Interest.

4.1                               Release of Collateral.  Subject to Section 2.3 hereof, Custodian will release all, or any designated portion, of the Collateral held in the Collateral Accounts as soon as reasonably practicable after receiving written instructions or entitlement orders from Secured Party and Pledgor authorizing such release.

4.2                               Release of Security Interest.  Secured Party agrees to notify the Custodian promptly in writing when all obligations of Pledgor to Secured Party secured by the Security Agreement have been fully paid and satisfied (and any commitment of Secured Party to advance further amounts or credit thereunder has been terminated) or Secured Party otherwise no longer claims any interest in the Collateral in the Collateral Accounts, whichever is sooner; at which time the Custodian shall have no further liabilities or responsibilities hereunder and the Custodian’s obligations under this Agreement shall terminate.

5.                                      Duties and Services of Custodian.

(i)                                     Custodian agrees that it is acting as a “securities intermediary,” as defined in Section 8-102(a)(14) of the UCC, with respect to the Securities Account and the Collateral credited thereto.  The Custodian agrees, with respect to the Deposit Account, that it is acting as a “bank,” as defined in Section 9-102(a)(8) of the UCC.

(ii)                                  The Custodian shall have no duties, obligations, responsibilities or liabilities with respect to the Collateral Accounts except as and to the extent expressly set forth in this Agreement.  The Custodian shall not be liable or responsible for anything done or omitted to be done by it in good faith and in the absence of bad faith, negligence or willful misconduct.

(iii)                               Pledgor shall indemnify and hold the Custodian harmless with regard to any losses or liabilities of the Custodian (including reasonable attorneys’ fees) imposed on or incurred by the Custodian arising out of any action or omission of the Custodian under this Agreement, except for any such losses or liabilities caused by the bad faith, negligence or willful misconduct of the Custodian.

6.                                      Force Majeure.  The Custodian shall not be liable for delays, errors or losses occurring by reason of circumstances beyond its control, including, without limitation, acts of God, market disorder, terrorism, insurrection, war, riots, failure of transportation or equipment, or failure of vendors, communication or power supply.  In no event shall the Custodian be liable to any person for indirect, consequential or special damages, even if the Custodian has been advised of the possibility or likelihood of such damages (each, a “Force Majeure Event”); provided, however, that the Custodian shall (i) make reasonably diligent efforts to mitigate the effects of any Force Majeure Event and (ii) resume performance under this Agreement as soon as reasonably possible after the cessation of such Force Majeure Event.

7.                                      Custodian Representations.  The Custodian agrees and confirms, as of the date hereof, and at all times until the termination of this Agreement, that it has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person or entity relating to the Collateral or the Collateral Accounts under which it has agreed to comply with

3

entitlement orders (as defined in Section 8-102(a)(8) of the UCC) or other instructions of such other person or entity.

8.                                      Fees and Expenses of Custodian; Subordination of Security Interest.  Pledgor hereby agrees to pay and reimburse the Custodian for any advances, fees, costs, expenses (including, without limitation, reasonable attorneys’ fees and costs) and disbursements that may be paid or incurred by the Custodian in connection with this Agreement or the arrangement contemplated hereby.  The Custodian agrees that any security interest, lien, encumbrance or other right that the Custodian may have with respect to the Collateral or the Collateral Accounts shall be subordinate to the security interest of Secured Party therein.

9.                                      Notices.  Any notice, instruction, entitlement order or other instrument required to be given hereunder, or requests and demands to or upon the respective parties hereto, shall be in writing and may be sent by hand, or by facsimile transmission, email, telex, or overnight delivery by any recognized delivery service, prepaid or, for termination of this Agreement only, by certified or registered mail, and addressed as follows, or to such other address as any party may hereafter notify the other respective parties hereto in writing:

If to Secured Party, then:

[Starwood Property Mortgage Sub-2, L.L.C., Starwood Property Mortgage Sub-2-A, L.L.C. and/or applicable pledge agent]
[ADDRESS]
Attention:
Facsimile:
Telephone:

If to Pledgor, then:

[NAME OF PLEDGOR]
[ADDRESS]
Attention:
Facsimile:
Telephone:

If to Custodian, then:

[NAME OF CUSTODIAN]
[ADDRESS]
Attention:
Facsimile:
Telephone:

10.                               Amendment.  No amendment or modification of this Agreement will be effective unless it is in writing and signed by each of the parties hereto.

11.                               Termination.  This Agreement shall continue in effect until Secured Party has notified the Custodian in writing that this Agreement is to be terminated.

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12.                               Severability.  In the event any provision of this Agreement is held illegal, void or unenforceable, the remainder of this Agreement shall remain in effect.

13.                               Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to or in connection with this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.

14.                               Headings.  Any headings appearing on this Agreement are for convenience only and shall not affect the interpretation of any of the terms of this Agreement.

15.                               Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement.

16.                               Successors; Assignment.  The Agreement will be binding upon the parties and their respective successors and assigns.  This Agreement may not be assigned without the written consent of all parties, and any attempted assignment in violation this Section 16 shall be null and void.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers or duly authorized representatives as of the date first above written.

[NAME OF PLEDGOR]

By:
Name:
Title:

By:
Name:
Title:

[STARWOOD PROPERTY MORTGAGE SUB-2, L.L.C., STARWOOD PROPERTY MORTGAGE SUB-2-A, L.L.C. AND/OR APPLICABLE PLEDGE AGENT]

By:
Name:
Title:

[NAME OF CUSTODIAN]

By:
Name:
Title:

Exhibit A

[Starwood Property Mortgage Sub-2, L.L.C., Starwood Property Mortgage Sub-2-A, L.L.C.
and/or applicable pledge agent]

Date:

[Name of Custodian]
[Address]
Attn:

RE:                           [Name of Pledgor]

NOTICE OF EXCLUSIVE CONTROL

We hereby instruct you pursuant to the terms of that certain Account Control Agreement dated as of              , 201  (the “Control Agreement”) among the undersigned, [name of underlying borrower] (“Pledgor”), and you, as Custodian, that you (i) shall not follow any instructions or entitlement orders of Pledgor with respect to the Collateral or the Collateral Accounts (as defined in the Control Agreement) held by you for Pledgor, and (ii) unless and until otherwise expressly instructed by the undersigned, shall exclusively follow the entitlement orders and instructions of the undersigned with respect to such Collateral and such Collateral Accounts.

Very truly yours,

[Starwood Property Mortgage Sub-2, L.L.C., Starwood Property Mortgage Sub-2-A, L.L.C. and/or applicable pledge agent]

By:
Authorized Signatory

A-1

Exhibit B

TO

CONTROL AGREEMENT

DATED               , 2010

AUTHORIZED PERSONS FOR [SECURED PARTY].

[Custodian] is directed to accept and act upon notices, instructions or entitlement orders received from any one of the following persons at [Starwood Property Mortgage Sub-2, L.L.C., Starwood Property Mortgage Sub-2-A, L.L.C. and/or applicable pledge agent]:

Name	Telephone/Fax Number	Signature

1.	1. Telephone:	1.
	Facsimile:
2.	2. Telephone:	2.
	Facsimile:
3.	3. Telephone:	3.
	Facsimile:
4.	4. Telephone:	4.
	Facsimile:
5.	5. Telephone:	5.
	Facsimile:

Authorized by:
as authorized agent of [Starwood Property Mortgage Sub-2, L.L.C., Starwood Property Mortgage Sub-2-A, L.L.C. and/or applicable pledge agent]

Name:

Title:

Date:

B-1

FORM OF ACCOUNT CONTROL AGREEMENT
(Securities Account Only)

Account Control Agreement dated as of              , 201  (the “Agreement”), among [Starwood Property Mortgage Sub-2, L.L.C., Starwood Property Mortgage Sub-2-A, L.L.C. and/or applicable pledge agent] (“Secured Party”), [identify underlying borrower] (“Pledgor”), and [identify custodian] (the “Custodian”).

WHEREAS, the Custodian maintains the [escrow and reserve account and securities account] for the benefit of by the Pledgor; and

WHEREAS, pursuant to the terms the [identify security agreement] between Secured Party and Pledgor (as amended from time to time, the “Security Agreement”), Pledgor has granted to Secured Party a security interest in the Collateral Account and the Collateral (each as defined below) to secure the obligations of Pledgor described in the Security Agreement; and

WHEREAS, Secured Party, Pledgor and the Custodian are entering into this Agreement to provide for the control of the Collateral;

NOW, THEREFORE, in consideration of the mutual promises set forth herein, it is agreed as follows:

1.                                      Collateral Account.   All Collateral shall be identified and segregated on the Custodian’s books and records under the name “[Name of Pledgor] for the benefit of [Starwood Property Mortgage Sub-2, L.L.C., Starwood Property Mortgage Sub-2-A, L.L.C. and/or applicable pledge agent]” (the “Collateral Account”).  The Custodian shall treat all Collateral, including without limitation cash, as financial assets under Article 8 of the Uniform Commercial Code as in effect from time to time in The State of New York (the “UCC”), and shall credit the Collateral to the Collateral Account.  The Custodian represents that the Collateral Account is a “securities account” (as defined in Section 8-501(a) of the UCC).

2.                                      Account Control.

2.1                               Security Interest.  This Agreement is intended by Secured Party and Pledgor to grant “control” of the Collateral Account to Secured Party for purposes of perfection of Secured Party’s security interest in such Collateral pursuant to Article 8 and Article 9 of the UCC, and the Custodian hereby acknowledges that it has been advised of Pledgor’s grant to Secured Party of a security interest in the Collateral Account and all financial assets credited thereto from time to time (collectively, the “Collateral”).  Notwithstanding anything to the contrary in this Agreement, the Custodian will at all times comply with entitlement orders (within the meaning of Sections 8-102(a)(8) and 9-106 of the UCC) received from Secured Party with respect to the Collateral Accounts, without further consent of the Pledgor or any other person.

2.2                               Control by Pledgor.  Unless and until the Custodian receives written notice from Secured Party pursuant to Section 2.3 below instructing the Custodian that Secured Party is exercising its right to exclusive control over the Collateral Account, which notice is substantially in the form attached hereto as Exhibit A (a “Notice of Exclusive Control”) the Custodian shall take all actions with respect to the Collateral in the Collateral Account upon the joint instructions of Secured Party and Pledgor.

2.3                               Control by Secured Party.

(i)                                     Secured Party agrees to provide the Custodian, in the form of Exhibit B attached (as may be amended from time to time), the names and signatures of authorized parties who may give notices, instructions, or entitlement orders concerning the Collateral Account.  Other means of notice or instruction may be used provided that Secured Party and the Custodian agree to appropriate security procedures.  Upon receipt by the Custodian of a Notice of Exclusive Control, the Custodian shall thereafter follow only the entitlement orders of Secured Party with respect to the Collateral Account and shall comply with any entitlement order (within the meaning of Sections 8-102(a)(8) and 9-106 of the UCC) received from Secured Party with respect thereto, without further consent of Pledgor or any other person, and Custodian will not comply with entitlement orders or instructions concerning the Collateral originated by Pledgor without the prior written consent of Secured Party.

(ii)                                  The Custodian shall have no responsibility or liability to Pledgor for complying with a Notice of Exclusive Control or complying with entitlement orders originated by Secured Party concerning the Collateral Account.  The Custodian shall have no duty to investigate or make any determination to verify the existence of an event of default or compliance by either Secured Party or Pledgor with applicable law or the Security Agreement, and the Custodian shall be fully protected in complying with a Notice of Exclusive Control whether or not Pledgor may allege that no such event of default or other like event exists.

3.                                      Distributions.  The Custodian shall, without further action by Pledgor or Secured Party, credit to Collateral Account all interest, dividends and other income received by the Custodian on the Collateral as additional Collateral.

4.                                      Release of Collateral; Release of Security Interest.

4.1                               Release of Collateral.  Subject to Section 2.3 hereof, Custodian will release all, or any designated portion, of the Collateral held in the Collateral Account as soon as reasonably practicable after receiving written instructions or entitlement orders from Secured Party and Pledgor authorizing such release.

4.2                               Release of Security Interest.  Secured Party agrees to notify the Custodian promptly in writing when all obligations of Pledgor to Secured Party secured by the Security Agreement have been fully paid and satisfied (and any commitment of Secured Party to advance further amounts or credit thereunder has been terminated) or Secured Party otherwise no longer claims any interest in the Collateral in the Collateral Account, whichever is sooner; at which time the Custodian shall have no further liabilities or responsibilities hereunder and the Custodian’s obligations under this Agreement shall terminate.

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5.                                      Duties and Services of Custodian.

(i)                                     Custodian agrees that it is acting as a “securities intermediary,” as defined in Section 8-102(a)(14) of the UCC, with respect to the Collateral Account and the Collateral credited thereto.

(ii)                                  The Custodian shall have no duties, obligations, responsibilities or liabilities with respect to the Collateral Account except as and to the extent expressly set forth in this Agreement.  The Custodian shall not be liable or responsible for anything done or omitted to be done by it in good faith and in the absence of bad faith, negligence or willful misconduct.

(iii)                               Pledgor shall indemnify and hold the Custodian harmless with regard to any losses or liabilities of the Custodian (including reasonable attorneys’ fees) imposed on or incurred by the Custodian arising out of any action or omission of the Custodian under this Agreement, except for any such losses or liabilities caused by the bad faith, negligence or willful misconduct of the Custodian.

6.                                      Force Majeure.  The Custodian shall not be liable for delays, errors or losses occurring by reason of circumstances beyond its control, including, without limitation, acts of God, market disorder, terrorism, insurrection, war, riots, failure of transportation or equipment, or failure of vendors, communication or power supply.  In no event shall the Custodian be liable to any person for indirect, consequential or special damages, even if the Custodian has been advised of the possibility or likelihood of such damages (each, a “Force Majeure Event”); provided, however, that the Custodian shall (i) make reasonably diligent efforts to mitigate the effects of any Force Majeure Event and (ii) resume performance under this Agreement as soon as reasonably possible after the cessation of such Force Majeure Event.

7.                                      Custodian Representations.  The Custodian agrees and confirms, as of the date hereof, and at all times until the termination of this Agreement, that it has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person or entity relating to the Collateral or the Collateral Account under which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) or other instructions of such other person or entity.

8.                                      Fees and Expenses of Custodian; Subordination of Security Interest.  Pledgor hereby agrees to pay and reimburse the Custodian for any advances, fees, costs, expenses (including, without limitation, reasonable attorneys’ fees and costs) and disbursements that may be paid or incurred by the Custodian in connection with this Agreement or the arrangement contemplated hereby.  The Custodian agrees that any security interest, lien, encumbrance or other right that the Custodian may have with respect to the Collateral or the Collateral Account shall be subordinate to the security interest of Secured Party therein.

9.                                      Notices.  Any notice, instruction, entitlement order or other instrument required to be given hereunder, or requests and demands to or upon the respective parties hereto, shall be in writing and may be sent by hand, or by facsimile transmission, email, telex, or overnight delivery by any recognized delivery service, prepaid or, for termination of this Agreement only, by

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certified or registered mail, and addressed as follows, or to such other address as any party may hereafter notify the other respective parties hereto in writing:

If to Secured Party, then:

[Starwood Property Mortgage Sub-2, L.L.C., Starwood Property Mortgage Sub-2-A, L.L.C. and/or applicable pledge agent]
[ADDRESS]
Attention:
Facsimile:
Telephone:

If to Pledgor, then:

[NAME OF PLEDGOR]
[ADDRESS]
Attention:
Facsimile:
Telephone:

If to Custodian, then:

[NAME OF CUSTODIAN]
[ADDRESS]
Attention:
Facsimile:
Telephone:

10.                               Amendment.  No amendment or modification of this Agreement will be effective unless it is in writing and signed by each of the parties hereto.

11.                               Termination.  This Agreement shall continue in effect until Secured Party has notified the Custodian in writing that this Agreement is to be terminated.

12.                               Severability.  In the event any provision of this Agreement is held illegal, void or unenforceable, the remainder of this Agreement shall remain in effect.

13.                               Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to or in connection with this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.

14.                               Headings.  Any headings appearing on this Agreement are for convenience only and shall not affect the interpretation of any of the terms of this Agreement.

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15.                               Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement.

16.                               Successors; Assignment.  The Agreement will be binding upon the parties and their respective successors and assigns.  This Agreement may not be assigned without the written consent of all parties, and any attempted assignment in violation this Section 16 shall be null and void.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers or duly authorized representatives as of the date first above written.

[NAME OF PLEDGOR]

By:
Name:
Title:

By:
Name:
Title:

[STARWOOD PROPERTY MORTGAGE SUB-2, L.L.C., STARWOOD PROPERTY MORTGAGE SUB-2-A, L.L.C. AND/OR APPLICABLE PLEDGE AGENT]

By:
Name:
Title:

[NAME OF CUSTODIAN]

By:
Name:
Title:

Exhibit A

[Starwood Property Mortgage Sub-2, L.L.C., Starwood Property Mortgage Sub-2-A, L.L.C. and/or applicable pledge agent]

Date:

[Name of Custodian]
[Address]
Attn:

RE:                           [Name of Pledgor]

NOTICE OF EXCLUSIVE CONTROL

We hereby instruct you pursuant to the terms of that certain Account Control Agreement dated as of              , 201  (the “Control Agreement”) among the undersigned, [name of underlying borrower] (“Pledgor”), and you, as Custodian, that you (i) shall not follow any instructions or entitlement orders of Pledgor with respect to the Collateral or the Collateral Account (as defined in the Control Agreement) held by you for Pledgor, and (ii) unless and until otherwise expressly instructed by the undersigned, shall exclusively follow the entitlement orders and instructions of the undersigned with respect to such Collateral and such Collateral Account.

Very truly yours,

[Starwood Property Mortgage Sub-2, L.L.C., Starwood Property Mortgage Sub-2-A, L.L.C. and/or applicable pledge agent]

By:
Authorized Signatory

A-1

Exhibit B

TO

CONTROL AGREEMENT

DATED               ,

AUTHORIZED PERSONS FOR [SECURED PARTY].

[Custodian] is directed to accept and act upon notices, instructions or entitlement orders received from any one of the following persons at [Starwood Property Mortgage Sub-2, L.L.C., Starwood Property Mortgage Sub-2-A, L.L.C. and/or applicable pledge agent]:

Name	Telephone/Fax Number	Signature

1.	1. Telephone:	1.
	Facsimile:
2.	2. Telephone:	2.
	Facsimile:
3.	3. Telephone:	3.
	Facsimile:
4.	4. Telephone:	4.
	Facsimile:
5.	5. Telephone:	5.
	Facsimile:

Authorized by:
as authorized agent of [Starwood Property Mortgage Sub-2, L.L.C., Starwood Property Mortgage Sub-2-A, L.L.C. and/or applicable pledge agent]

Name:

Title:

Date:

EXHIBIT G-2

FORM OF CONTROLLED ACCOUNT AGREEMENT

See attached.

EXHIBIT H

FORM OF GUARANTEE AGREEMENT

See attached.

EXHIBIT I

FORM OF SERVICING AND SUB-SERVICING AGREEMENT

See attached.

EXHIBIT J

FORM OF FUTURE FUNDING CONFIRMATION

[    ] [  ], 20[  ]

Wells Fargo Bank, N.A.
One Wells Fargo Center
301 South College Street
MAC D1053-125, 12th Floor
Charlotte, North Carolina  28202

Attention:  Karen Whittlesey

Re:                             Fifth Amended and Restated Master Repurchase and Securities Contract dated as of September 15, 2016 (as amended, restated, supplemented or otherwise modified and in effect from time to time the “Agreement”), between Starwood Property Mortgage Sub-2, L.L.C. (“Seller 2”), Starwood Property Mortgage Sub-2-A, L.L.C. (“Seller 2-A” and, together with Seller 2, the “Seller”), and Wells Fargo Bank, N.A. (“Buyer”)

Ladies and Gentlemen:

This is a Future Funding Confirmation (as this and other terms used but not defined herein are defined in the Agreement) executed and delivered by [Seller 2] [Seller 2-A]and Buyer pursuant to Section 3.10 of the Agreement.  [Seller 2] [Seller 2-A]and Buyer hereby confirm and agree that as of the Future Funding Date and upon the other terms specified below, Buyer shall advance funds to Seller, or at the request of Seller, to the borrower identified below related to the Purchased Assets identified below.

Seller (please select):	[Seller 2] [Seller 2-A]

Related Purchased Asset:

Market Value:	$

Applicable Percentage:	%

Maximum Applicable Percentage:	%

Purchased Asset Documents:	As described in Appendix 1 hereto

Future Funding Date:	[ ] [ ], 20[ ]

Outstanding principal balance

prior to future advance:	$

Future advance amount to Underlying Obligor:	$

Outstanding principal balance after future advance:	$

Purchase Price prior to Future Funding Amount:	$

Purchase Price after Future Funding Amount:	$

Future Funding Amount:	$

Borrower:

Seller hereby certifies as follows, on and as of the above Future Funding Date with respect to the Purchased Asset described in this Confirmation:

1.                                      All of the conditions precedent in Section 3.10 of the Agreement have been satisfied.

2.                                      Except as specified in Appendix 1 hereto, Seller will make all of the representations and warranties contained in the Agreement (including Schedule 1 to the Agreement as applicable to the Class of such Asset) that it can make with respect to such Asset.

Seller:

[STARWOOD PROPERTY MORTGAGE SUB-2,
L.L.C.]

[STARWOOD PROPERTY MORTGAGE SUB-2-A,
L.L.C.]

By:
Name:
Title:

Buyer:

Acknowledged and Agreed:

Wells Fargo Bank, N.A.

By:
Name:
Title:

Appendix 1

Exceptions to Representations and Warranties

EXHIBIT K

FORM OF CERTIFICATE OF RESPONSIBLE OFFICER OF
[STARWOOD PROPERTY MORTGAGE SUB-2, L.L.C.] [STARWOOD PROPERTY MORTGAGE SUB-2, L.L.C.]

September 15, 2016

Wells Fargo Bank, National Association
One Wells Fargo Center
301 South College Street
MAC D1053-160, 16th Floor
Charlotte, North Carolina  28202

Re:                             Fifth Amended and Restated Master Repurchase and Securities Contract dated as of September 15, 2016 (as amended, restated, supplemented or otherwise modified and in effect from time to time the “Agreement”) among Starwood Property Mortgage Sub-2, L.L.C. [(“Seller”)], Starwood Property Mortgage Sub-2-A, L.L.C. [(“Seller”)] and Wells Fargo Bank, National Association (“Buyer”)

Ladies and Gentlemen:

The undersigned, in his capacity as Responsible Officer (as such term is defined in the Agreement) of Seller, certifies the following to Buyer on behalf of Seller in accordance with Section 6.01(a) of the Agreement:

(b)                                 the representations and warranties contained in Article 7 of the Agreement are true and correct on and as of the date of this certificate;

(c)                                  no Default or Event of Default exists or would result from the execution or performance of the Agreement; and

(d)                                 there has occurred since September 15, 2016, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

[Signature Page Follows]

RESPONSIBLE OFFICER:

Name:
Title:

EXHIBIT L

FORM OF CUSTODIAL AGREEMENT

See attached.

ANNEX 1

BUYER’S LOCATION

Wells Fargo Bank, National Association

One Wells Fargo Center

301 South College Street

MAC D1053-125, 12th Floor

Charlotte, North Carolina  28202

Attention: H. Lee Goins III

SELLER’S LOCATION

Starwood Property Mortgage Sub-2, L.L.C.

Starwood Capital Group

591 West Putnam Avenue

Greenwich, Connecticut 06830

Attention: Andrew Sossen

Starwood Property Mortgage Sub-2-A, L.L.C.

Starwood Capital Group

591 West Putnam Avenue

Greenwich, Connecticut 06830

Attention: Andrew Sossen